Exhibit 10.5
AGREEMENT OF SETTLEMENT
NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE LOCATIONS OF THESE OMISSIONS ARE INDICATED THROUGHOUT THE AGREEMENT BY THE FOLLOWING MARKINGS: [***].
     This Agreement of Settlement (together with all appendices, exhibits, schedules and attachments hereto, the “Agreement”), dated as of this 23rd day of December, 2005, is made by and among; H&R Block, Inc., H&R Block Services, Inc., H&R Block Tax Services, Inc., Block Financial Corp., HRB Royalty, Inc., and H&R Block Eastern Enterprise, Inc., successor to H&R Block Eastern Tax Services, Inc., for themselves and all persons or entities acting on their behalf or at their direction (collectively, the “Settling Defendants”), on the one hand, and Deadra D. Cummins, Ivan and LaDonna Bell, Levon Mitchell, Geral Mitchell, Joyce Green, Lynn Becker, Justin Sevey, Maryanne Hoekman, and Renea Griffith (“Plaintiffs”), on behalf of themselves individually and on behalf of the respective Settlement Classes they seek to represent, as defined in Section II, Paragraph 2, on the other hand (all of the foregoing mentioned in this sentence, the “Parties”). This Agreement is intended by the Settling Parties to fully, finally and forever compromise, resolve, discharge and settle the Released Claims subject to the terms and conditions set forth below.
I. CLAIMS OF THE PARTIES
     1. The Settling Defendants and/or their Affiliates have been involved, together and separately, in facilitating Refund Anticipation Loans (“RALs”) at some point from at least 1992 to the present. A RAL is a patented method by which tax customers, for a fee, can take a loan that is secured by and expected to be repaid from the anticipated proceeds of their tax refunds.
     2. On January 22, 2003, a class action was filed in the Circuit Court of Kanawha

County (the “Court”) against some of the Settling Defendants captioned Deadra D. Cummins, et al. v. H & R Block, Inc., et al. (Civil Action No. 03-C-134) (the “Cummins Action”). A Second Amended Complaint was filed on October 22, 2004. The Second Amended Complaint alleged that the Settling Defendants, among others, violated the West Virginia credit service organization statute, W. Va. § 46A-6C-1 et seq., breached fiduciary duties to the plaintiffs, violated the West Virginia Consumer Credit and Protection Act, breached their contractual obligations to plaintiffs and were unjustly enriched. On December 30, 2004, the Court appointed Ms. Cummins, Ivan Bell and LaDonna Bell as class representatives and Brian Glasser of Bailey & Glasser, LLP, class counsel (“Coordinating Counsel”). The Court certified a class in the Cummins Action that included all West Virginia residents who obtained Refund Anticipation Loans through any “H&R Block” office in West Virginia from January 1, 1994 to December 31, 2004, as to all claims contained in the plaintiffs’ Second Amended Complaint. A copy of the class certification order is attached as Exhibit A.
     3. On June 13, 1995, a class action was filed in the Circuit Court of Mobile City, Alabama against some of the Settling Defendants captioned as Mitchell v. H&R Block, Inc. et al., Case No. CV-95-2067 (Circuit Court of Mobile City, Ala.) (the “Mitchell Action”). The plaintiffs allege that certain of the Settling Defendants herein breached fiduciary duties to plaintiffs, breached their contractual obligations to plaintiffs and were unjustly enriched by offering RALs. On July 11, 2003, the Court appointed Levon Mitchell and Geral Mitchell as class representatives. The Court appointed Steve Martino, W. Lloyd Copeland of Taylor, Martino & Hedge, PC; Michael B. Hyman of Much, Shelist, Freed, Denenberg, Ament & Rubenstein; and Steven E. Angstreich of Levy, Angstreich, Finney, Baldante, Rubenstein and Coren, P.C., as class counsel in the Mitchell Action. The Court certified two classes in the

Mitchell Action as follows (i) Breach of Fiduciary Duty/Unjust Enrichment Subclass: all individuals who obtained Refund Anticipation Loans from June 13, 1993 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge; (ii) Breach of Contract Subclass: all individuals who obtained Refund Anticipation Loans from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge. A copy of the class certification order is attached as Exhibit B. The Mitchell Action has not been set for trial. A class certification ruling is on appeal.
     4. On July 14, 1997, a class action was filed in the Circuit Court of Baltimore City, Maryland against some of the Settling Defendants captioned as Green v. H&R Block, Inc. et al., Case No. 97195023/CC411 (Circuit Court of Baltimore City, Maryland) (the “Green Action”). The plaintiff alleges that certain of the Settling Defendants herein violated the Maryland Consumer Protection Act, engaged in fraudulent concealment and negligent misrepresentations, and breached fiduciary duties and duties of good faith and fair dealing allegedly owed to plaintiff by offering RALs. On May 19, 2000, the Court appointed Joyce A. Green as class representative. The Court appointed Charles J. Piven of Baltimore, Maryland; Steve Martino, W. Lloyd Copeland of Taylor, Martino & Hedge, PC; Michael B. Hyman of Much, Shelist, Freed, Denenberg, Ament & Rubenstein; Steven E. Angstreich of Levy, Angstreich, Finney, Baldante, Rubenstein and Coren, P.C.; and Roger Kirby of Kirby, McInerney & Squire as class counsel in the Green Action. Through the original order, and an order modifying the class definition on July 10, 2002, the Court certified a class of all persons whose income taxes were prepared at any “H&R Block” office or facility in Maryland who obtained a RAL at any time from January 1,

1992 to December 31, 1996, and did not later apply for and receive a RAL through an application that contained a retroactive arbitration clause. A copy of the class certification order, and the order modifying it, are attached, collectively, as Exhibit C. The Green Action has been set for trial in May 2006.
     5. On March 19, 2004, a class action was filed in the Court of Common Pleas for Summit County, Ohio against some of the Settling Defendants captioned as Becker v. H&R Block, Inc., Case No. 5:04-cv-01074-CAB (N.D. Ohio) (removed from Summit County (Ohio) Court of Common Pleas) (the “Becker Action”). Plaintiff Lynn Becker alleges that some of the Settling Defendants herein violated the Ohio credit services organization statute and the Ohio Consumer Protection Act. The plaintiff purports to represent a class of Ohio residents who, from March 19, 2000 to present, obtained a RAL through any “H&R Block” office in Ohio. Plaintiff’s Motion to Remand, and Defendants’ motion to dismiss and Defendants’ motion to compel arbitration, are pending and unresolved as of the date of this Agreement.
     6. The cases identified in paragraphs 2 through 5 will be referred to in this Agreement collectively as “the Settling Cases.” The plaintiffs in the Settling Cases will be referred to collectively as “Plaintiffs.”
     7. This Settlement Agreement encompasses four distinct Settlement Classes. To simplify settlement administration and obtain economies of scale the parties negotiated uniform elements of settlement which apply to all of the Settlement Classes, as well as class specific elements.
     8. The parties have consolidated these uniform and class specific elements within this Settlement Agreement. Plaintiffs will similarly submit consolidated filings upon application for preliminary and final approval.

     9. Plaintiffs will jointly move for leave to file a Consolidated and Amended Complaint in the Circuit Court of Kanawha County, West Virginia, with such request for leave to file being expressly conditioned upon the concurrent entry of an order granting preliminary approval of this Agreement (the “Preliminary Approval Order” described below in Section X), which order will provide that in the event that the Circuit Court determines not to grant final approval of this Agreement or of any respective settlement class it contains, such Consolidated and Amended Complaint or affected portion thereof will be stricken (i) concurrently with any order rejecting approval of this Agreement or of any respective settlement class it contains, or (ii) in the event that the Circuit Court grants final approval of this Agreement or of any respective settlement class it contains but such final approval order is subsequently reversed or modified on appeal, concurrently with any order remanding the case to the Circuit Court, in either case without the need for any further order of the Circuit Court. This Agreement will be presented for preliminary review and approval in the Circuit Court simultaneously with the request for leave to file the proposed Consolidated and Amended Complaint. The Settling Defendants consent to the filing of the proposed Consolidated and Amended Complaint subject to all applicable conditions herein, including the striking thereof or any affected portion thereof in the event that the Settlement does not become final with respect to any settlement class for any reason.
     10. With respect to Settling Cases pending in other courts, the parties to those respective cases will inform their respective courts of the existence of this Agreement and hereby consent to the respective courts either placing the cases on the inactive docket, staying discovery or otherwise taking whatever action such courts find best serves the efficient administration of justice while this proposed settlement is being reviewed for approval.
     11. Over the past several years, Class Counsel have conducted an investigation of the facts, including reviews of over 300,000 of the Settling Defendants’ relevant documents and more than 50 depositions of the Settling Defendants’ representatives, and analyzed the relevant legal issues. While Plaintiffs and Class Counsel believe that the claims asserted in their respective complaints have merit, they have also examined the benefits to be obtained under the proposed settlement and have considered the costs, risks and delays associated with the continued prosecution of this time-consuming litigation and the likely appeals of any rulings in favor of either Plaintiffs or the Settling Defendants. Plaintiffs desire to resolve the claims asserted against the Settling Defendants.
     12. Plaintiffs and their Class Counsel believe that, in consideration of all the circumstances and after prolonged and serious arms-length settlement negotiations with counsel for the Settling Defendants, the proposed settlement embodied in this Agreement is fair, reasonable, adequate and in the best interests of the Settlement Class.
     13. The Settling Defendants have vigorously denied, and continue to deny, all liability with respect to any and all of the facts or claims alleged in the complaints filed in the Cummins, Mitchell, Green and Becker actions, deny that they engaged in any wrongdoing, deny that they acted improperly in any way, and deny any liability to Plaintiffs, any member of the Settlement Class, or any third party. The Settling Defendants nevertheless desire to settle Plaintiffs’ claims on the terms and conditions set forth in this Agreement solely for the purpose of avoiding the burden, expense, risk and uncertainty of continuing the proceedings in currently pending actions, and for the purpose of putting to rest all controversies among the Parties. In no event is this Agreement to be construed as, or is to be deemed evidence of, an admission or concession on the part of the Settling Defendants or Released Parties (as defined herein) with respect to: any claim by Plaintiffs and the Settlement Class; any fault, liability, wrongdoing or damage; the merits of any defenses that the Settling Defendants asserted; or the propriety of class certification of the Settlement Class if the Action were to be litigated rather than settled.
     14. Mediation in the Cummins action was initially unsuccessful in February 2004. In the Summer of 2005, Class Counsel began to explore the possibility of further mediation. Thereafter, Class Counsel and counsel for the Settling Defendants commenced formal settlement negotiations on August 15, 2005, that took place in face-to-face mediation sessions with Thomas Meites, a mediator suggested to the Parties by United States District Judge Elaine Bucklo, the presiding judge in Carnegie v. Household International et al., 98 C 2178 (N.D. Ill.) (the “Carnegie Action”), a separate case not affected by this proposed Agreement, with mediation sessions conducted on August 15, 16, 29 and September 8, 2005. The Parties thereafter conducted extensive arms’-length negotiations in numerous negotiation sessions.
     15. The Parties intend that the proposed settlement embodied in this Agreement resolve all the claims and disputes between Plaintiffs, Settlement Class Members, the Settling Defendants, and all Released Parties with respect to the Released Claims.
II. DEFINITIONS
     In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement and all its Appendices or Exhibits, the following terms shall have the meanings as set forth below.
     1. “Administration” or “Administration Costs” means the act of, and the costs associated with, administering the settlement, including but not limited to maintaining an e-filing process for claims of class members, processing paper claims forms, responding to class member inquiries, dealing with disputes from class members, distributing checks to class members, preparing and disseminating reports to class counsel about administrative issues, and post-

distribution settlement administration and related activities. Administration Costs do not include Notice Costs.
     2. “Administrator” means the third party administrator to be hired by the Parties through competitive bidding to handle all or parts of Notice and Administration.
     3. “Affiliates” means (i) all past, present or future persons or entities of any kind controlling, controlled by, or under common ownership with any of the Settling Defendants and their respective predecessors and successors, including without limitation any parent companies, subsidiaries, sister companies, or divisions, and (ii) any and all persons or entities acting on behalf of or at the direction of any of the foregoing, including but not limited to any franchisee of any Settling Defendant.
     4. “Class Counsel” means and includes the following:

Steven E. Angstreich, Esq.
Michael Coren, Esq.
Carolyn C. Lindheim, Esq.	Daniel Hume, Esq.
Levy Angstreich Finney Baldante	Kirby Mclnerney & Squire. LLP
Rubenstein & Coren, P.C.	830 Third Avenue, 10th Floor
1616 Walnut Street, 5th Floor	New York, NY 10022
Philade lphia, PA 19103	Fax: 212-751-2540
Fax: 215-545-2642	Counsel to the State Law Class
Counsel to the Green/Mitchell Class

Ronald L. Futterman, Esq.	Michael B. Hyman, Esq.
Michael I. Behn, Esq.	William H. London, Esq.
William W. Thomas, Esq.	Much Shelist Freed Denenberg
Futterman & Howard, Chtd.	Ament & Rubenstein, P.C.
122 South Michigan Avenue-Suite 1850	191 North Wacker, Suite 1800
Chicago, IL 60603	Chicago, IL 60606
Fax: 312-427-1850	Fax: 312-521-2100
Counsel to the State Law Class	Counsel to the State Law Class

Brian A. Glasser, Esq.	Steven A. Martino, Esq.
H. F. Salsbery, Esq.	Frederick T. Kuykendall, III, Esq.
John Barrett, Esq.	W. Lloyd Copeland, Esq.
Eric Snyder, Esq.	Taylor, Martino & Kuykendall
Bailey & Glasser, LLP	51 St. Joseph Street

227 Capitol Street	Mobile, AL 36602
Charleston, West Virginia 25301	Fax: 251-405-5080
Fax: 304-342-1110	Counsel to the Green/Mitchell Class
Counsel to the West Virginia Class
and Coordinating Counsel

John Roddy, Esq.	Ronald Frederick, Esq.
Gary Klein, Esq.	Ronald Frederick & Associates, LLC
Elizabeth Ryan, Esq.	55 Public Square, Suite 1300
Roddy Klein & Ryan	Cleveland, Ohio 44113
727 Atlantic Avenue, 2nd Floor	Counsel to the Becker Class
Boston, Massachusetts 02111	Fax: 216-781-1749
Fax: 617-357-5030
Counsel to the Becker Class

Charles J. Piven, Esq.
Law Offices of Charles J. Piven, P.A.
The World Trade Center — Baltimore
401 East Pratt Street, Suite 2525
Baltimore, Maryland 21202
Fax: 410-685-1300
Counsel to the Green/Mitchell Class
     5. “Coordinating Counsel” means Brian Glasser and Bailey & Glasser, LLP.
     6. The “Effective Date” for purposes of the Settlement shall be five (5) business days after the latest of the following dates: (a) the date upon which the time to commence an appeal of the Final Order has expired, if no one has commenced any appeal or writ proceeding challenging the Final Order; or (b) the date the Final Order has been affirmed on appeal or writ review (or the appeal or writ petition has been dismissed), and the time within which to seek further review has expired. Notwithstanding the foregoing, the Settling Defendants may, within their sole discretion, declare an earlier Effective Date, namely, any date after the Final Order is entered.
     7. “Excluded Claims” means, collectively, (i) all claims, including claims made pursuant to authorizations to amend the operative complaints, asserted in Marshall v. H&R Block, Inc., No. 02-L-04 (Circuit Court for the Third Judicial Circuit, Madison County, Illinois)

and Soliz v. H&R Block, Inc., Cause No. 03-032-D (District Court for Kleberg County, Texas) arising from or related to the Settling Defendants’ “Peace of Mind” product; (ii) all claims, including claims made pursuant to authorizations to amend the operative complaints, asserted in Marshall v. H&R Block, Inc., No. 03-L-576 (Circuit Court for the Third Judicial Circuit, Madison County, Illinois); McNulty et al. v. H&R Block, Inc, No. 2002 CV 4654 (Court of Common Pleas, Lackawanna County, Pennsylvania); and Soliz v. H&R Block, Inc., Cause No. 03-199-D (District Court for Kleberg County, Texas) arising from or related to electronic filing fees; (iii) all claims for RICO violations or breach of contract asserted by members of the class pending and certified for merits trial in Carnegie v. Household International et al., 98 C 2178 (N.D. Ill.) (the “Carnegie Action”) as of the Effective Date, including such RICO and breach of contract claims of persons who are also members of the classes certified in the Green Action and the Mitchell Action; (iv) all individual claims of Lynne Carnegie currently pending in Carnegie v. H&R Block, Inc., 96/606129 (Supreme Court of the State of New York, County of New York) as of the Effective Date; (v) all claims pending in Basile v. H&R Block, Inc., Case No. 93043245 (Court of Common Pleas for Philadelphia County) as of the Effective Date; (vi) claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and (vii) any and all claims to enforce the terms and conditions of this Agreement.
     8. “Final Order” means the Final Order of Judgment and Dismissal to be entered if the Circuit Court grants final approval to this settlement as proposed on behalf of one or more of the Settlement Classes, substantially in the form of Exhibit D.
     9. “Notice” means the notice to the members of the respective Settlement Classes,

approved by the Court in the Preliminary Approval Order.
     10. “Notice Costs” means the entire cost of providing the notice to all such Settlement Class Members, including the Cummins Settlement Class, ordered by the Court for mail and publication substantially conforming to the proposed notice plan set forth in Section X, Paragraph 3. Notice Costs further includes all the costs associated with compiling the database of members of the Settlement Classes, preparing the database of members of the Settlement Classes, printing the mailed notice, printing the claims forms, mailing the notice and claims form by means of first class mail, and the cost of developing and maintaining a central website containing materials about the Settlement Agreement. This cost will be borne by the Settling Defendants. The database to be utilized for purposes of the initial mailing of notice will be the database previously updated as of August 2005 by Analytics, Inc.
     11. “Preliminary Approval Order” means the order to be entered if the Circuit Court grants preliminary approval of this Agreement and certifies the Settlement Classes for settlement purposes only, substantially in the form attached as Exhibit E.
     12. “RAL” is a Refund Anticipation Loan.
     13. “Released Claims” includes any claims, Unknown Claims as defined herein, rights, demands, obligations, actions, causes of action, suits, cross-claims, matters, issues, liens, contracts, liabilities, agreements, costs, expenses of any nature by the Plaintiffs and Settlement Class Members against the Released Parties arising out of, or in connection with, or in any way related to any RAL transaction. This includes any activity engaged in or any services performed directly or indirectly in connection with any RAL, including but not limited to tax preparation, electronic filing, RAL document preparation or related services, RAL contractual commitments, RAL advertisements or RAL solicitations, money collected in connection with a RAL, RAL related fees, RAL license fees, RAL participation interest revenue, and the RAL waiver fee, or other policies or procedures relating to any RAL made within the Settlement Class Period, whether for damages, fines, punitive damages, exemplary damages, penalties, restitution, disgorgement, or any declaratory, injunctive or any other equitable relief of any kind, whether based on any federal or state statute, regulation or common law theory (specifically including but not limited to claims for fraudulent misrepresentation or omission, state consumer protection or fraud laws, TILA, RICO, credit service organization statutes, breach of fiduciary duty, agency, loan broker, unjust enrichment and/or breach of contract). Notwithstanding the foregoing, “Released Claims” specifically excludes the “Excluded Claims” described in Section II, paragraph 7.
     14. “Released Parties” means, collectively, H&R Block, Inc., H&R Block Services, Inc., H&R Block Tax Services, Inc., Block Financial Corp., HRB Royalty, Inc., H&R Block Eastern Enterprise, Inc., successor to H&R Block Eastern Tax Services, Inc., all direct or indirect franchise or sub-franchise offices operating under the trade name of “H&R Block,” and (a) any and all of their respective past and present parent companies, subsidiaries, divisions, affiliates, franchises, predecessors, successors, and assigns; (b) their respective present and former general partners, limited partners, principals, members, directors and their attorneys, officers, employees, stockholders, owners, agents, insurers, reinsurers, attorneys, the representatives, heirs, executors, personal representatives, administrators, trustees, transferees and assigns of any of them; and (c) all persons or entities acting on behalf or at the direction of any of the foregoing. “Released Parties” shall be deemed to include Melanie Lester, Jason Brown, Bobby Hague, Robert Heckert, Cynthia Lantz, Clarence E. Miller, Carla R. Lewis, and Debra Riggleman, who were named defendants in the Cummins Action, regardless of whether they are named in the Consolidated and Amended Complaint.
     15. The “Settlement Class” or “Settlement Classes” as the context may require, includes the following classes:
          (a) State Law Class: All residents of the several jurisdictions identified in the chart attached as Exhibit F who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through the date of this Agreement;
          (b) West Virginia Class: All West Virginia residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 1994 through the date of this Agreement .
          (c) Becker Class: All Ohio residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through the date of this Agreement.
          (d) Mitchell/Green Class: All Maryland residents who applied for and obtained a RAL at any H&R Block office in Maryland from January 1, 1992 through December 31, 1996 and did not thereafter apply for and obtain a RAL subject to an arbitration provision and all individuals who obtained a RAL from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge.
          (e) Excluded from the Settlement Class are current or former directors or officers of the Settling Defendants and their counsel.
     16. “Settlement Class Members” or “Members of the Settlement Classes” as the context may require, means all persons who are included in the class definitions in Paragraph 14, above, and who do not validly and timely elect exclusion from the Settlement Class pursuant to W. Va. R. Civ. P. 23 and under the conditions and procedures as determined by the Court.
     17. “Settlement Class Period” means the time periods associated with each Settlement Class.
     18. “Unknown Claims” means all claims arising out of facts relating to any matter covered by the Released Claims, which in the future are or may be found to be other than or different from the facts now believed to be true, so that each person or entity so affected shall be deemed to have expressly waived all of the rights and benefits of any provision of the law, either state or federal, providing that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor, including without limitation § 1542 of the California Civil Code, which reads as follows:
Section 1542. General Release: extent. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
All persons or entities providing releases under this Agreement, including all Settlement Class

Members, upon the Effective Date shall be deemed to have, and by operation of the Final Order shall have, waived any and all provisions, rights or benefits conferred by § 1542 of the California Civil Code or any comparable law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to § 1542 of the California Civil Code. All persons or entities providing releases under this Agreement may hereafter discover facts other than or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but such person or entity, upon the Effective Date, shall be deemed to have, and by operation of the Final Order in the Action shall have, fully, finally, and forever settled and released any and all such claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.
III. CERTIFICATION OF CLASS FOR SETTLEMENT PURPOSES ONLY
     For settlement purposes only, the Parties agree that, as part of the preliminary approval process, the Court may make preliminary findings and enter an order granting provisional certification of the respective Settlement Classes subject to final findings and certification in the Final Order, and appointing both Plaintiffs and Class Counsel as representatives of the proposed Settlement Classes. For settlement purposes only, the respective Settlement Classes are certified pursuant to Rule 23(b)(3) of the West Virginia Rules of Civil Procedure. The Settling Defendants do not consent to certification of the respective Settlement Classes, or to the filing of the proposed Consolidated and Amended Complaint, for any purpose other than to effectuate the settlement of the actions and claims identified in this Agreement. If one or more of the Settlement Classes contained in this Agreement is not approved by the Court or is terminated pursuant to its terms or for any other reason, or is disapproved in a final order by any court of competent jurisdiction, (a) the order certifying the disapproved Settlement Class and all preliminary and/or final findings or stipulations regarding certification of such disapproved Settlement Class shall be automatically vacated upon notice to the Court of that portion of this Agreement’s termination or disapproval and in such instance, the disapproved Settlement Class shall proceed as indicated: (i) the Cummins Action may proceed with the West Virginia merits class previously certified by the Court as of December 30, 2004, and as though the Settlement Class had never been certified and any related findings or stipulations pursuant to this agreement had never been made; or (ii) the Mitchell Action may proceed with the merits class previously certified by the court as of July 11, 2003, including the appeal of class certification, and as though the Settlement Class had never been certified and any related findings or stipulations had never been made; or (iii) the Green Action may proceed with the merits class previously certified by the court as of May 19, 2000, and as though the Settlement Class had never been certified and any related findings or stipulations had never been made; and (b) the Plaintiffs will withdraw their motion for leave to file the proposed Consolidated and Amended Complaint in its present form and, if already filed, portions of the Consolidated and Amended Complaint related to the disapproved Settlement Class will be stricken pursuant to the terms of the order related to its filing; and (c) the Parties reserve all procedural or substantive rights as presently exist, including all affirmative defenses, in all RAL litigation pending as of the date of execution of this Agreement, including but not limited to, the Becker Action and Basile v. H&R Block, No. 9304-3246 (Court of Common Pleas for Philadelphia County, Pennsylvania).

IV. SETTLEMENT CONSIDERATION
     1. ECONOMIC RELIEF.
          (a) The Settling Defendants will contribute up to $62.5 million in cash, by wire transfer, to be used for purposes of making payments to Settlement Class Members (the “Settlement Fund”), paying for all attorneys’ fees and costs to Class Counsel, and covering service awards to representative Plaintiffs. This is substantially an “all-in” payment.
          (b) The Settlement Fund will be held in one account, the interest on which account will accrue first to the benefit of the Settlement Fund. The account will be held at a major bank agreed to by the Coordinating Counsel and Counsel for the Settling Defendants and approved by the Court and shall be under the joint control of the Settling Defendants and Coordinating Counsel.
          (c) The Settling Defendants will not be required to make any additional payments to or on behalf of the Settlement Class Members for any purpose whatsoever, except for the Notice Costs substantially conforming to the proposed notice plan set forth in Section X, Paragraph 3, which shall be paid separately by the Settling Defendants.
          (d) Each Settlement Class Member who submits a timely, proper and undisputed Claim Form as defined in Section XII, Paragraph 1 (a “Valid Claim”) will be entitled to a payment from the Settlement Fund for each RAL that he or she obtained by or through the Settling Defendants or their Affiliates for their claim. As provided in Section IV, Paragraph 1(g), the amount paid to individual Settlement Class Members will be calculated on a pro-rata basis (based on each Settlement Class Member’s total claim for all RALs previously obtained during the respective Settlement Class Member’s Settlement Class Period) from the cash funds remaining in the Settlement Fund after deduction for all items to be paid for from the Settlement

Fund under this Agreement, including Administration Costs, service fees, and attorneys’ fees and costs awarded to Class Counsel. Notwithstanding the foregoing, if a Settlement Class Member has previously released his or her claims for any RAL or RALs covered by any prior individual or class settlement with any of the Settling Defendants, such person cannot recover any further cash payment from the Settlement Fund with respect to such settled RAL or RALs under the terms of this Paragraph, but he or she will still be entitled to receive payments under the terms of this Paragraph solely with respect to any other non-settled RALs he or she may have obtained, on the same terms and conditions as applicable to other Settlement Class Members.
          (e) In the event that a RAL was issued to joint borrowers and a Valid Claim is submitted with respect to such RAL, such couple or joint interest shall be treated as one Settlement Class Member for all purposes under this Agreement; provided, however, that if the joint borrowers are contesting the entitlement of the other to the settlement consideration, each joint borrower will be entitled to one half of the settlement consideration with respect to such RAL. Settlement Class Members who are joint RAL borrowers waive any and all claims against the Settlement Administrator and the Released Parties with regard to payments made to joint RAL borrowers.
          (f) The Settling Defendants will contribute the amount required to the Settlement Fund no later than 31 days after the Court’s entry of the Final Order, or the Effective Date, whichever occurs first. No payments will be made to or on behalf of the Settlement Class Members until at least 60 days after the Effective Date. In the event that the settlement does not become final and the Effective Date does not occur for any reason, this amount, together with all accrued interest, shall promptly be returned to the Settling Defendants by either transfer of the ownership of the account or wire transfer.

          (g) The Settlement Fund shall be distributed to class members as follows: (i) $32.5 million of the Settlement Fund shall be paid as attorneys’ fees and costs to Class Counsel in the West Virginia Cummins Class, service awards to representative Plaintiffs in the West Virginia Cummins Class, pro rata Administration Costs of the Settlement Fund attributable to the West Virginia Class, and further consideration to members of the West Virginia Class not to exceed $175 per RAL (after attorneys’ fees and expenses and Administration Costs attributable to West Virginia) on a pro rata basis; and (ii) a total of up to $30 million of the Settlement Fund shall be paid to members of the other classes in this action as attorneys’ fees and costs for their Class Counsel, service awards to representative Plaintiffs in such other classes, pro rata Administration Costs of the Settlement Fund attributable to these other classes, and further consideration on a pro rata basis to such other class members in the amounts outlined on the chart attached as Exhibit F. A class member’s right to a settlement payment pursuant to this Agreement is a conditional right that terminates if a class member to whom the Administrator mailed a settlement payment fails to cash his or her check within six months of its mailing date. In such case the check shall be null and void (the checks shall be stamped or printed with a legend to that effect) and the Administrator and the Parties shall have no further obligation under the terms of this Agreement to make payment to such class member, with such amount reverting to the Settlement Fund effective immediately upon the expiration of such six-month period. The Administrator will provide to Coordinating Counsel and counsel for the Settling Defendants and Coordinating Counsel will file with the Court a final accounting of the Settlement Funds within 30 days after the latest date upon which class members’ checks expire.
          (h) In the event that there are any residual amounts that remain in the Settlement Fund after the Effective Date and distribution pursuant to the terms of this

Agreement, the remaining amounts in the Settlement Fund shall be distributed to a charity or charities or scientific or educational organizations pursuant to Section 501(c)(3) of the Internal Revenue Code jointly proposed by the Plaintiffs and Settling Defendants and approved by the Court. The Plaintiffs and Settling Defendants propose the West Virginia University College of Law. If that proposal is disapproved and the parties are unable to reach agreement on another proposed charity, then the Court shall designate a charitable organization to which the remaining amounts of the Settlement Fund shall be distributed.
V. REPRESENTATIONS, WARRANTIES AND CONFIRMATORY DISCOVERY
     1. Settling Defendants represent and warrant that, to the best of their knowledge and based in reliance on data obtained from Analytics Inc. and the RAL lenders, no more than 15,700,000 RALs are attributable to members of the Settlement Class (excluding only the RALs attributable to the West Virginia Class). Should confirmatory discovery or other information prove the stated number of RALs inaccurate, Settling Defendants shall increase the Settlement Fund by a proportional amount equal to the ratio between the total number of RALs and 15,700,000.
     2. Settling Defendants further represent and warrant that, to the best of their knowledge and based in reliance on data obtained from Analytics Inc. and the RAL lenders, no more than 1,585,000 RALs are attributable to members of the Becker Class. Should confirmatory discovery or other information prove the stated number of RALs inaccurate, Settling Defendants shall increase the Settlement Fund attributable to the Becker Class by a proportional amount equal to the ratio between the total number of RALs in Ohio and 1,585,000.
     3. Settling Defendants further represent and warrant that, to the best of their knowledge and based in reliance on data obtained from Analytics Inc. and the RAL lenders, no more than 560,000 RALs are attributable to members of the Mitchell/Green Class. Should confirmatory discovery or other information prove the stated number of RALs inaccurate, Settling Defendants shall increase the Settlement Fund attributable to the Mitchell/Green Class by a proportional amount equal to the ratio between the total number of RALs in the Mitchell and Green cases and 560,000.
     4. Prior to the date set for the preliminary approval hearing, the Settling Defendants provided Class Counsel with a summary of the number of Settlement Class members in each jurisdiction covered by this Agreement and the number of RALs within each such jurisdiction obtained within the applicable class period. Prior to mailing any notice, Settling Defendants will provide to Class Counsel an affirmation that the database has been checked against the National Change of Address (NCOA) database.
     5. Settling Defendants represent and warrant that (i) all “Peace of Mind” related cases involving a class allegation with which they have been served or of which they are aware as of the date of this Agreement, and (ii) all electronic filing related cases involving a class allegation with which they have been served or of which they are aware as of the date of this Agreement have been excluded from this Agreement, by name, in the definition of Excluded Claims.
     6. Settling Defendants represent and warrant that all RAL-related cases involving a class allegation with which they have been served or of which they are aware as of the date of this Agreement are either specifically identified in the Agreement and thereby proposed for settlement or specifically excluded from this Agreement, by name, in the definition of Excluded Claims.
     7. Subsequent to preliminary approval of this settlement, Coordinating Counsel may conduct confirmatory discovery sufficient to assure that (1) the Settling Defendants’ representations and warranties that the Settlement Class encompasses a maximum of 15,700,000 RALs are accurate; (2) the Settling Defendants’ representations and warranties that the Becker Class encompasses a maximum of 1,585,000 RALs are accurate; (3) the Settling Defendants’ representations and warranties that the Mitchell/Green Class encompasses a maximum of 560,000 RALs are accurate and (4) Class Members have been properly identified. Coordinating counsel will accept affidavits as to these subjects, and will conduct depositions only if the affidavits are insufficient and Settling Defendants are unwilling or unable to supplement such affidavits to address deficiencies identified by Coordinating Counsel. If a deposition(s) is conducted, Settling Defendants will produce a knowledgeable person with respect to the three topics described above.
VI. BUSINESS PRACTICES
     1. Subject to the terms of this Agreement and all applicable state or federal law, for the period from the date of this Agreement until two years following the date of entry of a Final Order, (the “Time Period”) in connection with any RAL transaction, the Settling Defendants and/or their Affiliates shall (a) substantially conform to the business practices set forth in Appendix A to this Agreement, and (b) use RAL applications, agreements and other RAL forms in substantially the form attached as Appendix B (the “RAL Forms”). So long as any of the Settling Defendants and/or their Affiliates do not knowingly and materially fail to conform to such business practices or use such RAL Forms during such Time Period, Plaintiffs and all Settlement Class Members agree to release any Released Claims or other claims or actions for money damages or equitable relief that they may have or be entitled to assert hereafter against such entities under any legal theory concerning such business practices or RAL Forms either directly, representatively, derivatively, or in any other capacity, in any local, state, or federal court, or in any agency or authority or forum wherever located arising out of or related to any new RAL transaction in such Time Period. However, if at the end of this Time Period the Settling Defendants or their Affiliates (as applicable) have not registered as a Credit Service Organization (a “CSO”) in a jurisdiction covered by this Agreement that requires or permits registration as a CSO (or posted a bond in a state that requires or permits a bond) for persons who assist consumers in obtaining an extension of credit under an applicable CSO statute, and have not implemented the requirements of such CSO statute, (i) the release set forth in the immediately preceding sentence by Members of the Settlement Class who reside in such jurisdiction shall be deemed null and void in such jurisdiction, (ii) all Parties will be placed in their status quo ante position with respect to any such new RAL transactions in such jurisdiction in such Time Period, (iii) Settlement Class Members in such jurisdiction shall have all the all procedural or substantive rights that they would otherwise have as of the day after the Effective Date of this Agreement (and in addition shall be entitled to tolling of any applicable limitations period for such Time Period), and (iv) the Settling Defendants will likewise have all the procedural or substantive rights and defenses that they would otherwise have as of the day after the Effective Date of this Agreement.
     2. Subject to the terms of this Agreement, the Settling Defendants and/or their Affiliates will begin implementation of the business practices set forth in Appendix A immediately following the Effective Date. The Parties acknowledge that the RAL Forms are documents of the RAL lender, and believe that the RAL Forms attached as Appendix B are reasonably acceptable to the RAL lender and that the RAL lender will approve of their use, in which case the Settling Defendants and/or their Affiliates will also begin implementation of the use of the RAL Forms immediately following the Effective Date. However, if there are changes in the applicable state or federal laws after the Effective Date and within the Time Period that impact the business practices in Appendix A or the RAL Forms, or if the RAL lender within the Time Period gives notice of a refusal to agree to the implementation and use of RAL Forms that substantially conform to the requirements of Paragraph (a) in all material respects, Coordinating Counsel for the Settlement Class and the Settling Defendants agree to use their best efforts to negotiate together in good faith to develop new business practices or, in the case of the RAL Forms, with the RAL lender to develop revised RAL Forms, that in either case conform to the requirements of Paragraph (a) to the extent reasonably practicable. In the event that Coordinating Counsel and the Settling Defendants are not able to reach agreement with the RAL lender on revisions to the RAL Forms despite their best good faith efforts, then (i) Coordinating Counsel and the Settling Defendants will use their best efforts to determine how the revised disclosures that may be required can be conveyed to RAL customers by means other than the RAL Forms used by the RAL lender (to the extent consistent with the Settling Defendants’ contractual obligations with the RAL lender), and (ii) the Settling Defendants and their Affiliates shall be released from all requirements to use the specific RAL Forms in Appendix B.
     3. Nothing in Paragraph 1 above shall bar a Settlement Class Member who is a RAL customer from asserting a claim to the extent that one or more of the Settling Defendants or their Affiliates fail to perform their contractual obligations under the RAL Forms.
     4. Nothing in this Section VI forecloses a Non-Opt Out’s right to arbitrate a Released Claim arising prior to the date of this Agreement pursuant to Section VII, Paragraph 2.
     5. Nothing in this Section VI shall be construed as a covenant on the part of the Settling Defendants or their Affiliates to register as a CSO in any jurisdiction, but it should be construed as an agreement on the part of the Settling Defendants to, in good faith, evaluate their obligations under various CSO laws and comply with them to the extent applicable. This Section VI is not an admission that any Settling Defendant or any Affiliate is or was at any time a CSO. This Section VI is instead an inducement, available at the Settling Defendants’ option, to register as a CSO. In addition, a decision by any of the Settling Defendants and/or their Affiliates not to register as a CSO in any particular jurisdiction(s) by the end of the Time Period set forth in Paragraph (a) above shall not be or be deemed to be a breach of this Agreement or the violation of any order related to this Agreement and the settlement contemplated herein in any respect.
     6. This Section VI is not intended to create a right or obligation on the part of any Settlement Class Member to litigate any issue pursuant to this Section VI in the Circuit Court of Kanawha County, West Virginia, nor is this Section VI intended to have the effect or character of a Consent Decree. After the Time Period ends, the Settling Defendants have no further obligation to consult Coordinating Counsel respecting changes to their business practices or RAL Forms. After the Time Period ends, the release offered by Paragraph (b) will either be effective or not effective in any given jurisdiction, as determined in the normal fashion by any tribunal of competent jurisdiction.
VII. RELEASE BY SETTLEMENT CLASS MEMBERS
     1. In accordance with the provisions of the Final Order, for good and sufficient consideration, the receipt of which is hereby acknowledged, upon the Effective Date Plaintiffs and each Settlement Class Member who receives money from the Settlement Fund shall be deemed to have, and by operation of the Final Order shall have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Parties.
     2. Each Settlement Class Member who does not opt out of this settlement (“Non-Opt

Outs”), but for whatever reason does not receive money from the Settlement Fund, shall be deemed to have and by operation of the Final Order shall have fully, finally and forever released and extinguished his or her right (if any ever existed) to adjudicate a Released Claim in any forum other than by individual arbitration as permitted by and in accordance with the arbitration provision of the 2005 RAL application, a copy of which is attached as Exhibit G. In all other respects, such Non-Opt Outs do not release any Released Claims for a period of one year after the Effective Date, at which time such Non-Opt Outs shall be deemed to have, and by operation of the Final Order shall have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Parties.
     3. In accordance with the provisions of the Final Order, for good and sufficient consideration, the receipt of which is hereby acknowledged, upon the Effective Date each of the Released Parties and all signatories to this Agreement shall be deemed to have, and by operation of the Final Order shall have, fully, finally and forever released, relinquished and discharged Plaintiffs, Class Counsel, and the Settling Defendants and their counsel in this Action from any claims (including Unknown Claims) for abuse of process, libel, malicious prosecution or similar claims arising out of, relating to, or in connection with the institution, prosecution, defense, assertion, or resolution of the Action, including any right under any statute or federal law to seek counsel fees and costs.
VIII. EXCLUSIONS FROM AND OBJECTIONS TO SETTLEMENT
     1. The “Opt-Out Date” will be a date set by the Court and identified in the Notice (defined below).
     2. Each Settlement Class Member who wishes to be excluded from the Settlement Class must mail or otherwise deliver to the Administrator an appropriate written request for exclusion, including his or her name, address, telephone number and Social Security number, that is personally signed by the Settlement Class Member, which request must be postmarked no later than the Opt-Out Date and actually received by the Administrator. No Settlement Class Member, or any person acting on behalf of or in concert or in participation with that Settlement Class Member, may request exclusion of any other Settlement Class Member from the Settlement Class. The original requests for exclusion shall be filed with the Court by the Administrator not later than 30 days after the Opt-Out Date. The filing shall redact the social security number of the person requesting exclusion, except for the last three digits. Copies of requests for exclusion will be provided by the Administrator to Class Counsel and counsel for the Settling Defendants not later than five days after the Opt-Out Date. If this Agreement is approved, any and all persons within the Settlement Class who have not submitted a timely, valid and proper written request for exclusion from the Settlement Class will be bound by the releases and other terms and conditions set forth herein and all proceedings, orders and judgments in the Action, even if those persons have previously initiated or subsequently initiate individual litigation or other proceedings against the Settling Defendants (or any of them) relating to the claims released pursuant to or covered by the terms of this Settlement.
     3. Any Settlement Class Member who has not filed a timely, valid and proper written request for exclusion and who wishes to object to the fairness, reasonableness or adequacy of this Agreement or the settlement, or to any award of attorneys’ fees and expenses, must serve upon Coordinating Counsel and counsel for the Settling Defendants (by mail, hand or by facsimile transmission) and must be received by the Court, no later than the Opt-Out Date or as the Court may otherwise direct, a statement of his/her objection, as well as the specific reason(s), if any, for each objection, including any legal support the Settlement Class Member wishes to bring to the Court’s attention and a description of any evidence the Settlement Class Member wishes to introduce in support of the objection. Settlement Class Members may so object either on their own or through an attorney hired at their own expense who files an appearance on their behalf.
IX. THE FINAL JUDGMENT AND ORDERS OF DISMISSAL
     1. If, after the Final Approval Hearing, the proposed Settlement is approved by the Court with respect to one or more Settlement Classes, Class Counsel shall promptly file and request entry of a Final Order, substantially in the form of Exhibit D, by the Court:
          (a) Finding that the requirements necessary for certification of the Settlement Class for purposes of settlement, have been satisfied, approving both the final certification of the Settlement Class and the Agreement, judging its terms to be fair, reasonable, adequate and in the best interests of the Settlement Class, directing consummation of its terms, and reserving continuing jurisdiction to implement, enforce, administer, effectuate, interpret and monitor compliance with the provisions of the Agreement and the Judgment;
          (b) Dismissing the Action and the Released Claims, with prejudice and without costs (except as otherwise provided herein) against Plaintiffs and all Settlement Class Members, and releasing both the Released Claims and all of the claims described in Section I, Paragraphs 2 through 5 against the Released Parties; and
          (c) Permanently barring and enjoining Plaintiffs and Settlement Class Members from asserting, commencing, prosecuting or continuing any of the Released Claims or any of the claims described in Section I, Paragraphs 2 through 5 against the Released Parties, except in a manner consistent with all terms and conditions of Section VII, Paragraph 2, to the extent applicable.

     2. Within 14 days after the Effective Date, Plaintiffs shall, with appropriate court approvals, dismiss their claims pending in the Cummins Action, the Mitchell Action, the Green Action, and the Becker Action.
X. NOTICE AND PRELIMINARY APPROVAL OF SETTLEMENT
     1. Class Counsel will submit preliminary approval papers for the settlement, including a Motion for Preliminary Approval and the proposed Preliminary Approval Order, together with a proposed form or forms of Notice and a Summary Notice substantially in the form of Exhibit H (the “Notice” and “Summary Notice”), the proposed form of the Final Order, and the executed Agreement, within a reasonable time following of execution of this Agreement.
     2. Class Counsel will submit to the Court the proposed Preliminary Approval Order which will, among other things, certify the respective Settlement Classes for settlement purposes only, approve Plaintiffs as adequate representatives of the respective Settlement Classes, and ask for a date for a “Final Approval Hearing.” The proposed Preliminary Approval Order also will approve the form of the Notice, will find that the method of notice selected constitutes the best notice to all persons within the definitions of the respective Settlement Classes that is practicable under the circumstances, and will find that the form and method of notice comply fully with all applicable law.
     3. The Parties propose the following Notice regime:
          (a) The appropriate form of notice, along with a claim form, will be mailed to the last known address of all Settlement Class Members, by first class mail, and any mail returned with a forwarding address will be promptly re-mailed to such address;
          (b) The Administrator and each Class Counsel that maintains a website will provide a link on its website to a central site maintained by the Administrator to obtain downloadable and printable copies of the Settlement Agreement, the Notice and the Claim Form;
          (c) Plaintiffs will also provide a short form publication notice of the Agreement (“Summary Notice”) in the form attached as Exhibit H to be published twice in USA Today.
     4. The Settling Defendants will pay the cost of the proposed mailed notice and publication in Paragraph 3 above. Additional publication notice ordered by the Court, if any, shall be at the expense of the Settlement Class receiving such additional publication notice.
     5. The Settling Defendants and Coordinating Counsel shall, by agreement, designate an Administrator. The Settling Defendants and Coordinating Counsel agree that they will cooperate in negotiating the Notice and Administration Costs, toward the end of reducing both costs and preventing the Administrator from incurring any significant Administration Costs before the Effective Date.
     6. The Administrator will file with the Court and serve upon Class Counsel and Settling Defendants’ counsel no later than ten (10) days prior to the Final Approval Hearing an affidavit or declaration stating that notice has been completed in accordance with the terms of the Preliminary Approval Order.
     7. The Final Approval Hearing will be held at a date and time to be set by the Court after mailing of the notice and the passing of the opt-out date. At the Final Approval Hearing, the Court will consider and determine whether the provisions of this Agreement should be approved, whether the Settlement should be finally approved as fair, reasonable and adequate, whether any objections to the Settlement should be overruled, and whether a Final Order approving the Settlement and dismissing any of the actions should be entered.

XI. PAYMENT OF ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES TO CLASS COUNSEL
     1. Plaintiffs’ Coordinating Counsel will submit a fee petition for attorneys’ fees, costs and expenses, on behalf of all Class Counsel, with all such fees and costs to be paid from the Settlement Fund. In such Petition, Coordinating Counsel will request that the Court award such attorneys’ fees, costs and expenses to Coordinating Counsel to be distributed in his discretion thereafter between and among all Class Counsel. The Settling Defendants agree not to oppose in Court or any other forum such petition by Coordinating Counsel for an award of attorneys’ fees and expenses to be paid from the Settlement Fund.
     2. Entry of a Final Order is not conditioned upon an award of the attorneys’ fees and costs sought by Class Counsel.
     3. Coordinating Counsel will apply to the Court for an award of service fees for representative Plaintiffs. All service fees shall be paid out of the aforesaid fees and expenses to be approved by the Court, in settlement of their individual claims in this action and in any other pending action involving allegations regarding refund anticipation loans in any state or federal court against any Settling Defendants or their Affiliates. Representative Plaintiffs will not be entitled to receive any additional payments in connection with this settlement other than their service fee and their pro rata payment under the Agreement.
     4. The Settling Defendants shall not be liable for any additional fees or expenses of Plaintiffs or any other plaintiff in any of the actions settled by this Agreement or persons within the Settlement Class, or other plaintiffs’ counsel in connection with the actions settled by this Agreement. The Settling Defendants will be entitled to oppose any such fee application.
     5. Class Counsel agree that they will not seek any additional fees or costs arising out of any case settled by this Agreement other than as provided in this Agreement from any of the Settling Defendants in connection with the settlement of the Settling Cases.

     6. Payment of any Class Counsel fees, expenses and/or service fees for class representatives approved by the Court shall be made ten (10) days following the Effective Date.
XII. CLAIMS (CLAIMS PROCESS)
     1. The Administrator will mail the appropriate claim form with respect to the relief set forth in Section IV, Paragraph 1 above substantially in the form attached as Exhibit I, to all persons within the Settlement Class together with the Notice. Pursuant to this Agreement, certain monetary benefits are available to Settlement Class Members only upon submission to the Administrator of a Valid Claim. A “Valid Claim” is a Claim Form that: (1) is signed by the Settlement Class Member, or signed by the heirs or estate of a deceased Settlement Class Member; (2) provides all the information required by the Claim Form, including: (i) the Social Security Numbers that they have used at any time; and (ii) their current mailing address; (3) is postmarked by June 30, 2006; (4) is affirmed as true by the claimant who shall also state (i) that he/she is the person who applied for and received a RAL, (ii) the name(s) under which his/her RAL was approved, and (iii) his/her current name to be stated on any settlement check; and (5) is determined by the Administrator to be complete and in accordance with the requirements of this Agreement.
     2. Promptly after June 30, 2006, the Administrator will provide Coordinating Counsel and counsel for the Settling Defendants with a list identifying: (1) the number of claim forms submitted; (2) the number of RALs covered; and (3) the number of claim forms that were denied (“Denied Claims”).
     3. After the Effective Date, Valid Claims will be paid by the Administrator as ordered by the Court.

     4. Promptly after receiving a claim form, the Administrator will evaluate the claim and, for Denied Claims, will mail to the Settlement Class Member, with copies to Coordinating Counsel and counsel for Settling Defendants, a notice stating that the claim was denied and the reasons for the denial, and advising the Settlement Class Member how he or she might contest denial or remedy any deficiency in the filing. For issues that are not administrative in nature, the Administrator may advise the Settlement Class Member to contact Class Counsel for the person with any questions about his or her Denied Claim.
     5. A Settlement Class Member or Class Counsel may submit to the Administrator a request to reconsider the claim denial within 45 days following the date of such denial. Such request must be accompanied by documentation to support the claim and served on Coordinating Counsel and counsel for the Settling Defendants, and Coordinating Counsel shall promptly refer such claims to appropriate Class Counsel for the person making the claim.
     6. Class Counsel for any claimant and counsel for the Settling Defendants will meet promptly after the Effective Date to confer regarding all Denied Claims for which requests for reconsideration have been denied by the Administrator. Class Counsel for the claimant shall have full settlement authority to resolve such Denied Claims. If counsel for the Parties cannot then agree as to the treatment of a submitted Claim Form, the matter will be submitted to the Discovery Commissioner in the Cummins Action (“Discovery Commissioner”) for final and binding determination, with costs of resolution to be part of Administration Cost. Claims that are to be submitted to the Discovery Commissioner for resolution will be submitted together in bulk no later than 30 days after attempts at informal resolution of all Denied Claims have been completed. Should in-person hearings be required, the Discovery Commissioner shall hold such hearings in the state in which the respective complaining claimants reside.

     7. This Section sets forth the exclusive procedure for determining the validity of claims, and no Settlement Class Member may challenge the denial of any such claim except through this procedure.
XIII. TERMINATION OF THE AGREEMENT
     If this Settlement Agreement, as a whole, or any respective Settlement Class it contains is not approved by the Court or does not receive final approval after review by any court of competent jurisdiction for any reason, or is terminated in accordance with its terms for any other reason, the affected Parties will be returned to their status immediately prior to execution of the Agreement as if this Agreement had never been made, and (i) the affected Parties will be relieved from any orders or stipulations made in connection with this Agreement, other than the order related to the filing of the Consolidated and Amended Complaint and providing that it or the affected portions related to the disapproved Settlment Class, as appropriate, shall be stricken, (ii) if and only if the West Virginia Class is disapproved, then the Cummins Action will proceed with discovery toward trial on the merits with the merits class previously certified by the Court as of December 30, 2004, as set forth in Section I.2 above; (iii) if and only if the Mitchell/Green Class is disapproved, then the Mitchell Action will proceed with discovery toward trial on the merits with the merits class previously certified by the Court as of July 11, 2003, as set forth in Section I.4 above; (iv) if and only if the Mitchell/Green Class is disapproved, then the Green Action will proceed toward trial on the merits with the merits class previously certified by the Court as of May 19, 2000, as set forth in Section III above; and (v) if and only if the Becker Class is disapproved, then the Becker action will proceed as directed by the court in Ohio in which it is pending. Accordingly, upon any such termination for any reason (i) the Parties will be deemed to have preserved all their substantive or procedural rights or defenses with respect to the Cummins Action, Mitchell Action, Green Action or Becker Action, as appropriate, existing as of the date of this Agreement and (ii) the Parties shall not be deemed to have waived any substantive or procedural rights or defenses of any kind that they may have with respect to any persons within the Settlement Class who were not members of the merits class that was certified in the Cummins Action as of December 30, 2004, in the Mitchell Action as of July 11, 2003, and in the Green Action as of May 19, 2000, as appropriate,; provided, that the terms of this Section XIII shall survive any termination of the settlement or this Agreement and shall remain binding on the Parties and effective in all respects regardless of the reasons for such termination.
XIV. NO ADMISSION OF LIABILITY
     Neither this Agreement nor any drafts hereof nor any documents relating to the Settlement set forth herein constitutes an admission of liability or of any fact by the Plaintiffs or the Settling Defendants. The Parties agree that the foregoing documents:
     (a) Will not be offered or received against any of the Released Parties as evidence of or be construed as or deemed to be evidence of, any admission or concession by any of the Released Parties of (i) the truth or relevance of any fact alleged by Plaintiffs, (ii) the existence of any class alleged by Plaintiffs, (iii) the propriety of class certification on the merits if the Cummins Action, the Mitchell Action, the Green Action, or the Becker Action were to be litigated rather than settled, or (iv) the validity of any claim or the deficiency of any defense that has been or could have been asserted in the Cummins Action, the Mitchell Action, the Green Action, or the Becker Action or in any other litigation;
     (b) Will not be offered as or received against any of the Released Parties as evidence of, or construed as or deemed to be evidence of any admission or concession of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Agreement, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Agreement; provided, however, that if this Agreement is approved by the Court, the Released Parties may refer to it to effectuate the liability protection granted them hereunder.
     (c) Will not be offered or received as an admission or concession that the consideration to be given to Settlement Class Members hereunder represents the amount which could be or would have been recovered by any such persons after trial.
XIV. CONTINUING JURISDICTION
     1. The Circuit Court of Kanawha County, West Virginia, will have continuing jurisdiction over the Cummins Action for the purpose of implementing the Settlement until the Cummins Action and all related matters are fully resolved, and for enforcement of the Settlement, the Agreement and the Final Order thereafter. Any dispute regarding the Parties’ obligations pursuant to this Agreement and/or interpretation of the terms of this Agreement or Final Order will first be presented to the Discovery Commissioner for a recommendation as to how the dispute should be resolved, and the Court may consider the Discovery Commissioner’s recommendation in ruling on any dispute requiring the Court’s action. Notwithstanding the foregoing, the procedure set forth in this Section XII above shall be the exclusive procedure for determining the validity of claims, and no Settlement Class Member may challenge any claim denial except through the procedure set forth in Section XII, Paragraphs 5 and 6.
XV. JOINT PRESS RELEASE
     1. The Parties will agree upon the form of any public statement to the press or governmental agencies concerning the settlement, the Agreement and the proceedings leading to its ultimate approval or disapproval by the Court (whether issued by mail, website posting or other means of communication). The Parties and their counsel shall be entitled to respond to inquiries by the press or otherwise. but, except as provided in the preceding sentence, shall not (i) initiate any public announcement, including a press release, or other communications with the press regarding the Settlement, (ii) make any public comments that would undermine the joint press release or the Settlement, or (iii) make any disparaging public statements about any other Party or counsel for a Party prior to the Effective Date. Nothing in this Paragraph shall prohibit Class Counsel from providing legal advice to individual Settlement Class Members
XVI. MISCELLANEOUS PROVISIONS
     1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between and among the Parties with respect to settlement, and supersedes any and all prior negotiations and agreements or understandings (oral or written) with respect to the subject matter hereof.
     2. NEUTRAL INTERPRETATTON. This Agreement shall not be construed more strictly against one Party than another merely because it may have been prepared by counsel for one of the Parties, it being recognized that, because of the arms-length negotiations and mediation resulting in the Agreement, all parties have contributed substantially and materially to the preparation of the Agreement.
     3. CHOICE OF LAW. This Agreement will be governed by federal law and the internal laws of West Virginia, without regard to its choice of law principles.
     4. CHOICE OF FORUM. The forum selected by the Parties for implementation and enforcement of the Settlement shall be West Virginia, in the Circuit Court of Kanawha County.
     5. MODIFICATIONS OR AMENDMENTS. This Agreement may not be modified or amended except by a writing signed by all Parties and their respective counsel and the subsequent approval of the Court.
     6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     7. ADDITIONAL ACTS TO EFFECTUATE THE AGREEMENT. The Parties shall execute all documents and perform all acts necessary and proper to effectuate the terms of this Agreement and to obtain the benefits of the Agreement.
     8. COMPETENCY; INDEPENDENT COUNSEL. Each Party to this Agreement represents and warrants that he, she or it is competent to enter into the Agreement and in doing so is acting upon his, her or its independent judgment and upon the advice of his, her or its own counsel and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other Party, other than the terms expressly set forth in this Agreement.
     9. NO REMOVAL. Settling Defendants hereby waive any right to remove this case to federal court upon the filing of the Consolidated and Amended Complaint to effectuate the terms of this settlement, so long as the terms of the order providing for its filing and, if the Effective Date does not occur, its withdrawal, are complied with and enforced in all respects. They likewise affirmatively state that none of them will consent to the removal of this case to federal court. All Parties agree that the Circuit Court of Kanawha County, West Virginia shall be the exclusive forum for the resolution of this action.
     10. NO RELEASE OF THE RAL LENDING BANKS. Nothing in this Agreement shall be construed to operate as a release of the RAL lending banks including but not limited to, Beneficial National Bank, Household Bank f.s.b., Imperial Capital Bank and HSBC.

XVII. [FILED UNDER SEAL] [***]
     IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be duly executed on the date first written above:

BAILEY & GLASSER, LLP	TAYLOR, MARTINO & KUYKENDALL

By:	By:

Brian A. Glasser, Esq.	Frederick T. Kuykendall III, Esq
Counsel to the West Virginia Cummins	Counsel to the Green/Mitchell Class
Class and Coordinating Counsel

LEVY ANGSTREICH FINNEY BALDANTE,	KIRBY McINERNEY & SQUIRE, LLP
RUBENSTEIN & COREN, P.C.

By:	By:

Steven E. Angstreich, Esq.	Daniel Hume, Esq.
Counsel to the Green/Mitchell Class	Counsel to the State Law Class

FUTTERMAN & HOWARD, CHTD.	MUCH SHELIST FREED DENENBERG
AMENT & RUBENSTEIN, P.C.

By:	By:

Ronald L. Futterman, Esq.	Michael B. Hyman, Esq.
Counsel to the State Law Class	Counsel to the State Law Class

RODDY KLEIN & RYAN	RONALD FREDERICK & ASSOCIATES LLC

By:	By:

John Roddy, Esq.	Ronald Frederick, Esq.
Counsel to the Becker Class	Counsel to the Becker Class

LAW OFFICES OF CHARLES J. PIVEN, P.A.

By:

Charles J. Piven, Esq.
Counsel to the Green/Mitchell Class

H&R BLOCK, INC., H&R BLOCK
SERVICES, INC., H&R BLOCK TAX
SERVICES, INC., BLOCK FINANCIAL
CORP., HRB ROYALTY, INC., H&R
BLOCK EASTERN ENTERPRISE, INC.,
successor H&R BLOCK EASTERN TAX
SERVICES, INC.
By:
Printed Name: Mark A. Ernst
Title: President & CEO

Exhibit 10.5
 A

     IN THE CIRCUIT COURT OF KANAWHA COUNTY, WEST VIRGINIA
DEADRA D. CUMMINS, on her own behalf and                                                                  (SEAL)
on behalf of those similarly situated, and
IVAN and LaDONNA BELL, on their own behalf
and on behalf of those similarly situated,

/s/ Cathy S. Gatson Clerk

CATHY S. GATSON CLERK
KANAWHA CTY, CIRCUIT COURT
     Plaintiffs,

v.	Civil Action No. 03-C-134
H & R BLOCK, INC., H & R BLOCK
TAX SERVICES, INC., H & R BLOCK
EASTERN TAX SERVICES, INC.,
BLOCK FINANCIAL CORPORATION,
H&R BLOCK SERVICES, INC.,
MELANIE LESTER, JASON BROWN,
BOBBY HAGUE, ROBERT HECKERT,
CYNTHIA LANTZ, CLARENCE E. MILLER,
CARLA R. LEWIS, DEBRA RIGGLEMAN
and JOHN DOE,
     Defendants.
ORDER GRANTING PLAINTIFFS’
MOTION FOR CLASS CERTIFICATION
     Pending before this Court is the Plaintiffs’ Motion for Class Certification pursuant to Rule 23 of the West Virginia Rules of Civil Procedure. Based on the findings of fact and conclusions of law that follow, the Court determines that this case permits resolution of a myriad claims in a single, efficient class action that poses no unusual problems of manageability. If these claims are to be resolved at all, they will likely be resolved on a class-wide basis. Further, class-wide resolution will not require evaluation of individual factual scenarios for each class member. Instead, because Plaintiffs’ claims center on the Defendants’ conduct and legal status with respect to the putative class members generally, this case is particularly well-suited for class certification. Accordingly, the Court GRANTS the motion and certifies the class as proposed and as indicated by the following findings of fact and conclusions of law.

PROCEDURAL BACKGROUND
1.	The plaintiffs filed this action as a putative class action in the Circuit Court of Kanawha County on January 23, 2003. The Defendants timely removed the action to the federal district court for the Southern District of West Virginia. On June 6, 2003, Judge Goodwin granted the Plaintiffs’ Motion to Remand.

2.	The defendants then moved to dismiss and to compel arbitration. Following the hearings on December 11, 2003, and March 18, 2004, this Court denied Defendants’ motion to dismiss and compel arbitration by Order of May 13, 2004.

3.	The Defendants then petitioned the Supreme Court of Appeals of West Virginia for a writ of prohibition to prevent this Court from enforcing its Order denying their motion to dismiss and compel arbitration. The Supreme Court ordered the plaintiffs to respond to defendants’ Petition, which was then denied on September 2, 2004.

4.	The Plaintiffs’ Motion for Class Certification was filed on October 1, 2003. The defendants responded on May 13, 2004, and plaintiffs filed their reply on October 18, 2004. The Court held a hearing on the motion for class certification on October 21, 2004.

5.	Before taking up that motion, the Court heard argument on Plaintiffs’ Motion to Amend the Complaint to add two corporate subsidiaries of defendant H & R Block, Inc. The Court granted plaintiffs’ motion to add Block Financial Corporation and H & R Block Services, Inc., and ordered that the evidence on Plaintiffs’ Motion for Class Certification be held open until a second hearing on this matter could be held on December 22, 2004, to provide these two new

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corporate subsidiaries and defendants an opportunity to present evidence or argument in opposition to Plaintiffs’ Motion for Class Certification, should they choose to do so. (Transcript from Hearing Held on Oct. 21, 2004, at p. 17).

6.	Discovery commenced and more than thirty depositions have been taken. Several sets of written discovery have been exchanged.

7.	The newly added defendants, Block Financial Corporation and H & R Block Services, Inc. appeared at the December 22, 2004 hearing on class certification through their counsel, Ancil G. Ramey of Steptoe & Johnson.

8.	Prior to the December 22, 2004 hearing, Mr. Ramey filed a “Motion to Compel Arbitration Or In The Alternative, To Dismiss”, which asked this Court to compel arbitration or to dismiss based on three grounds: (1) lack of personal jurisdiction, (2) failure to state a cause of action, and (3) federal preemption. This Court then denied both the motion to compel and the motion to dismiss and ordered the new defendants to file an answer.

9.	At the December 22, 2004 hearing, the Court asked Mr. Ramey to present any evidence or argument he had to offer in regard to the class certification issue.

10.	Mr. Ramey acknowledged that he had no evidence, but he did present argument. Mr. Ramey argued that because his clients had recently been added to this action, due process dictates that they receive additional time to conduct discovery as it would pertain to the class certification issue. (Excerpt of Hearing RE: Class Certification, December 22, 2004, p. 4-5).

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11.	Mr. Ramey admitted that he had reviewed the record and was familiar with the case due to his prior representation of the other defendants in their removal petition.

12.	When asked what new information the new defendants sought, Mr. Ramey stated that he would ask if the plaintiffs knew about the participation interest and if they did, whether or not they would have entered into the loan transactions. (Excerpt of Hearing RE: Class Certification, December 22, 2004, p. 3-4).

13.	Additionally, Mr. Ramey stated that the additional time he was seeking was to ask whether the plaintiffs would have participated in the rapid refund RAL program if they had known that the lending banks paid a fee in order to participate in the loan program. (Excerpt of Hearing RE: Class Certification, December 22, 2004, p. 5).

14	Mr. Ramey urged the Court to consider the recent Supreme Court of Appeals of West Virginia opinion in State of West Virginia ex rel. Chemtall Inc. v. Madden, 2004 WL 2750996 (W.Va.,2004).

15	The Court has reviewed all the pleadings and evidence in support of and in opposition to Plaintiffs’ Motion for Class Certification, as well as all the other pleadings in the case, and heard argument of counsel spread on the record at the hearings on class certification of October 21, 2004 and December 22, 2004.

16	Each party submitted proposed findings of facts and conclusions of law in regard to the motion for class certification.

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FINDINGS OF FACT
The Underlying Claims
1.	This action is against Defendant H & R Block, Inc., its named corporate subsidiaries (hereinafter collectively referred to as “Block”) and the individual tax preparers.

2.	The plaintiffs’ claims against the defendants all relate to the Rapid Refund Program that Block offers to its clients. The Rapid Refund Program utilizes refund anticipation loans (hereinafter “RAL” or “RALs”).

3.	A RAL is a loan against a taxpayer’s expected federal income tax refund.

4.	H&R Block offers RALs in West Virginia and throughout the United States.

5.	Block negotiated contracts with certain lending banks that finance the RALs. The contracts set forth the RAL application procedure, the RAL terms, the RAL credit criteria, and the RAL prices and other matters.

6.	Block then marketed the RAL to a target demographic. Block defines its “RAL client profile” as “decent, hardworking people,” who are “unsophisticated” financially, and “live pay check to pay check.” Such clients were “very satisfied with the H&R Block experience,” but “have little understanding of what they were paying for their RAL.” Clients take RALs because they want “to get their money quickly,” they “do not have regular bank accounts,” can have tax preparation fees withheld, and “have no other choice to get money quickly.” Over one-half get the earned income tax credit. Most “do not have credit cards or other credit options.”

7.	Block tax preparers who presented these documents to the clients were trained by Block to present the RAL product using a formulaic sales script, in which the

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loan products were presented in the same order and described using the same terms to every client. Block also provided the tax preparers with computer hardware and software for use with its RAL customers.

8.	Block filled out and completed the RAL applications for the clients and directed the clients to the several places where they were to sign the documents. Block then assembled the actual RAL application and presented it to the bank.

9.	At the class certification hearing on October 21, 2004, the Court heard testimony from Deborah Mounts, Block’s franchise district manager for its franchise offices in West Virginia, Ms. Mounts testified that Block provides national advertising, merchandise, signs, copiers, toner for the copiers, pamphlets, light boxes, furniture, and yellow page ads to its franchises. (Trans. from October 21, 2004 Hearing, p. 31-34.) Block provides capital to its franchisees in the form of a loan secured by the franchise. (Id. at 35-36.) Block provides training material and consulting services to its franchises. (Id. at 37-38.) In return, Block collects royalties and receives the participation fee from the RALs sold by the franchises. (ld. at 43.)

10.	Block does not believe it should tell its clients about its participation fee and does not tell its tax-preparers about this fee. (Id. at 45.) Thus, any disclosure of that fee came, if at all, from written material distributed to clients which was the same on a year by year basis in all Block’s offices in West Virginia. Block believes that the clients who go to its franchises belong to Block, not to the franchise. (Id.)

11.	The plaintiffs aver that the defendants’ actions, in regard to the RAL process, amounts to a breach of a fiduciary duty owed to the plaintiffs. The plaintiffs also

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aver that the royalties and participation fees are “kickbacks” which violate West Virginia law governing credit services organizations and deceptive practices.

12.	The Second Amended Complaint contains seven counts, which include the following:
(1)	Breach of Fiduciary Duty Arising Out of an Agency Relationship;

(2)	Breach of Fiduciary Duty Arising Out of a Confidential Relationship;

(3)	Breach of Fiduciary Duty Arising out of H&R Block’s Status as a Loan Broker;

(4)	Breach of West Virginia’s Statute Governing Credit Services Organizations;

(5)	Breach of Contract based on implied duty of good faith and fair dealing;

(6)	Unjust Enrichment; and

(7)	Unfair or Deceptive Acts or Practices.
13.	The claim for unjust enrichment seeks recovery of the plaintiffs’ money that the defendants received in connection with the RALs, plus reasonable interest.

14.	The Plaintiffs propose a class consisting of all West Virginia residents who obtained Refund Anticipation Loans (“RALs”) from January 1, 1994 through the present.[1] At the October 21 hearing, plaintiffs’ counsel proposed the class should be cut off on December 31, 2003 to provide a date certain for class determination. (Id. at p. 15),

[1] Two subclasses are proposed:

Sub-class A: All West Virginia residents who obtained RALs from October 27, 1999 to July 29, 2003.

Sub-class B: All West Virginia residents who obtained RALs from January 1, 1994 to October 26, 1999.

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15.	As is evident from the definition, whether an individual is a member of the class is based on the objective facts of whether a West Virginia resident obtained a RAL and when he or she obtained the RAL.

16.	The parties have also submitted uncontradicted evidence that the proposed class contains more than 438,500 transactions.

17.	Block either prepared tax returns for all class members or checked their returns before filing.

18.	The process was basically the same for every RAL client.

19.	Block presented the same or substantially the same RAL applications, and documents to every RAL client, at least on a year-to-year basis. (Id. at 57-58.)

20	The contracts between H&R Block and the lending banks created the common framework against which all the RAL applications were considered and all the RALs were processed. Additionally, these contracts apply to all RALs the defendants offered in West Virginia.

21	Each of the named plaintiffs understands that he or she is representing a number of unnamed class members in this case, and understands that he or she owes a duty to treat those absent class members fairly.

22.	The named plaintiffs are represented by the law firm of Bailey & Glasser, LLP, whom they move to appoint as lead class counsel. John Barrett of the Barrett Law Firm is proposed as co-counsel.

23.	Plaintiffs have moved for certification under Rule 23(b)(3).

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STATEMENT OF THE LAW
1.	The claims based on the West Virginia Consumer Credit and Protection Act and the prohibitions against unfair methods of competition and unfair or deceptive acts or practices is based on the definitions of such actions, as they are defined in West Virginia Code, section 46A-6-102(f).

2.	The prohibited acts include “[t]he act use or employment by any person of any deception, fraud, false pretense, false promise or misrepresentation, or the concealment, suppression or omission of any material fact with intent that others rely upon such concealment, suppression or omission, in connection with the sale or advertisement of any goods or services, whether or not any person has in fact been misled, deceived or damaged thereby.” W.Va. Code, §46A-6-102(f)(13) (emphasis added).

3.	The Court recognizes that a determination of class status should occur as soon as practicable after the filing of the action, and believes that this issue is now ripe for determination.

4.	“In general, class actions are a flexible vehicle for correcting wrongs committed by a large-scale enterprise upon individual consumers.” In re West Virginia Rezulin Litigation, 214 W. Va. 52, 62, 585 S.E.2d 52, 62 (2003).

5.	On a motion for class certification, a court should not inquire into the merits of the parties’ contentions. See Syl. Pts, 6 & 7, Rezulin, 214 W.Va. 52. “The dispositive question is not whether the plaintiff has stated a cause of action or will prevail on the merits, but rather whether the requirements of Rule 23 have been met.” Rezulin, Syl. Pt. 7.

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6.	Under Rule 23(a) of the West Virginia Rules of Civil Procedure, a class action is appropriate when the party seeking to certify a class has proved that:
(a)	the class is so numerous that joinder of all members is impracticable;

(b)	there are questions of law or fact common to the class;

(c)	the claims or defenses of the representative parties are typical of the claims or defenses of the class; and

(d)	the representative parties will fairly and adequately protect the interests of the class.
W. Va. Rules of Civil Procedure, Rule 23(a)
Numerosity
7.	Rule 23(a)(1) requires that a class be so numerous that joinder of all members is impracticable. Rezulin, Syl. pt. 9.
Commonality
8.	Rule 23(a)(2) requires that there be questions of law or fact common to the members of the proposed class. “[A] common nucleus of operative fact or law is usually enough to satisfy the commonality requirement.” Rezulin, Syl. Pt. 11.

9.	The threshold of “commonality” is not high, and requires only that the resolution of common questions that affect all or a substantial number of class members. Rezulin, Syl. pt. 11.

10.	The Court in Rezulin quoted from Newburg on Class Actions, 4th Ed., § 3:12 at 314-315 (2002), when it stated the following:
“Individual issues will often be present in a class action, especially in connection with individual defenses against class plaintiffs, rights of individual class members to recover in the event a violation is established, and the type or amount of relief individual class members may be entitled to receive. Nevertheless, it is settled that the common issues need not be dispositive of the litigation. The fact that class members must individually demonstrate their right to recover, or that they may suffer varying degrees of injury, will not bar a class action; nor is a class action precluded by the presence of individual defenses against class plaintiffs.”
Rezulin, 214 W. Va. at 68.

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Typicality
11.	Rule 23(a)(3) requires that the claims of the representative party be “typical” of those of the class. Typicality focuses on the desired characteristics of the class representative.
12.	The Rezulin Court held that “a representative party’s claim or defense Is typical if it arises from the same event or practice or course of conduct that gives rise to the claims of the other class members, and if his or her claims are based on the same legal theory.” Rezulin, Syl. Pt. 12.

13.	The Court further explained that typicality:
“only requires that the class representative’s claims be typical of the other class members’ claims not that the claims be identical,... When the claim arises out of the same legal or remedial theory, the presence of factual variations is normally not sufficient to preclude class action treatment....[D]ifferences in the situation of each plaintiff or each class member do not necessarily defeat typicality; the harm suffered by the named plaintiffs may differ in degree from that suffered by other members of the class so long as the harm suffered is of the same type. Furthermore, the fact that a defense may be asserted against the named representative, as well as some other class members, but not the class as a whole, does not destroy the representative’s status.
Rezulin, 214 W.Va. at 67-68.
Adequacy of Representation
14.	Rule 23(a)(4) requires that the representative parties must fairly and adequately protect the interests of the class.
15.	The first part of Rule 23(a)(4) tests the representative party’s attorneys’ ability to vigorously represent the entire class based on available resources to investigate claims and contact class members, and the attorneys’ overall competence and experience. Id. at Syl. Pt. 13.

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16.	The class representatives must “share a strong interest in establishing the liability of the defendants and seek the same types of relief and damages requested for other class members.” Rezulin, 214 W. Va. at 69.
17.	The second part of Rule 23(a)(4) inquires whether there are “conflicts of interest between named parties and the class they seek to represent.” W. Va. R, Civ. P. 23(a)(4).
Rule 23(b) Requirements
18.	An action that satisfies all of the Rule 23(a) requirements may be maintained as a class action if the court finds that it also meets one of the three prerequisites of Rule 23(b). Rezulin, Syl. Pt. 8.
19.	Under Rule 23(b)(3), a class action may be certified to proceed on behalf of a class if the trial court finds “that the questions of law or fact common to the members of the class predominate over any questions affecting only individual members” and finds that a class action “is superior to other available methods for the fair and efficient adjudication of the controversy.” W. Va. R. Civ. P. 23(b)(3).
20.	“The predominance criterion in Rule 23(b)(3) is a corollary to the ‘commonality’ requirement found in Rule 23(a)(2). While the commonality requirement simply requires a showing of common questions, the ‘predominance’ requirement requires a showing that the common questions of law or fact outweigh individual questions.” Rezulin, 214 W. Va. at 71.

21.	“A conclusion on the issue of predominance requires an evaluation of the legal issues and the proof needed to establish them.” Id. at 72. The predominance requirement is not a rigid test, but rather contemplates a review of many factors,

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the central question being whether “adjudication of the common issues in the particular suit has important and desirable advantages of judicial economy compared to all other issues, or when viewed by themselves.” Id. (citations omitted).
22.	The Chemtall case cited by Mr. Ramey in his argument for additional time to conduct discovery held that West Virginia courts should conduct a thorough analysis of motions to certify, and if a court grants the motion, it should enter a specific, detailed order, with relevant findings of fact and conclusions of law, that indicates the basis for certification and the satisfaction of Rule 23 prerequisites. State of West Virginia ex rel. Chemtall Inc. v. Madden, 2004 WL 2750996 (W.Va.,2004).
CONCLUSIONS OF LAW
Due Process Argument
1.	The Court finds that Mr. Ramey did not offer any convincing reason for this Court to grant the new defendants additional time for discovery relating to class certification issues.
2.	The Court has reviewed the Chemtall opinion and believes that it has conducted a thorough analysis of the issues presented and believes that such an analysis is evident from this detailed Order.
3.	Mr. Ramey’s reasons for asking for additional discovery time did not relate to class certification issues, rather they went to the merits of the claims.
4.	Supreme Court case law dictates that this Court should not inquire into the merits of the claims when reviewing a motion for class certification.

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5.	Whether or not the plaintiffs would have engaged in the RAL program if they knew of the alleged kickbacks and hidden fees does not affect the maintainability of this action as a class action. The new defendants have failed to show to this Court how such information relates to any of the Rule 23 factors.
6.	The fact that certain class members would have signed the RAL had they known of the fees, and the fact that others would not have signed the RAL with this information does not affect the class certification issue at hand. Although one might question whether this affects typicality, it does not in this instance because it is not pertinent to the underlying claim. The plaintiffs need not aver or prove that they were in fact misled, deceived, or even damaged to prove a prima facie case of unfair and deceptive practices.
7.	Therefore, the Court does hereby find that the new defendants, represented by Mr. Ramey, were given sufficient notice and opportunity to be heard on class certification and presented no reasons, related to the certification issue, for which this Court is willing to grant additional time for discovery.
Class Definition
8.	The Court finds the proposed class is objectively defined as it is easily determined whether a particular individual is a member of the class.
Numerosity
9.	Given that there are more than 438,500 transactions, although some of these transactions may represent repeat customers, the Court finds and concludes that he proposed class is so numerous that joinder of all of its members would be impracticable and numerosity is satisfied.

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Commonality
10.	The Court finds that there is no factual basis to distinguish the claims of proposed class members at Block-owned offices from those at franchise offices.[2]
11.	In fact, there are numerous questions of law and fact common to class members. Some of those common issues of law and fact include the following:
a.	Whether Block was required to comply with West Virginia’s law governing credit services organizations when it arranges refund anticipation loans;

b.	Whether the class members are buyers within the meaning of the credit services organizations statute;

c.	Whether Block negotiates contracts with lenders, funnels its RAL customers to the lenders, and then receives payment for that referral;

d.	Whether Block secretly concealed profits made on brokering RAL’s;

e.	Whether Block was the taxpayers’ agent or broker;

f.	Whether Block had a confidential relationship with the taxpayer that would create a fiduciary duty; and if so, did Block breach that duty; and

g.	Whether Block breached the contract to obtain RAL’s or was unjustly enriched at the expense of class members.
12.	Because the class members’ claims directly relate to the RAL that was offered each year, and based on the questions of law and fact for each of those years, this Court finds that resolution of common questions that affect all or a

[2]	Ms. Mounts also testified at the October 21,2004 hearing that Block’s Williamson, West Virginia franchise uses a different computer software platform for obtaining RALs. (Hearing Trans. at 67-68.) This testimony contradicts that given by Block’s corporate representative on franchises. (Ex. C, Pis.’ Reply to Defs.’ Mem, of Law in Supp. of Mot. for Part’l Summ. J.) Nevertheless, should the evidence ultimately show that the Williamson Block franchise RALS are materially different from those in the rest of Block’s West Virginia offices, those RALs can be excluded from the class.

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substantial number of class members can be achieved through the maintenance of a class action.

13.	For these reasons, the Court finds and concludes that commonality is satisfied.
Typicality
14.	As described above, the offer and application process for the RAL constitute a common practice and course of conduct that establish typicality. Those events did not differ for the representative plaintiffs in any respect relevant to typicality. Plaintiffs’ claims focus squarely on Block’s conduct and do not depend on customer-specific representations.
15.	Additionally, the representative plaintiffs’ claims are based on the same legal theory as those of the class generally. Plaintiffs claim that as a tax prepare, loan broker, and agent, Block had a duty to its clients. They further claim that Block breached that duty by failing to disclose its self-dealing according to plaintiffs and brokering a loan while hiding the participating fee.

16.	Block complains that Deadra Cummins and Ivan and LaDonna Bell are not typical of the class because each had individual reasons to get a RAL and individual reactions and experiences when they got the RAL. Contrary to Block’s contention, however, Cummins and the Bells are “typical” of RAL borrowers in the ordinary, everyday sense of the word “typical.” These representative plaintiffs are just the type of people Block targets for its RAL-product.

17.	Ordinary typicality, however, is not tested under Rezulin. The test is legal typicality, whether Cummins’ and the Bells’ claims are “typical” of the class claims, in fact and law. This Court finds that the claims of the proposed class

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representatives are typical of those claims of the several class members as they share essentially the same facts and require the same legal analysis as it relates to the individual counts included in the Second Amended Complaint.

18.	The claim for unjust enrichment seeks recovery of monies paid by each plaintiff. The facts relevant to recovery for each member of the class are virtually identical.
19.	Because unjust enrichment is predicated in equity, the Court finds that all members of the class can be adequately protected through the maintenance of a class action.
20.	The defendants claim that individual issues of trust and reliance abound in regard to the plaintiffs’ claims based on an alleged fiduciary duty. However, whether or not the defendants were agents, loan brokers, or credit services organizations does not vary from client to client. The relationship, if any, was formed from the RAL application process.
21.	Additionally, if the defendants were agents, loan brokers, or credit services organizations, the duty each defendant owed to each class member does not vary or depend on the class member; it can be determined from the RAL documents and the alleged systematic actions of the defendants when offering and providing RALs through their Rapid Refund Program.
22.	The unfair and deceptive practices claim will depend on a determination as to whether the services offered by Block were “goods” and whether Block’s conduct constitutes a consumer transaction that occurred in the course of trade or commerce. Whether or not the plaintiffs can recover will depend on whether the

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defendants’ actions amount to “methods of’ competition and unfair or deceptive acts or practices” as defined by West Virginia Code, section § 46A-6-102.
23.	The acts and practices that will be pertinent to this determination are based on the defendants’ actions in offering and providing RALs. To the extent that the defendants used the same techniques, procedures, and RAL applications, there is no variance between class members and no individual issues that would defeat commonality.
24.	The breach of contract claim, based on an implied duty of good faith, will be reviewed according to the contract, if one is found, and whether or not the defendants acted in good faith and fair dealing in its disclosures and actions. The plaintiffs’ averments were sufficient to avoid a dismissal for failure to state a claim, but this claim, and all others, may be removed from class certification or otherwise dismissed if further evidence dictates such a decision.
25.	The Court has considered and rejected Block’s claim that Ms. Cummins cannot maintain her claims because in February 2003 she obtained another RAL from Jackson Hewitt. As Plaintiffs’ counsel pointed out at argument, Ms. Cummins obtained this RAL from a Block competitor, and not from Block. This case pertains to Block’s conduct and Block’s disclosures. It has nothing to do with some other company’s conduct and disclosures.
26.	Block also has argued that the named plaintiffs “lack standing” to challenge the RAL process in 1994 and 2003 when none of them actually obtained RALS through Block in those years. This is not a standing question. Plaintiffs have standing because they suffered injury in fact, fairly traceable to the defendants,

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and for which the Court can provide a remedy. See Lujan v. Defenders of Wildlife, 504 U.S. 555 (1992). Instead, this argument attempts to attack typicality. As noted above, however, the named plaintiffs’ claims need only be typical, but not identical, to those of the class. See Rezulin at 67-68.
27.	Based on the foregoing, the claims of the named Plaintiffs are typical of the claims of the proposed class and, accordingly, the Court finds and concludes Plaintiffs satisfy the typicality requirement.
Adequacy of Representation
Class Representatives
28.	No party has demonstrated any conflicts of interest between the named plaintiffs or proposed class counsel and the proposed class.
29.	The Court finds each named plaintiff has a common sense and sufficient understanding of his or her duties as a class representative and the legal and factual basis for his or her claim.
30.	The class representatives “share a strong interest in establishing the liability of the defendants and seek the same types of relief and damages requested for other class members.” Rezulin, 214 W. Va. at 68. All plaintiffs seek disgorgement of funds wrongfully withheld, as well as statutory penalties. While amounts of individual damages may vary, the formulas and methodology for recovery are the same.
Class Counsel
31.	Several individual attorneys making appearances on behalf of the plaintiffs have been counsel to certified classes in the past. The pleadings and argument on

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behalf of the plaintiffs have been thoughtful, competent and professional. From their performance thus far in this case, the Court finds that Plaintiffs attorneys are competent and experienced not only in general matters of civil litigation, but also specifically in the area of class action and multi-plaintiff litigation.
32.	While the defendants made allegations of unethical conduct against proposed class counsel, such conduct, even if committed, does not provide reason for this Court to find that a conflict exists between the class and the class representatives or between the class and proposed counsel for the class.
33.	The Court further finds that Plaintiffs’ attorneys possess the available resources to investigate the claims and prosecute this litigation.
34.	The Court finds and concludes that the named plaintiffs and proposed class counsel together and individually will fairly and adequately protect the interests of the class.
35.	Based on the Rezulin decision, the Court finds that Plaintiff has satisfied all the Rule 23(a) requirements of numerosity, commonality, typicality and adequacy.
Rule 23(b)(3) Requirements
36.	Defendants have not identified any individual issues that would negate a finding that the common issues predominate.
37.	Both parties claim that common issues, fundamental to plaintiffs’ theories of the case, can be adjudicated on cross-motions for summary judgment. Both parties have, in fact, already moved for summary judgment and briefed the issues whether Block is a loan broker, a credit services organization, or acts as the agent of its RAL clients. Both parties have also moved for summary judgment on

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and briefed the issues of whether Block has a fiduciary duty to its RAL clients; and whether Block’s acts were unfair or deceptive.
38.	On both parties’ own account, therefore, the fundamental legal issues of this action predominate in the Rule 23 sense that they may be determined by the Court for all class members because both parties agree, there are no questions of material fact and they may be decided as a matter of law.
39.	The Court finds and concludes that because common issues predominate, certifying this case as a class action would provide desirable advantages of judicial economy, when compared with any court’s individual determination of these fundamental questions for even a small number of the plaintiffs represented here.
40.	Finally, and for some of the same reasons set forth above, the plaintiffs have satisfied the Rule 23(b)(3) requirement “that a class action is superior to other available methods for the fair and efficient adjudication of the controversy.’ This requirement focuses upon a comparison of available alternatives.” Rezulin, 214 W. Va. at 75.
41.	“[F]orcing numerous plaintiffs to litigate the alleged misconduct of the defendants in hundreds or thousands of repeated individual trials, especially where a plaintiff’s individual damages may be relatively small, runs counter to the very purpose of a class action.... [T]o determine the superiority of a class action in a particular case[,] other factors must also be considered, as must the purposes of Rule 23, including: conserving time, effort and expense; providing a forum for small claimants; and deterring illegal activities.” Id., at 75-76.

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42.	Plaintiffs have pursued and Block has defended this case vigorously. Both sides have done substantial discovery and depositions have occurred in no less than four states. Plaintiffs aver that they have spent more than $535,000 in time and expense so far. By contrast, the most any individual class member could recover, even assuming all of West Virginia’s statutory penalties apply, would be about $3,700 per transaction.
43.	As Judge Posner recently observed, “[A] class action has to be unwieldy indeed before it can be pronounced an inferior alternative — no matter how massive the fraud or other wrongdoing that will go unpunished if class treatment is denied —to to no litigation at all.” Carnegie v. Household Int’I, Inc., 376 F.3d 656, 661 (7th Cir. 2004).
44.	The Court finds and concludes that a class action is the superior, if not the only realistic way to resolve this dispute. The cost of pursuing an individual claim such as this would be so far outweighed by the cost that the only real alternative to a class action would be no action at all.
45.	For the reasons set forth above and the record herein, the Court GRANTS Plaintiff’s motion for class certification as follows:
(a)	The class proposed by plaintiffs is CERTIFIED, consisting of all West Virginia residents who obtained Refund Anticipation Loans (“RALs”) from January 1,1994 through the present, as to all claims contained in the plaintiff’s Second Amended Complaint.

(b)	Deadra D. Cummins and Ivan and Ladonna Bell will be class representatives; and

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(c)	Bailey & Glasser, LLP, will be lead counsel.

(d)	This class certification is conditional. If further discovery uncovers evidence that negates the maintainability of this class action, the Court may decertify, alter, or amend this order.
     Accordingly, the case may proceed as a class action pursuant to Rule 23(a) and Rule 23(b)(3).
     Within ten days of the date of entry of this Order, plaintiffs shall provide the Court and all counsel a proposed notice and opt-out form for approval.
     Within ten days from the date that plaintiffs provide counsel with the proposed notice, defense counsel shall submit to the Court and plaintiffs’ counsel a written response to the proposed notice and opt-out form.
     The Court notes and preserves the objections of all parties.
     The Clerk is DIRECTED to send a certified copy of this Order to all counsel of record.
     ENTERED this 30th day of December, 2004.

/s/ Louis H. Bloom

Honorable Louis H. Bloom
12/30/04
BS/MV/AR

23

IN THE CIRCUIT COURT OF KAWAWHA COUNTY
WEST VIRGINIA
DEADRA D. CUMMINS, et als,
     Plaintiffs

vs.	Civil Action No. 03-C-134
H & R BLOCK, INC., et als,
     Defendants
BEFORE: Hon. Louis H. Bloom
Excerpt of Hearing
RE: Class Certification
December 22, 2004
Connie L. Cooke
Official Reporter

  2
     BE IT REMEMBERED, that the following is an excerpt from a hearing in the matter of DEADRA D. CUMMINS, et als, Plaintiffs versus H & R BLOCK, INC., et als, Defendants, upon Civil Action No. 03-C-134, as stated in the caption hereto, the following transpired:
     THE COURT: What further would you inquire? Specifically, what questions would you like to ask? What discovery that you already have — I’m not going to allow you to duplicate anything that is in the record —
     MR. RAMEY: Absolutely, and I don’t want to do that, your Honor.
          First of all, one of the problems with the Complaint is it only mentions my clients, and it refers collectively to —
     THE COURT: My question to you, sir, was what specific discovery would you want to undertake?
     MR. RAMEY: I would want to undertake — I would want an explanation of the specific causes of action they are alleging against my clients, the specific facts upon which those —
     THE COURT: This is a notice of pleading in West Virginia. I would like to know specifically

  3
what questions you would ask, and who would you ask them?
     MR. RAMEY: I would ask what acts or omissions were committed by my clients specifically upon which, for example, in class certification, class certification is based.
          I would ask for the production of any documents in the possession of the plaintiffs that were in furtherance of these issues of class certification.
          One of my clients is Block Financial Corporation —
     THE COURT: Then I would hear your arguments based on the record as developed by the plaintiff at this point. If you have arguments that your folks aren’t involved in this, now is the time to do it.
     MR. RAMEY: Okay. The other questions I would ask is apparently the plaintiffs’ claim against Block Financial Corporation is that Block Financial Corporation had a participation interest in some of the loans that were made. I have not been given an opportunity, nor have the plaintiffs been asked, for example, Did you know about a participation interest?

  4
     Had you known of a participation interest, would it have caused you not to enter into these loan transactions?
          No one has asked those questions because may clients weren’t in the case, and I believe that I deserve, as a matter of due process and the Rules of Civil Procedure, to ask these plaintiffs specific questions regarding that particular claim.
          For example, your Honor, McDonald’s, you go to McDonald’s, they pay franchise fees. I would ask these plaintiffs, Well, you claim that you would not have entered into these transactions if you knew that Block Financial Corporation had a participation interest in these loan transactions, but when you go to McDonald’s, were you aware that the local McDonald’s pays a franchise fee? Are you telling me that you would not buy a Big Mac because you now know, or you wouldn’t have bought a Big Mac back then had you known that the local franchise pays franchise fees?
          No one asked these plaintiffs any of these questions, because my clients were involved in the case.
          My other client is Block Services.

  5
And apparently all they’ve done is, banks that want to participate in the loan program pay a licensing fee. This has nothing to do with the plaintiffs in this case.
          I would ask the plaintiffs the same question: If you were aware that the banks — that you thought, if that’s what your testimony is, were extending you the loan paid a fee in order to participate in that loan program, would it have made any difference to you? Do you feel you were damaged by that?
          No one asked those questions. And before a class is certified against my clients, all I’m asking for is an opportunity to ask those questions, seek that information, develop the record so that I can come into this Court and in a meaningful manner argue to the Court based upon the evidence why you should not certify questions as to my two clients, who have only recently been brought into the case. And essentially, your Honor, my argument is no more than that.
***********

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STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit :
     I, Connie L. Cooke, Official Reporter for the Circuit Court of Kanawha County, do hereby certify that the foregoing is a true and correct excerpt from the hearing in the above captioned matter, as reported by me and transcribed into the English language.
     Given under my hand this 22nd day of December, 2004.

/s/ Connie L. Cooke

Official Reporter

 B

IN THE CIRCUIT COURT OF MOBILE COUNTY, ALABAMA
LEVON MITCHELL and GERAL MITCHELL,
on behalf of themselves and all others
similarly situated,
     Plaintiffs,

vs.	CASE NO. CV-95-2067
H&R BLOCK, INC., RUTH R. WREN, jointly
and individually,
     Defendants.
ORDER GRANTING CLASS CERTIFICATION
     This matter is before the Court on the Plaintiffs’ Motion for Class Certification. Plaintiffs seek certification of claims for breach of fiduciary duty, unjust enrichment, and breach of contract. All of these claims arise out of Defendant H&R Block, Inc.’s (“Block”) Refund Anticipation Loan program. The Court finds, after a probing, rigorous analysis and examination of the pleadings, Plaintiffs’ Motion for Class Certification, the evidence submitted by Plaintiffs, all other evidence of record, the briefs of the parties, the oral argument of counsel, and the applicable law, that Plaintiffs have established their entitlement to class certification under Ala.R.Civ.P. 23 and Ala. Code 1975 § 6-5-641(e). Specifically, the Court finds that the Plaintiffs, as the parties with the burden of proof on class certification, have satisfied the requisites of Ala.R.Civ.P. 23(a) and 23(b)(3) for certification of a class. The Court understands that a class action is not maintainable by virtue of its designation as such in the pleadings. Therefore, the Court has probed extensively beyond the pleadings and has devoted much consideration to the evidence adduced in determining that each requirement of Rule 23(a) and Rule 23(b)(3) has been satisfied.
     The Class shall consist of the following:
     BREACH OF FIDUCIARY DUTY/UNJUST ENRICHMENT SUBCLASS
All natural persons who (1) engaged H&R Block, Inc., or its franchisees, to obtain a Refund Anticipation Loan (“RAL”) In the State of Alabama, (2) who obtained a RAL for which H&R Block, Inc., received directly or indirectly from a third-party lender either a “licensing fee” payment and/or a portion of the finance charges paid by the customer pursuant to the loan, (3) at any time during the period from June 13, 1993, through December 31,1996, and (4) whose RAL application contained the following or substantially similar provisions: (a) the person authorizes H&R Block, or H&R Block and Its affiliates, to disclose to a lending Institution the person’s income tax returns, all information contained in such returns, and all information supplied to H&R Block, for the purpose of enabling the lending institution to determine whether or not to make an RAL; and (b) provides that H&R Block may not use or disclose such information for any purpose other than as stated in the RAL application.
Excluded from the Class are H&R Block, Inc., any parent, subsidiary, or affiliate of H&R Block, Inc.; the officers, directors, agents, servants, or employees of any of the same; and the members of the immediate families of any such person. Likewise excluded from the Class are any members of the Judicial Branch of the State of Alabama, and the members of the Immediate families of any such person.
BREACH OF CONTRACT SUBCLASS
All natural persons who (1) engaged H&R Block, Inc., or Its franchisees, to obtain a Refund Anticipation Loan (“RAL”) In the State of Alabama, (2) who obtained a RAL for which H&R Block, Inc., received directly or indirectly from a third-party lender either a “licensing fee” payment and/or a portion of the finance charges paid by the customer pursuant to the loan, (3) at any time during the period from June 13, 1989, through December 31,1996, and (4) whose RAL application contained the following or substantially similar provisions: (a) the person

2

authorizes H&R Block, or H&R Block and its affiliates, to disclose to a lending institution the person’s income tax returns, all information contained in such returns, and all information supplied to H&R Block, for the purpose of enabling the lending institution to determine whether or not to make an RAL; and (b) provides that H&R Block may not use or disclose such information for any purpose other than as stated In the RAL application.
Excluded from the Class are H&R Block, Inc., any parent, subsidiary, or affiliate of H&R Block, Inc.; the officers, directors, agents, servants, or employees of any of the same; and the members of the Immediate families of any such person. Likewise excluded from the Class are any members of the Judicial Branch of the State of Alabama, and the members of the immediate families of any such person.
     This certification is based upon the following factual and legal findings:
I. FACTUAL BACKGROUND
     Block offers tax preparation services to the general public. In addition to its tax preparation services, Block offers its customers a service called “Rapid Refund,” The Rapid Refund program functions in the following manner: for a fee, Block will electronically file a customer’s tax return with the Internal Revenue Service (“IRS”), Electronic filing enables the taxpayer to obtain a refund, if one is owed, in an expedited manner.
     Block also offers a service known as “Refund Anticipation Loans” (“RALs”). Block’s customers must participate in the Rapid Refund program to be eligible for a RAL. RALs are obtained in the following manner: Block enters into arrangements with banking institutions (the “lender banks”), whereby they will extend loans to Block customers. The loans are secured by the customers’ anticipated tax refunds. With a RAL, Block’s customers can receive the loan proceeds within a few days, faster than a refund obtained through electronic filing can be received. The RALs are paid off later by the actual refund

3

from the IRS. The lender banks charge a fee for the RAL, which is disclosed to the customer. This fee is deducted from the amount of the RAL.
     Block prepares its customers’ RAL applications and transmits them, the information contained in its customers’ tax returns, and other information furnished by its customers, to the lender banks. Block solicits the lender banks’ acceptance of the RAL applications, receives the proceeds of the RALs, and delivers the proceeds to its customers. The RAL applications give Block authority to disclose its customers’ tax returns, and all information supplied to Block by its customers, to the lender banks. The RAL applications also expressly restrict Block from using this information for any purpose other than enabling the lender banks to determine whether or not to make a RAL, or as permitted by Treasury Regulation § 301.7216. The RAL applications do not permit Block to use this information for its own financial gain. Neither does Treasury Regulation 301.7216.1
     Plaintiffs allege that under Block’s arrangement with the lender banks, Block received a “license fee,” characterized as a “kickback” by Plaintiffs, from the lender banks for each RAL.2 Plaintiffs further contend that although the RAL fee charged by the lender banks was disclosed to Block’s customers, the license fee paid to Block was not disclosed.3

[1]	This Treasury Regulation is presently codified at 26 C.F.R. § 301.7216-1, -2 and -3. It was in effect during the Class Periods in a materially identical form.

[2]	It is undisputed that Block received a license fee from RALs made through its company-owned offices for at least a portion of the Class Periods. Block contends that it did not receive license fees from RALs made to customers of its franchised offices, and that it did not receive license fees before 1992. The Court will address these contentions under its discussion of typicality, infra.

[3]	Block contends that the license fee was disclosed to the named Plaintiffs, and to everyone else who received a RAL through Mellon Bank in 1994. The Court will address this contention in its discussion of typicality, infra. It is established that the license fee was

4

The license fee payment to Block constitutes a portion of the RAL fee charged by the lender banks. The amount of the license fee charged by the lender banks varied from year to year during the Class Periods, but was uniform for any given year.
     Block also entered into “pooling agreements” or “participation agreements” with the lender banks. By the terms of these agreements, Block would buy 49.999999% of the RALs issued by the lender banks at a discount and realize a profit when the taxpayer’s tax refund paid off the loan.4 It is undisputed between the parties that, if Block received any money from the RALs during the class periods because of the pooling agreements, it did not disclose this fact to its customers.5
     Named Plaintiffs Levon Mitchell and Geral Mitchell participated in Block’s Rapid Refund program and obtained RALs. Levon Mitchell and Geral Mitchell obtained the RAL upon which their class claims are based in 1995 (for tax year 1994). Their RAL was obtained through Armstrong Business Services, Inc., a Block-franchised office.
II. LEGAL ANALYSIS

not disclosed to Block’s customers during the remainder of the Class Periods. Block acknowledges that there were no written disclosures In the RAL transactions other than, Block contends, in 1994. Block makes the purely speculative assertion that class members may have learned about the license fee “from their tax preparer or from press releases or other publicly disseminated documents.” (Block’s Post-Hearing Brief, p. 11). This is based upon one affidavit of a Block customer, which is vague and ambiguous. (Def. Exh. 56, 5). The Court will not credit such guesswork and conjecture.

[4]	Block contends that It received no income from pooling agreements attributable to RALs made in Alabama during the Class Periods. The Court will address this contention under its discussion of typicality, Infra.

[5]	Although not argued by Block, the Court notes that the alleged disclosure in 1994, discussed subsequently, could encompass the pooling agreements.

5

     Plaintiffs seek class certification pursuant to Ala. R. Civ. Proc. 23(b){3). As such, Plaintiffs must meet the criteria for Rule 23(a), as well as the elements set forth in Rule 23(b)(3). Rule 23(a) permits certification where:
(1) the class is so numerous that joinder of all members is impracticable, (2) there are questions of law or fact common to the class, (3) the claims or defenses of the representative parties are typical of the claims or defenses of the class, and (4) the representative parties will fairly and adequately protect the interests of the class.
     If the criteria of Rule 23(a) are satisfied, an action is maintainable as a Rule 23(b)(3) class action if:
the court finds that the questions of law or fact common to the members of the class predominate over any questions affecting only individual members, and that a class action Is superior to other available methods for the fair and efficient adjudication of the controversy.
     “The question of class certification is a procedural one distinct from the merits of the action.” Mitchell v. H&R Block, Inc.,783 So. 2d 812, 816 (Ala. 2000). As the Alabama Supreme Court held in Allstate Ins. Co. v. Ware, 824 So. 2d 739, 744 (Ala. 2002):
[T]he propriety of class certification does not depend on whether the putative class members will be able to prove the claims on the merits. In other words, a court deciding the issue of the propriety of class certification does not base the decision on the factual merits of the alleged class claims.
     Bearing in mind the Alabama Supreme Court’s directive not to prejudge the merits of the proposed class claims at the certification stage, the Court will now address the requisites for class certification.

6

     A. Numerosity.
     The requirement of Rule 23(a)(1) “relates to the difficulty or inconvenience in joining class members.” Ex parte Government Employees Insurance Co., 729 So, 2d 299, 303 (Ala. 1999). “Practicality of joinder is the primary issue in assessing whether the numerosity requirement of Rule 23(a )(1) is satisfied.” Winn v. Dixieland Food Stores, Inc., 125 F.R.D. 696,699 (M.D. Ala. 1989). An approximation of the potential number of class members will suffice in determining numerosity. Ex parte Government Employees Insurance Co., 729 So. 2d at 303.
     There is no dispute over the existence of this element. Block has admitted in its briefs that the Class consists of tens of thousands of members. Block’s answers to Plaintiffs’ First Set of Interrogatories represented that In excess of 32,000 persons obtained RALs in 1993 and 1994 alone. Edward Feinstein, Block’s 30(b)(6) corporate representative, testified that between 40% and 95% of all Block clients who electronically file their returns utilize the RAL program.
     The Court therefore finds that the Plaintiffs have proven that numerosity is present in this case.
     B. Commonality.
     “The commonality requirement has been liberally construed, and It is aimed at determining whether there is a need for combined treatment and a benefit to be derived therefrom.” Ex parte Government Employees Insurance Co., 729 So. 2d at 304 (citation omitted). “[T]here need be only a single issue common to all members of the class.” Alba Conte & Herbert Newberg, 1 Newberg on Class Actions, § 3:10, pp. 273-78 (4th ed. 2002).

7

“A common nucleus of operative facts is usually enough to satisfy the commonality requirement of Rule 23(a)(2).” Cheminova America Corp. v. Corker, 779 So. 2d 1175,1180 (Ala. 2000).
When the party opposing the class has engaged in some course of conduct that affects a group of persons and gives rise to a cause of action, one or more of the elements of that cause of action will be common to all of the persons affected.
     1 Newberg on Class Actions, § 3:10 at 273-78. That is precisely what has occurred here: Block, through its RAL program, has engaged in a course of conduct that affected all members of the Class, a course of conduct which Plaintiffs allege has given rise to causes of action. There is a “common nucleus of operative facts” with respect to all Class members. Plaintiffs have identified the following issues of law and fact which the Court finds to be common to all members of the Class:
a.	Whether Block acted as the agent of the Plaintiffs in transmitting the RAL applications to the lender banks.

b.	Whether Block acted as the agent of the Plaintiffs in disclosing to the lender banks information supplied by Plaintiffs to Block, including Plaintiffs’ tax returns and the information contained therein.

c.	Whether Block used the information supplied to it by Plaintiffs and disclosed by Block to the lender banks for the purpose of its own financial gain.

d.	Whether Block received license fees because of an agency relationship with the Plaintiffs.

e.	Whether Block received profits from its participation in the pooling agreements with the lender banks.

f.	Whether Block owed a fiduciary duty to Plaintiffs to disclose to them that it would receive as a license fee from the lender banks part of the finance charge for the RALs that Plaintiffs

8

paid to the lender banks, and whether Block owed a fiduciary duty not to receive such an undisclosed license fee.
g.	Whether Block owed a fiduciary duty to the Plaintiffs to reveal its relationships with the lender banks, to disclose that it was receiving profits from its use of the information supplied to it by Plaintiffs and disclosed by Block to the lender banks, and not to receive undisclosed profits from the lender banks.

h.	Whether Block contracted with Plaintiffs not to use for its own financial gain the Information supplied by Plaintiffs to Block and disclosed by Block to the lender banks, and if so, whether Block breached that contract.

i.	Whether Block has been unjustly enriched because it received or holds money which In equity and good conscience belongs to Plaintiffs, or because Plaintiffs conferred benefits upon Block as a result of detriment suffered by Plaintiffs.
     The Court finds that Plaintiffs have proven the existence of the commonality requirement.
     C. Typicality.
     The claims of the class representatives must be typical of the claims of the class.
     “A representative’s claim is typical [if it] arises from the same event or practice or course of conduct that gives rise to the claims of other class members and ... [is] based on the same legal theory.” Cheminova America Corp. v. Corker, 779 So. 2d at 1180-81 (alternations in original). The typicality requirement tests whether “the claims of the named plaintiffs have the same essential characteristics as the class at large.” Id. at 1180 (internal quotation marks omitted). “Where, as here, ‘the party seeking certification alleges that the same unlawful conduct was directed at the class representatives and the class itself, the typicality requirement is usually met irrespective of the varying fact patterns which underlie individual claims.” Id. (quoting Appleyard v. Wallace, 754 F.2d 955,958 (11 th Cir. 1985)).

9

"[T]ypicality of claims seeks to assure that the interests of the representative are aligned with the common questions affecting the class.” 1 Newberg on Class Actions, § 3:13 at 319.
     The Court will now apply these legal principles to the claims which Plaintiffs seek to have certified for class treatment.
1. The Breach of Fiduciary Duty Claim.
     Plaintiffs’ breach of fiduciary duty claim is based upon the following provision contained in Plaintiffs’ 1995 (tax year 1994) RAL application:
On the date I sign this application, I hereby authorize and request H&R Block and its affiliates to disclose to Beneficial National Bank and its agents (“BNB”) my federal income tax return for tax year 1994, any and all other information contained in such tax return, all information supplied to H&R Block, including IRS direct deposit information, In connection with the preparation of such tax return, and all other information contained in this form and any Information contained in any of my prior RAL applications which was disclosed to H&R Block. I authorize and consent to the disclosure of all the foregoing information for the purpose of enabling BNB to determine whether or not to make a Refund Anticipation Loan (“RAL”) to me in response to my application for such loan which is a part of this form.... H&R Block may not use or disclose such tax return information or such other information for any purpose (not otherwise permitted under Treas. Reg. Sec. 301.7216-2) other than as stated herein, except that BNB or its affiliates may use such Information to conduct system testing of the RAL program to update such system and keep it operational.
     The Class Definitions reflect this provision of the Plaintiffs’ RAL application. Therefore, if an Alabama resident who obtained a RAL during the Class Periods did not use a RAL application with the above or substantially similar language, that person is not a member of the Class. The RAL applications introduced into evidence indicate that in

10

Alabama for calendar years 1989 through 1996, only one lending institution, for only one year, did not use this RAL provision or a materially identical provision.
     Plaintiffs’ breach of fiduciary duty claim is based upon agency. The test for determining whether an agency relationship exists is whether the alleged principal reserved a right of control over the manner of the alleged agent’s performance. Thrash v. Credit Acceptance Corp., 821 So. 2d 968, 972 (Ala. 2001). An agent engaged for a specific purpose is a special agent for that limited purpose only. City Stores Company v. Williams, 252 So. 2d 45, 51 (Ala. 1971). Plaintiffs allege that the above-quoted language of the RAL application made Block the special agent of its customers, for the limited purpose of transmitting their tax return information (and other information acquired by Block from them) to the lending institution.
     The RAL application authorizes Block to disclose its customers’ tax and other information to the lending institution. This disclosure is for a specific purpose: “for the purpose of enabling [the lending institution] to determine whether or not to make a Refund Anticipation Loan.” The RAL application further provides: “H&R Block may not use or disclose such tax return information or such other information for any purpose (not otherwise permitted under Treas. Reg. Sec. 301.7216-2) other than as stated herein....” Neither the RAL application nor the referenced treasury regulation permit Block to use its customers’ information for its own financial gain.
     Block acts on behalf of its customer in transmitting the customer’s information to the lending institution. The disclosure of information is made for the specific purpose of enabling the lending institution to decide whether to extend a RAL to the customer. The

11

RAL application specifically prohibits Block from using or disclosing the information for any other purpose.
     Plaintiffs allege that this restriction upon Block’s use of the customer’s tax and other information, contained in the RAL application which is signed by the customer, gives the customer the right of control over the manner in which Block uses the information. As such, Plaintiffs allege, the test for an agency relationship is satisfied. Specifically, Plaintiffs allege that this restriction makes Block the special agent of its customer for the limited purpose of transmitting the customer’s information to the lending institution.
     It is well established that an agent owes a fiduciary duty to his principal within the line and scope of the agency. Miller v. Jackson Hospital and Clinic, 776 So. 2d 122,123 (Ala. 2000). The fiduciary obligation includes disclosure of all material facts within the subject matter of the agency, id., and prohibits an agent from profiting from the subject matter of the agency without the principal’s consent. Gardner v. Cumis Ins. Society, Inc., 582 So. 2d 1094,1096 (Ala. 1991). Plaintiffs allege that Block breached its fiduciary duty to the class members when it used or disclosed their tax information, a matter within the scope of Block’s special agency, to the lending institutions for Block’s own profit, to obtain license fees and an ownership interest in the RALs, and when Block failed to disclose these profits and its true relationship with the lending institutions to the class members.
     In the prior appeal of this case, the Alabama Supreme Court reversed the denial of class certification by this Court’s predecessor judge, on the ground that the Court improperly considered the merits of Plaintiffs’ breach of fiduciary duty claim “by adjudicating, during the class certification hearing, the issue whether the loan documents and the restrictions contained in those documents created an agency relationship.” Mitchell

12

v. H&R Block, Inc., 783 So. 2d 812, 815 (Ala. 2000). The Alabama Supreme Court further held:
[T]he contractual-agency issue requires the trial court to do nothing more than look to see if a uniform document existed and whether it was used uniformly by H&R Block.
     Id. at 816. Plaintiffs’ breach of fiduciary duty claim is based entirely upon what the Alabama Supreme Court termed “the contractual-agency issue.” In this regard, and pursuant to the Alabama Supreme Court’s instruction, this Court finds that a uniform document existed and that it was used uniformly by H&R Block. As noted, with the exception of the RAL application used by one lending institution for one year during the calendar years 1989 through 1996, the RAL applications used by H&R Block and its franchisee offices in the State of Alabama contained the provision quoted above, or a provision which was identical in all material respects. Thus, the Named Plaintiffs’ breach of fiduciary duty claim is typical of the Class members’ breach of fiduciary duty claim.
     Consistent with the Alabama Supreme Court’s admonition not to adjudicate the merits of a claim in determining the propriety of class certification, the Court specifically does not reach the issue of whether this provision in the RAL applications created a special-agency relationship between Block and his customers, which would correspondingly give rise to a fiduciary duty on Block’s part within the line and scope of that agency. The Court does find, however, that the existence of a special-agency relationship and corresponding fiduciary duty can be determined based solely upon the uniform provision used by Block in its RAL applications on a class-wide basis. Either the language of this provision creates a special-agency relationship, or it does not. In this regard, it is important to note the manner in which the Plaintiffs have framed their claim. Plaintiffs do

13

not rely on anything outside the RAL application as having created an agency relationship and fiduciary duty. Plaintiffs’ claim is based solely upon the language of the RAL application itself.
2. The Unjust Enrichment Claim.
     A claim for unjust enrichment lies where the defendant holds money which in equity and good conscience belongs to the plaintiff, Dickinson v. Cosmos Broadcasting Co., 782 So. 2d 260, 266 (Ala. 2000), or where the plaintiff, to his detriment, has conferred a benefit upon the defendant. Opelika Production Credit Ass’n., Inc. v. Lamb, 361 So. 2d 95, 99 (Ala, 1978). Plaintiffs’ unjust enrichment claim is entirely derivative of their breach of fiduciary duty claim. This is abundantly clear from the allegations of Plaintiffs’ Complaint as last amended. Stated differently, the unjust enrichment claim will rise or fall based upon the same proof as Plaintiffs’ breach of fiduciary duty claim. Thus, it can be determined based upon the same provision uniformly used by Block in its RAL applications on a classwide basis.
     As such, Plaintiffs’ unjust enrichment claim is typical of the Class Members’ unjust enrichment claims. In making this determination, the Court does not consider the merits of the unjust enrichment claim.
3. The Breach of Contract Claim.
     Plaintiffs’ breach of contract claim is also based entirely upon the same uniform language contained in the RAL applications as the breach of fiduciary duty claim. Plaintiffs’ claim is based upon an allegation of a unilateral contract.
[A] unilateral contract results from an exchange of a promise for an act; a bilateral contract results from an exchange of promises. [Citations omitted]. Thus, in a unilateral contract,

14

there is no bargaining process or exchange of promises by parties as in a bilateral contract. [Citation omitted]. [O]nly one party makes an offer (or promise) which invites performance by another, and performance constitutes both acceptance of that offer and consideration. [Citation omitted]. Because a unilateral contract is one in which no promisor receives promise as consideration for his promise, only one party is bound.
     SouthTrust Bank v. Williams, 775 So. 2d 184,188 (Ala. 2000) (alterations in original; internal quotation marks deleted). Plaintiffs allege that Block promised (or offered) in the above-quoted provision of the RAL application to transmit its customers’ tax (and other) information to a lending institution, for the purpose of enabling a lender to determine whether to extend a RAL, and further promised not to use the customer’s tax information for any other purpose. Plaintiffs allege that this promise (or offer) invited performance by the customer: execution of the RAL application authorizing the release of the customer’s tax information to the lending institution. Plaintiffs further allege that such a performance by the customer constituted both acceptance of Block’s offer and consideration. Plaintiffs contend that Block breached the alleged unilateral contract when it used its customers’ tax information to generate profit for itself, as discussed above — a purpose allegedly prohibited by the unilateral contract.
     The Court finds that because the Plaintiffs allege the existence of a contract which is unilateral, as opposed to bilateral (a promise for a promise), the merits of this claim can be resolved solely by reference to the uniform provision quoted above in the RAL applications uniformly used by Block. As noted above, the Alabama Supreme Court has held that there is no bargaining process between the parties to a unilateral contract. As such, under the Plaintiffs’ breach of unilateral contract theory, the Court will not need to

15

examine the state of mind of the individual Class members. Therefore, the named Plaintiffs’ breach of contract claims are typical of the breach of contract claims of the Class members.
     The Court does not address the merits of the Plaintiffs’ breach of contract claim at this stage of the proceedings.
4. Block’s Challenges to Typicality.
     Block challenges Plaintiffs’ proof of the typicality requirement in several respects. Initially, the Court notes that Block has advanced several arguments which are not directed to any specific class certification factor, but rather, are in actuality merits arguments. The Court will discuss these arguments now.
     Block contended at oral argument that it did not receive license fees from its franchisee offices, as opposed to Block-owned offices. If true, this would significantly reduce the size of the Class, since the vast majority of Block’s offices in Alabama are franchisee-owned. However, whether Block received license fees from its franchisee offices is a merits issue, not a certification issue, and hence is not germane at this stage of the proceedings. Whether Plaintiffs can actually prove their claims against Block, one element of which is whether Block received license fees for its RALs during the Class Periods, is not an issue during class certification. Pursuant to Ala, Code 1975 § 6-5-641 (c), all discovery directed to the merits of Plaintiffs’ claims has been stayed. Thus, whether Block received license fees from its franchisee offices has not been fully developed, and is not ripe for adjudication in any event. Moreover, the Court notes that the deposition of

16

Harry W. Buckley (Plaintiffs’ Supplemental Notice of Filing, Exh. 9, p. 135) indicates that Block did receive license fees from its franchisee-owned offices.6
     Similarly, whether Block received any license fees before 1992 is a merits issue, and has not been fully developed because merits discovery has been stayed.
     Block also contends that it, as opposed to its franchisees, did not participate in pooling agreements in Alabama during the Class Period. Whether or not Block profited directly from the pooling agreements is a merits question. Moreover, even if only Block’s franchisees directly participated in pooling agreements, that does not necessarily mean that Block did not ultimately profit from those pooling agreements, which could constitute a breach of the fiduciary duty alleged by Plaintiffs, Again, this is a merits question, which has not been fully developed.
     Block also contends that the breach of contract claim is defective because Plaintiffs’ Complaint supposedly shows that Plaintiffs have not been damaged in this respect. This contention is based upon the following: with respect to their breach of contract claim, Plaintiffs allege that had Block not received license fees from lending institutions, Plaintiffs would have paid a correspondingly lower finance charge to the lending institutions for their RALs. (Plaintiffs’ Fourth Amended Complaint, ¶ 37).7 Plaintiffs stipulate that the lending institutions did not charge any excessive or unlawful interest rates, finance charges or loan

[6]	Defendants’ Motion to Exclude Plaintiffs’ Supplemental Exhibit 9 is denied for the reasons set out in Plaintiffs’ Response thereto.

[7]	In Block’s original brief opposing certification, it alleges, in footnote 11, that the license fee did not affect the cost of the finance charge to the RAL customer. There is no evidence to support this conclusory assertion. Moreover, whether the inclusion of the license fee increased the total finance charge to the customer is a merits question.

17

fees, and further allege that the interest rates, finance charges, and loan fees charged by the lending institutions “are not an element of plaintiffs’ causes of actions set out herein.” (Plaintiffs’ Fourth Amended Complaint, ¶ 11). Thus, says Block, if the finance charges are not an element of the breach of contract claim, Plaintiffs have no damages. Block has misread Plaintiffs’ Complaint. Plaintiffs allege that license fee paid to Block constitutes a portion of the finance charge paid by Plaintiffs to the lending institutions. Simply because the lending institutions’ finance charges were not excessive does not mean that they would not have been less had there been no license fee included as a component. Plaintiffs correctly allege that the finance charges charged by the lending institutions are not an element of their claim. This is because Plaintiffs do not attack the total amount of the finance charge actually charged by the lending institutions; rather, Plaintiffs seek to recover the license fee component of the finance charge from Block, for alleged breach of contract.8
     Proceeding to Block’s direct attacks upon the typicality requirement, Block contends that the named Plaintiffs are not members of the Class they seek to represent. Block bases this contention upon the following: the Fourth Amended Class Action Complaint alleges that the class members obtained a loan from banks, for which they paid a finance charge, and alleges that Block should not have received part of the bank’s finance charge as a “kickback,” while the Mitchells believe that they received their refund payment directly from Block, and believe that they paid Block a charge for this service.
     First, Block’s argument is factually incorrect. Mrs. Mitchell testified in her deposition that although she misunderstood the nature of the RAL transaction when it occurred, at the

[8]	Block’s Motion to Dismiss the contract claim is denied without prejudice. Block can reassert this motion during the merits phase of this case, if it chooses to do so.

18

time of her deposition she understood that she had received a loan from a bank, and further testified that she was complaining about a secret “kickback” to Block. Although Mr. Mitchell displayed confusion in his deposition, both he and Mrs. Mitchell have since filed affidavits in which they testify that they have now learned (after their depositions)9 that they received a loan from a bank, that Block received a secret “kickback” and otherwise profited from the transaction, and that they are asserting claims on behalf of the Class for this alleged self-profiteering.
     Second, Block’s argument is immaterial. What Plaintiffs and the Class members “thought” is not a fact of consequence to the Plaintiffs’ claims as they have been framed and as they are based on the uniform Block RAL documents. “How the parties characterize the relationship is of no consequence; it is the facts of the relationship that control.” Thrash v. Credit Acceptance Corp., 821 So. 2d at 972 (discussing agency). Moreover, “[i]f relations exist which will constitute an agency, it will be an agency whether the parties understood the exact nature of the relation or not.” Storey v. Corkren, 156 So. 2d 484,487 (Ala. 1963). If a limited-purpose agency relationship existed between Block and Its customers, Block’s reaping of a profit from the subject matter of its agency was illegal as a matter of law. Miller v. Jackson Hospital and Clinic, 776 So. 2d at 124 (“acts of an agent which tend to violate [his] fiduciary obligation are prima facie voidable, and are considered, in law, as ‘frauds upon confidence bestowed’”); Gardner v. Cumis Insurance Society, Inc., 582 So. 2d at 1096 (“[An] agent may not [t]raffic with the subject-matter of his

[9]	The Court has considered the Plaintiffs’ affidavits because the affidavits explain any inconsistency between the testimony contained therein and the Plaintiffs’ depositions: the Plaintiffs were apprised of certain facts after their depositions had taken place.

19

agency, without the consent of his principal, so as to reap the profit for himself.”) (alterations in original & citation omitted); Sevigny v. New South Federal Savings & Loan Assoc., 586 So. 2d 884,887 (Ala. 1991) (“An agent is not permitted to occupy a position that would allow her to profit as a result of that agency relationship.”). Thus, the mental operations of the Plaintiffs and the class members, as to what they may have thought the RAL transactions were about, are irrelevant. If there was an agency relationship based upon the uniform Block RAL documents, and Block profited from the subject matter of its agency, those profits were illegally obtained. Similarly, if the unambiguous language of the RAL application created a unilateral contract whereby Block promised not to use its customers’ information for its own financial gain, it is immaterial what the Mitchells (or the Class members) may have subjectively thought about the nature of the transaction.10
     Block also contends that the named Plaintiffs fail the typicality test because of a disclosure contained on the back of one of their RAL checks. On the back of the named Plaintiffs’ 1994 (tax year 1993) RAL check is the statement that the customer’s electronic filer (Block) “may” receive a portion of the bank’s finance charge.11 Thus, says Block, the

[10]	The law of contracts is based upon the objective, not subjective, intent of the parties, as derived from the contract itself, where the language is unambiguous. Murray v. Alfab, Inc., 601 So. 2d 878, 886 (Ala. 1992). “‘Agreement consists of mutual expressions; it does not consist of harmonious intentions or states of mind.... [One] may be ‘bound’ by a contract in ways that he did not intend, foresee, or understand. The juristic effect (the resulting legal relations) of a man’s expressions in word or act may be very different from what he supposed it would be.” Lilley v. Gonzales, 417 So. 2d 161,163 (Ala. 1982) (quoting A. Corbin, Corbin on Contracts, § 9).

[11]	The claims for which the Named Plaintiffs seek class certification are based upon their 1995 (tax year 1994) RAL transaction.

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named Plaintiffs cannot represent the class members on their claim that the license fee was not disclosed.12
     This contention is erroneous because the purported disclosure on the back of the check came too late. Block’s duty as set out in the RAL applications was to transmit its customers’ information to the lender banks. If Block owed a fiduciary duty because of a special agency, Block’s obligation was to disclose its profits before the customer signed the RAL application, or at least before Block accepted its appointment as a special agent by transmitting the customer’s information to the lender bank. Because of Block’s pre-existing agreement with the lender banks for the receipt of license fees, its after-the-fact disclosure of its profits, after it had completed its business on behalf of its alleged principal, and allegedly used the customer’s tax information for its own profit, was meaningless.13 For Identical reasons, Plaintiffs’ breach of contract claim is unaffected by the tardy disclosure.
     Moreover, the purported disclosure was ineffective for another reason. The disclosure recites that the customer’s electronic filer (Block) “may” receive a portion of the lender bank’s finance charge. However, in actuality it was a certainty that the electronic

[12]	Block also contends that this disclosure effectively moots the class members’ claims for 1994 (tax year 1993), because all the RAL checks for that year (according to Block) contained this disclosure. This contention is incorrect for the same reasons that Block’s typicality argument is without merit, as discussed herein.

[13]	Block contends that the RAL transaction is not complete until the customer endorses the RAL check, because until that moment, the customer is free to cancel the transaction. (Block’s Post-Hearing Brief, p. 11 n. 6). This is true insofar as the lending institution is concerned. However, if a fiduciary duty existed, Block’s obligation was to disclose the license fee to its customer before Block used the customer’s tax information for its own profit — which use occurred when Block transmitted the customer’s tax information to the lender bank, because of Block’s preexisting license fee agreement with the lender banks.

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filer would receive a portion of the bank’s finance charge in the form of a license fee, because of the preexisting license fee arrangements with the lender banks. “To warn that the untoward may occur when the event is contingent is prudent; to caution that it is only possible for the unfavorable events to happen when they have already occurred Is deceit.” Huddleston v. Herman & MacLean, 640 F.2d 534, 544 (5th Clr, 1981), reversed on other grounds, Herman & MacLean v, Huddleston, 459 U.S. 375 (1983). Thus, the purported disclosure was ineffective for this reason as well.14
     For the foregoing reasons, the Court finds that the Plaintiffs have proven that their claims are typical of the claims of the class members.
     D. Adequacy.
     The Class Representatives must fairly and adequately protect the interests of the class. The purpose of this requirement “is to protect the legal rights of absent class members.” Kirkpatrick v. J. C. Bradford & Co., 827 F. 2d 718, 726 (11th Cir. 1987). In Alabama, the adequacy requirement has two elements. “The adequacy-of-representation inquiry involves questions as to whether the plaintiffs counsel are qualified, experienced, and generally able to conduct the proposed litigation, and as to whether the plaintiffs have interests antagonistic to those of the rest of the class.” Ex parte Government Employees Ins. Co., 729 So. 2d at 309; accord, Cheminova, 779 So. 2d at 1181.

[14]	Block argued in Its original brief opposing class certification that this purported disclosure put Plaintiffs and the Class members on notice for subsequent years that Block “may” receive part of the finance charge for the RAL. This argument has been abandoned because it was not raised at the certification hearing or in Block’s Post-Hearing Brief. In any event, the false disclosure which treated a certainty as a contingency was Ineffective to place Plaintiffs and the Class members on notice that Block would receive a license fee in subsequent years, Finally, a disclosure in one year does not carry over to a subsequent year when the RAL documents were silent.

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     Here, the named Plaintiffs have no interests antagonistic to those of the class they seek to represent. There are no internal conflicts of interest; the interests of the named Plaintiffs are coextensive with those of the class members. Proposed counsel for the Class have substantial experience pursuing complex litigation generally, and consumer class litigation in particular. The adequacy requirement is satisfied.
     Block has also contended in its original brief that the Mitchells are inadequate class representatives because they supposedly do not understand the nature of their claims or the nature of the class action mechanism, and because they are unable to fund the costs of notice to the class. Block did not raise these issues at the certification hearing or in its Post-Hearing Brief. Therefore, the Court deems these contentions to have been abandoned. Moreover, the Court notes that the Plaintiffs’ affidavits on file recite that since their depositions, they have been made aware of the nature of their claims and the nature of their fiduciary responsibilities to the class, and that they have made arrangements with their attorneys to provide for class notice.
     The Court finds that the Plaintiffs have proven that they will fairly and adequately protect the interests of the class.
     The Court now turns to the requirements of Ala.R.Civ.P. 23(b)(3).
     E. Predominance.
     Questions of law or fact common to the members of the class must predominate over any questions affecting only individual members. The predominance test requires “[T]he existence of a group which is more bound together by a mutual interest in the settlement of common questions than it is divided by the individual members’ interest in matters peculiar to them.” Ex parte AmSouth Bancorporation, 717 So. 2d 357,363 (Ala.

23

1998). “In deciding whether common questions of fact or law predominate, a court must examine each plaintiffs cause of action and consider what value the resolution of the class-wide issue will have in each class member’s underlying cause of action.” Reynolds Metals Co. v, Hill, 825 So. 2d 100, 104 (Ala. 2002) (citation omitted). Stated differently, “To predominate, common issues must constitute a significant part of individual class members’ cases.” Cheminova, 779 So. 2d at 1181.
     In the case sub judice, the Class members’ claims are all dependent upon standardized RAL documents uniformly used by Block in a classwide manner. As such, resolution of the classwide issues based upon these uniform documents will be dispositive of each class member’s cause of action.
     Block contends that predominance is defeated as to each of the Plaintiffs’ claims because, Block says, the pertinent language of the RAL application is ambiguous, and therefore, presents individual questions of document interpretation. The Court disagrees. “An ambiguity exists where a term is reasonably subject to more than one interpretation.” Ex parte Awtrey Realty Co., Inc., 827 So. 2d 104,107 (Ala. 2001). “The mere fact that adverse parties contend for different constructions does not in itself force the conclusion that the disputed language is ambiguous.” Id. Objectively viewed, the pertinent language of the RAL application is, obviously, not reasonably subject to more than one interpretation: “H&R Block may not use or disclose such tax return information or such other information for any purpose (not otherwise permitted under Treas. Reg. Sec. 301.7216-2) other than as stated herein...” The Court discerns no ambiguity here. This straightforward language means what it says.

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     Block further contends that the predominance requirement is not met because the agency issue would require a determination of whether each individual class member reserved a right of control over Block’s actions. Block is incorrect. As discussed, the agency issue can be determined based solely upon the uniform language contained in the RAL applications. An examination of each class member’s state of mind is unnecessary and irrelevant. As Block admits in its Post-Hearing Brief, “Whether relations exist which will constitute an agency in this case depends on the relations of the parties as they exist under their agreements.” (Block’s Post-Hearing Brief, p. 10) (quotation marks deleted and emphasis added). The agreements in this case are uniform written documents.
     Block further contends that predominance is destroyed with respect to the breach of fiduciary duty claim because Block, as an alleged agent, must have failed to disclose a material fact. Block has produced affidavits from some of its customers stating that the existence of the license fee was of no consequence to them. Thus, Block reasons, predominance is destroyed because there must be an individualized determination of whether each class member thought the undisclosed license fee was important or not. This contention fails because, as discussed, an agent’s failure to disclose profit reaped from the subject matter of the agency is illegal — and therefore material — as a matter of law. Thus, the various class members’ personal beliefs about the propriety of the license fee are irrelevant.
     Block further contends that the predominance requirement is not met because the Class includes persons who obtained RALs from Block franchisees (as the Mitchells did), as well as persons who obtained RALs from Block-owned offices. Block points out that the franchisees are independent entities, and that Block cannot be liable for their actions unless

25

they acted as Block’s agents. Block argues that a determination of agency would require numerous mini-trials on whether each of the approximately 190 Block franchisees in Alabama was acting as Block’s agent at any given time. Therefore, says Block, either predominance is completely destroyed, or at the least, the class must be limited to persons who obtained their RALs from Block-owned offices.
     The Court disagrees. The Court finds that whether Block franchisees were acting as Block’s agents can be determined from the RAL documents, based upon the well-established concept of implied agency.
While the creation of an agency relationship, so far as the principal and agent are concerned, arises from their consent and usually as the result of a contract, it is not essential that any actual contract exist or that compensation be expected by the agent or agreed to by the parties. While the relationship, in its full sense, arises out of a contractual or gratuitous agreement between the parties,... the agency and the assent of the parties thereto may be either express or implied...
An express agency is an actual agency created as a result of the oral or written agreement of the parties, and an implied agency is also an actual agency, the existence of which as a fact is proved by deductions or inferences from the other facts and circumstances of the particular case, including the words and conduct of the parties.
     Fisher v. Comer Plantation, Inc., 772 So. 2d 455, 465 (Ala. 2000) (quoting 3 Am.Jur.2d Agency § 18 (1986)).
     In the case sub judice, whether the various franchisees were acting as Block’s agents for the purpose of the RAL transactions can be determined solely from the RAL applications themselves. The following observations apply to all RAL applications for calendar years 1989 through 1996, with the sole exception of the 1994 (tax year 1993) Mellon Bank RAL application: The RAL applications are all replete with references to “H&R

26

Block” and “H&R Block, Inc.” For several years, the RAL applications state that the customer’s signature must be witnessed by “H&R Block.” As discussed, the RAL applications all provide that “H&R Block” can only use the customer’s information for specified purposes, not including for Its own financial gain. Significantly, all the RAL applications also authorize “H&R Block” to disclose the customer’s tax information to the lender banks. Just as significantly, the RAL applications over this period of years all authorize “H&R Block” to transmit the customer’s loan request to the lender bank.
     This is evidence of a longstanding pattern of conduct from which agency or the absence thereof should be determinable on a classwide basis pursuant to the implied agency principle, with respect to all Block franchisees, solely from the language of the RAL documents.
     At the certification hearing, Block challenged predominance by raising the issue of arbitration. However, Block’s counsel specifically conceded that arbitration “is not a big issue” at this juncture. That is an accurate characterization of the arbitration issue.
     The arbitration issue arises because beginning in calendar year 1997 (tax year 1996), all Block customers signed retroactive arbitration agreements.15 Thus, Block can raise arbitration as an issue with respect to any Class members who, after the Class Periods, did further business with Block. First, this is a merits issue. Second, if Block prevails on an arbitration defense, it will be a simple matter to identify those Class members who did business with Block after the expiration of the Class Period and signed retroactive arbitration agreements. Block possesses the names, dates of birth, and social security

[15]	The Class Periods end with the calendar year 1996 (tax year 1995), before Block began using arbitration agreements.

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numbers of all of its customers for any given year; this information is contained on the RAL applications. A computer can eliminate from the Class all Class members who did subsequent business with Block (and thereby signed an arbitration agreement) in very short order. The Court notes that Block has not raised arbitration in any manner other than with respect to the predominance requirement.
     The Court finds that Plaintiffs have proven that questions of law or fact common to the members of the Class predominate over any questions affecting only individual members.
     F. Superiority.
     There are four factors pertinent to this criterion.
     The interest of Class members in individually controlling the prosecution of separate actions against Block is nonexistent because most or all of the Class members have damage claims that are uneconomical to pursue individually. “[O]ne of the primary functions of the class suit is to provide a device for vindicating claims which, taken individually, are too small to justify legal action but which are of significant size if taken as a group.” Brady v. LAC, Inc., 72 F.R.D. 22,28 (S.D.N.Y. 1976).
     It is clearly desirable to concentrate the litigation of these claims in one forum, as opposed to litigating the thousands of statewide Class members’ claims on an individual, repetitive basis.
     Management of the action should not pose any difficulty. As discussed, this action is based upon written documents, and uniform provisions contained therein, which were used in a uniform manner. Block is in possession of the social security numbers and addresses of its customers, and has detailed information concerning past class members,

28

so that identification and notification of class members and distribution of benefits to them should pose no difficulty. Calculation of damages on a classwide basis will pose no manageability problems. Plaintiffs have proffered expert testimony that damages can readily be calculated on a classwide basis. With respect to the license fee, the only variable is that the amount of the license fee varied from year to year, and the amount of the license fee in a given year is known. Information in Block’s possession will reflect which Alabamians purchased RALs in a given year. With respect to the pooling agreements, Plaintiffs’ expert has testified that he can determine the amount of profit realized by Block from each Alabama RAL customer based upon an examination of books and records. Plaintiffs’ expert opines that all damages determinations can be made through simple arithmatical calculations based upon generally accepted accounting principles.
     The final superiority factor is the pendency of other litigation. Neither the Court nor the parties are aware of any individual litigation concerning this controversy already commenced by members of the class. A national class action involving Block’s RAL program has been commenced in the United States District Court for the Northern District of Illinois. A settlement was reached and approved, and objectors appealed. On appeal, the United States Court of Appeals for the Seventh Circuit remanded the case for a redetermination of the settlement’s fairness and adequacy before a different district judge. Reynolds v. Beneficial National Bank, 288 F.3d 277 (7th Cir. 2002). On remand, the federal district court rejected the settlement, and disqualified the attorneys representing the settlement class, on the ground that they were inadequate representatives. Reynolds v. Beneficial National Bank, 2003 WL 1877416 (N.D. III.). Among other things, the district court found that formal discovery undertaken by settlement class counsel was

29

“nonexistent.” Id. at *5, *7. Thus, the national class action appears to be back at square one. With the national class action in this posture, the Court finds that this Alabama-only class action is a superior vehicle for the fair and efficient adjudication of the controversy in Alabama.
     Therefore, the Court finds that the Plaintiffs have proven that the instant class action is superior to other available methods for the fair and efficient adjudication of the controversy.
III. CONCLUSION
     Based upon the foregoing, the Court finds, after a rigorous analysis, that the Plaintiffs have carried their burden of proving the requisites for maintaining this action as a class action as set out in Ala.R.Civ.P. 23(a) and 23(b)(3). Accordingly, the Court certifies Plaintiffs’ claims for breach of fiduciary duty, unjust enrichment and breach of contract as a class action pursuant to Ala.R.Civ.P. 23(a) and 23(b)(3). The Court adopts the Class and Class Periods set out hereinabove in the Class Definition.
     The Court notes that class certification is inherently conditional, and that as the case proceeds, this certification order can be vacated, modified, or further subclasses carved out, as may be appropriate,
     The Court appoints as Lead Class Counsel, Steven A. Martino, W. Lloyd Copeland, and Taylor, Martino & Hedge, P.C.. The Court appoints as Class Counsel, Michael B. Hyman, Much, Shelist, Freed, Denenberg, Ament & Rubenstein, P.C., Steven E. Angstreich, Levy, Angstreich, Finney, Baldante, Rubenstein & Coren, P.C.
     The Court is aware that Block has the right to appeal this Order within 42 days pursuant to Ala, Code 1975 § 6-5-642. If Block does not appeal, Lead Class Counsel are

30

directed to propose a Class Notice Plan within 15 days from the expiration of the 42 day appeal period. If Block does appeal, and this Order is affirmed, Lead Class Counsel are directed to propose a Class Notice Plan within 15 days after the issuance of the Alabama Supreme Court’s certificate of judgment.
     DONE this 11 day of July  , 2003.

/s/ HERMAN Y. THOMAS

HERMAN Y. THOMAS
Circuit Judge

31

C

JOYCE A. GREEN, on behalf of herself and	:	IN THE
all other persons similarly situated	:
	:	CIRCUIT COURT
Plaintiff,	:
	:	FOR
vs.	:
	:	BALTIMORE CITY
H&R BLOCK, INC., et al,	:
Defendants	:	Case No. 97195023/CC4111
ORDER MODIFYING THE CLASS DEFINITION
     UPON CONSIDERATION of the Defendants’ Motion to Modify the Class Definition, the Plaintiff’s Response, and oral argument of the parties, it is this 10th day of July, 2002, by the Circuit Court for Baltimore City
     ORDERED that the definition of the certified class is hereby modified to read as follows:
All persons whose income tax forms were prepared at any H&R Block office or facility located in the State of Maryland who have participated in H&R Block’s Rapid Refund™ Program by obtaining a Refund Anticipation Loan (“RAL”) at any time during the period from January 1, 1992 to May 19, 2000 (the “Class”), excluding those persons who signed a RAL application containing an arbitration clause for any of the years 1997,1998 1999 or 2000.
MARCELLA A. HOLLAND
JUDGE
(STAMP)

cc:	N. Louise Ellingsworth, Esquire
Louis J. Ebert, Esquire
Steven E. Angstreich, Esquire
Charles J. Piven, Esquire

/s/ FRANK M. CONAWAY, CLERK
FRANK M. CONAWAY, CLERK	(SEAL)

JOYCE A. GREEN	*	IN THE

Plaintiff	*	CIRCUIT COURT

v.	*	FOR

H & R BLOCK, INC., ETAL	*	BALTIMORE CITY

Defendants	*	CASE NO. 97195023/CC411
***********************************************************************************************************
MEMORANDUM OPINION AND ORDER
     This action was initiated by Plaintiff Joyce A. Green individually, and on behalf of all persons whose income tax forms were prepared at any H & R Block office or facility located in the State of Maryland who had participated in H & R Block’s Rapid Refund Program by obtaining a Refund Anticipation Loan (“RAL”) during the time period January 1,1992 to the present. The Plaintiff has sued H & R Block, Inc., H & R Block Eastern Tax Services, Inc., H & R Block Tax Services, Inc., and Block Financial Corporation (hereinafter referred to collectively as “Block”), alleging deceptive and unfair practices, breach of fiduciary duty, and fraudulent concealment in connection with the Refund Anticipation Loan (“RAL”) program.
     The Plaintiff in her Complaint and various pleadings has detailed the process that a person goes through to receive an RAL. After a taxpayer has his income tax form prepared by H & R Block, he may elect to apply to a lender participating with Block to receive the refund amount, or a portion of the refund, if it exceeds a certain amount, in the form of a loan. The taxpayer must pay another charge for the loan, in addition to the tax preparation fee and the electronic filing fee, which are also deducted from the loan, and ultimately paid from the taxpayer’s actual refund. Along with these is a finance charge which the Plaintiff alleges may reach $125. The loan proceeds are generally made available to the taxpayer approximately two to five days after the return is filed in the form of a check from Block which the taxpayer can pick up at the Block office. The IRS is directed to electronically deposit the actual refund directly with the lender bank at which time the bank deposits the proceeds into an account opened in the taxpayer’s name and uses that account to repay the loan. The Plaintiff alleges that she is one of thousands of Maryland consumers that have used this RAL procedure.
     Plaintiff alleges that the lender bank pays Block certain fees, or “kickbacks” for every RAL that Block solicits or procures. Plaintiff alleges these fees are unauthorized and constitute a conflict of interest, and violate Block’s fiduciary duty to its taxpayer clients. Plaintiff also alleges that Block advertises the RAL, along with its companion program, Rapid Refund, in such a manner that makes customers believe they are receiving a refund, not a loan. Plaintiff has in its pleadings noted various advertisements of the Rapid Refund Program which, in sum, always asks the question, “Why wait for your tax refund, when you can get your money fast?” Plaintiff asserts that the persons targeted by Block for these RALs are generally lower income, financially unsophisticated persons who could not seek independent accountants, or lawyers, to help understand what the RAL program really was designed to do. They therefore, expect to get their money within two days and do believe that it is a refund as opposed to a loan against their refund. It is exasperated by the fact that the Rapid Refund Program is advertised with the RAL program, and never is the RAL program advertised alone. The Plaintiff also points out that Block receives another fee, or kickback, if the RAL customer cashes the check at a Sears store. According to the Amended Complaint, once a taxpayer comes into an H & R Block office, Block employees are instructed to discuss RALs with any customer who qualifies, regardless of whether the customer expresses any interest in the loan, or the so called “two day refund.” The

2

written forms also do not delineate the fees, or the true cost of the RAL, leaving the customers to learn their actual interest rate when they receive their check, The complaint also notes that the terms of the RAL agreement are not negotiable and that they are set by the lending bank with Block’s input.
     The Plaintiff alleges she participated in the H & R Block Rapid Refund Program in tax years 1991 through 1994, receiving RAL’s in 1992 through 1995. She alleges she has been damaged by participating in the Rapid Refund Program, and paying the exorbitant fees; that she has been victimized by her agents/fiduciaries’ undisclosed earning and by the violation of Block’s fiduciary duty owed to her as their customer.
     The Plaintiff alleges she is not the lone victim of these unfair and deceptive tactics of Block and therefore, has filed a Motion for Class Certification pursuant to Rule 2-23l(a) and (b) (l)(b)(3) of the Maryland Rules of Procedure. The Plaintiff seeks to represent a class defined as “all persons whose income tax forms were prepared at any H & R Block office, or facility located in the State of Maryland, who have participated in H & R Block’s Rapid Refund Program by obtaining a Refund Anticipation Loan (“RAL”) at any time during the period from January 1, 1992 to the present,” Various pleadings have been filed in this case, and Motions to Dismiss the Amended Complaint were heard on May 15,2000 and were denied by this Court in a separate Opinion and Order filed simultaneously with this Opinion and Order. Therefore, the named Defendants remain as H & R Block, Inc., H & R Block Eastern Tax Services, Inc., H & R Block Tax Services, Inc., and Block Financial Corporation. All Defendants have filed responses in opposition to the Motion for Class Certification; and a hearing on the motion was held before this Court on May 15, 2000. Since the Maryland Rules are very specific about the factors to be

3

considered in granting class certification, the Court will address the requirements under those Rules by the factors enumerated in the Rule in that order.
A.	Rule 2-231(a)

Rule 2-23l(a) provides as follows; One or more members of a class may sue or be sued as representative parties on behalf of all only if (1) the class is so numerous that joinder of all members is impracticable, (2) there are questions of law or fact common to the class, (3) the claims or defenses of the representative parties are typical of the claims or defenses of the class, and (4) the representative parties will fairly and adequately protect the interests of the class.
                  1. Numerosity
     As the Court in Albertini v. Pete, Marwick, Main & Co., Case No. 90087031/CL111170 (Cir. Ct. Balto. City, Md., July 10,1992), correctly stated there is very little appellate authority from the Maryland Courts providing guidance as to the criteria for certification. However, in looking at the Federal Courts and other jurisdictions, the proper test under this prong is whether the class is sufficiently numerous as to make joinder of all members impracticable. Albertini also noted that a class of as few as twenty-five or thirty members raises the presumption that joinder would be impracticable.
     In the instant case, Plaintiff is requesting a certification of a class which could amount, by the Defendant’s own records provided at prior hearings, to thousands of Maryland residents. In Defendant’s Answer to the Plaintiffs Complaint, it noted that Block is the largest tax preparation in the United States, responsible for preparing between ten and twelve percent of all tax returns filed with the Internal Revenue Service. In the Defendant’s Memorandum in Opposition to the Motion for Class Certification, Defendant skipped the first prong of “numerosity” altogether, merely stating in a footnote that they stipulate that the proposed class presently meets the

4

numerosity requirement, and then proceeding to discuss nationwide settlements involving RALs in which Block has entered into in other parts of the country. With that in mind, the Court finds no reason to further discuss this first prong and finds that the Plaintiff has met its burden on numerosity.
     2. Commonality
     The second prong of Rule 2-231 (a) mandates that there be questions of low or fact common to the class. This requirement is noted for its ability to be easily satisfied.
     There is a strain of cases in favor of the proposition that where a proposed class action stems from a comprehensive scheme or standardized “sales presentation” that involves uniform, publicly distributed documents, or repetitive, uniform oral representations, or omitted material facts, class certification has been found proper and warranted. Sewell v. Sprint PCS, L. P., Case No. 9718802/CC3879 (Cir. Ct. Balt, City, Md., June 29,1998).; Grainger v. State Securities Life Ins. Co., 547 F.2d 303 (5th Cir. 1977).; Vasquez y. Superior Court, 2 Cal. 3d 800 (1971).; Pruitt v. Rockefeller Center Properties Inc., 574 N.Y.S. 2d 672 (1991).
     The Judiciary recognizes the importance of class action treatment of fraud and negligent misrepresentation claims in the context of protecting the consumer’s rights. In Vasquez, the Court noted that “[p]rotection of unwary consumers from being duped by unscrupulous sellers is an exigency of the utmost priority in contemporary society,” (4 Cal. 3d at 808.) and that "[i]ndividual actions by each of the defrauded consumers is often impracticable because the amount of individual recovery would be insufficient to justify bringing a separate action (for each of them); thus an unscrupulous seller retains the benefits of its wrongful conduct.” (Id.)
     In this particular case, Plaintiffs argue that during the class period, Defendants took part

5

in a concerted scheme to defraud citizens of our state by releasing false and misleading information which omitted and misrepresented material facts. The Plaintiff alleges, inter alia, in her Complaint that common questions of law and fact exist as to the following questions:
(1)	whether the Defendants fraudulently concealed the true nature of the Rapid Refund Program and the fees associated with RALs;

(2)	whether the Block Defendants owed to Plaintiff and the Class the fiduciary duties of one standing in a confidential relationship to another;

(3)	whether the Block Defendants owed to Plaintiff and the Class the fiduciary duties owed by an agent to its principal;

(4)	whether the Block Defendants received kickbacks from RAL lending institutions in violation of their fiduciary duties to Plaintiff and the Class;

(5)	whether the acts and practices of the Defendants were done willfully, maliciously, fraudulently and/or with actual malice; and

(6)	whether the Plaintiff and the Class have been damaged, injured or have suffered irreparable harm and, if so, the extent of such damages or injuries and/or the nature of the equitable and/or injunctive relief and statutory damages to which each member of the Class is entitled.
The Court finds that these central issues satisfy the commonality requirement as there are questions of law and fact common to the proposed class.
     3. Typicality
     The third prong of Rule 2-231 (a) requires the representative Plaintiff to present claims that are typical of the proposed class. The class representative must show that his/her claims “‘arise from the same event or practice or course of conduct that gives rise to the claims of the other class members, and that the claims are based upon the same legal theory.’” Twyman v.

6

Rockville Housing Authority, 99 F.R.D. 314, 321 (D. Md. 1983). However, it is to be understood that the typicality requirement does not mandate that the claims of the named representative be “identical to” those of the other class members. This requirement is met even though varying fact patterns support the claims or defenses of individual class members or there is a disparity in the damages claimed by the named parties and the other members of the class. National Constructors Ass’n v. National Electrical Contractors Ass’n, 498 F. Supp 510, 545 (D. Md. 1980) mod., 678 F. 2d 492 (4th Cir. 1982), cert. dismissed, 463 U.S. 1234 (1983). Typicality can also be achieved by demonstrating that the Plaintiff can “show that the issues of law or fact he or she share in common with the class occupy the same degree of centrality to his or her claims as to those of unnamed members.” See Weiss v. New York Hospital, 745 F. 2d 786, 809 n. 36 (3rd Cir. 1984), cert. denied 470 U.S. 1060 (1985) citing Donaldson v. Pillsbury, 554 F. 2d 825 (8th Cir.), cert. denied, 434 U.S. 856 (1977).
     In the present case, the Plaintiff alleges that she and other members of the class were subjected to a pattern and practice of the Defendants’ misrepresenting the nature of the Rapid Refund Program to consumers and that Defendants took advantage of the Plaintiff and members of the proposed class by charging exorbitant interest rates on what was a fully secured, short term, loan for the purpose of generating substantial undisclosed fees and profit. Plaintiff also alleges that Block acted as an agent and the Court of Appeals has made the finding that Plaintiff has alleged sufficient facts supporting the existence of an agency relationship. Green v. H&R Block, et al., 355 Md. 488,735 A.2d 1039 (1999) at 527. Thus, assuming an agency relationship, Defendant Block owes a fiduciary duty to the Plaintiff and the proposed class.
     The Defendants argue that the Plaintiff’s claims lack the necessary typicality to warrant

7

her being accepted as a viable class representative. The Defendants cite the fact that the Plaintiff did not read her applications before signing them, she did not cash a RAL check at Sears, she requested a RAL in at least one year, and other such fine points (Defendant’s Memorandum of Law in Opposition to Plaintiff’s Motion for Class Certification pp.27–28). In making such an argument about the minute specificities of Plaintiff’s conduct as related to the conduct of the proposed class, the Defendants essentially ignore the fact that the claims are not required to be identical. The central issue of the class certification motion is one that deals with omitted information by a fiduciary (agent) saddled with the obligation of revealing all pertinent information to its principal. In this situation the Court cannot now ask the proposed class if they take issue with the fact that information was knowingly omitted from their purview. The proper question is;” Was information intentionally omitted from the knowledge of the Plaintiff and is this typical of the proposed class as a whole?”
     Class members usually are given the opportunity to opt out of the class by a particular date, should they choose, if they take no offense to the actions of the Defendants or simply do not want to be a part of the class. Rule 2–231 (e). The Court’s focus is on the actions taken by the Defendants at the time the harm occurred, not whether or not the proposed class takes objection to such actions. The Court finds that the typicality requirement has been met.
     4. Adequacy of Representation
     The fourth factor to be considered under Maryland Rule 2-231 (a), is whether the representative party will fairly and adequately protect the interests of the class.
     Case law notes that there are two components to be considered within this prong 1) the interests of the Plaintiff must coincide with the other members of the class; and 2) it must appear

8

that the Plaintiff and selected counsel will vigorously prosecute the action. Disabled in Action of Baltimore v. Bridwell, 593 F.Supp. 1241, 1245 (D.Md. 1984).
     The first component, as borne out by the discussion on “Typicality,” is clearly met. This Plaintiff’s interests are in sync with other members of the class she seeks to represent in the action. There are no antagonistic interests. The Defendant’s claims that she is not an adequate representative because she is not one of those customers who cashed her check at Sears or signed an RAL containing an arbitration clause does not equate to her having antagonistic interests, merely different and perhaps less damages as a result of any injury.
     As to the second component of this prong, it is uncontradicted through pleadings and argument that the plaintiff in this case reviewed the Complaint, discussed it with her attorneys, has had other discussions with her attorneys, and appeared for deposition. Her testimony at deposition demonstrates that she understands the nature of the Complaint, and the reasons she is suing H & R Block, Inc., etal. In addition, while it is contested whether or not it meets Maryland’s law, the Plaintiff was able on deposition to give details of her fee arrangement with her attorneys. In addition, the Plaintiff presented a letter from counsel explaining the nature of her fee arrangement with them for the purposes of this case. The defendants point out that the copy presented to them and the Court is unsigned by either the counsel, or the plaintiff, and that a thorough discussion of what expenses are paid by the counsel, or what might be expected to be paid by the plaintiff, and any percentage arrangements, as sometimes you might find in contingency cases, is missing. Plaintiff, however, argues that in class action suits, it is not necessary to have such details in writing. Plaintiff’s deposition at pages 45 – 46 clearly indicates that her understanding of the fee agreement matches the letter when she states: “The agreement

9

is that whatever the judge sees fit would be their payment, if there was any; if there wasn’t, then there wouldn’t be any fee.” Ms. Green also conveyed she is under no obligation to pay expenses whether she wins or loses. Also uncontradicted is that the plaintiff at deposition stated that she was representing all Rapid Refund customers in the United States as opposed to all RAL recipients in the State of Maryland as she pled in her Amended Complaint.
     The Court finds that while the letter is scant, it does lay out the bare minimum requirements for a fee arrangement; and that coupled with the testimony from the plaintiff indicating her knowledge of the fee arrangement is sufficient to determine that she has, in fact, hired counsel, and knows the fee arrangement, In addition, the plaintiff does appear to be a knowledgeable client, understanding the gravamen of the case before her, and has followed through with filings, pleadings, court appearances, and a deposition. The Court finds the misstatement in her deposition with respect to how many persons she is seeking to represent in the class to be of little consequence in the overall view of her knowledge of the case. The Plaintiff, in fact, has taken her Complaint all the way to the Court of Appeals of Maryland after it was dismissed below and won a reversal and remand; and has remained as the moving party as the case goes forward once again in this Court. Her actions certainly suggest she is a knowledgeable, willing proponent of the cause, and will be an adequate representative for the class.
     With respect to the counsel she has retained, records reflect that they are well-known attorneys in this field, and have filed numerous suits of this nature. The resumes of counsel, both local and outside, reveal superior qualifications by noting vast experience in this type of litigation, prior certifications won, including the one in the Albertini case before this Court.

10

There is no question that they are knowledgeable and capable of pursuing this lawsuit, and have thus far actively pursued Ms. Green’s cause. There is no reason to doubt that they would not continue to provide more than adequate representation for the class.
     In sum, the Court believes that the plaintiff has met her burden and will be an adequate representative for the class.
     B. Requirements Under Maryland Rule 2-231 (b)
     The Plaintiff, as an additional prerequisite to class certification, under Maryland Rule 2-231, must establish one of several factors under 231 (b)(3). The Plaintiff in this case has chosen to rely upon the predominant and superiority clauses of that Rule.
          1. Predominance
     “In determining whether the predominance standard is met, courts focus on the issue of liability, and if the liability issue is common to the class, common questions are held to predominate over individual ones.” Albertini v. Peat, Marwick, Main & Co. Case No. 9008703/CL111170, (Cir. Ct. Balt. City, Md., July 10, 1992); In Re Kirschner Medical Corp. Securities Litigation. 139 F.R.D. 74, 80, (D. Md. 1991). It is clear that several questions exist which align themselves perfectly with the issue of liability: whether or not Defendants’ acts activities and omissions amounted to violations of Maryland’s Consumer Protection Act (the Consumer Protection Act), fraudulent concealment and breaches of Defendants’ fiduciary duties and obligations; whether or not Plaintiff and the Class members were damaged by the violation of the Consumer Protection Act; whether or not Defendants must disgorge the secret profit they realized in breach of their duties; and whether or not declaratory relief is mandated are central questions. However, the overall issue of this motion is whether the Defendants, while wearing

11

the hat of fiduciary (agent), intentionally omitted facts that the proposed class (principal) had a right to be privy to. The Court of Appeals also narrowed the issue down to this particular point:
[r]ather Green’s central allegation relates to H&R Block’s failure to disclose the ‘true nature’ of its RAL program, in particular, the various ways it stands to benefit from the customer’s agreement with the lending bank. The Court finds that the issue of liability is common to the class. Green, at 526.
     Defendants argue that the fraudulent omissions and negligent misrepresentations require proof of individual reliance and thus, certification under (b) (3) is inappropriate because individual issues of reliance will predominate over any common question of law and fact.
     The court stated in Kirschner, “[i]n the event that individual issues of reliance pose difficulties as to case management at a later stage, there are mechanisms available to effectively litigate the reliance questions, without destroying the efficiency of class proceedings on other issues.” Kirschner at 83. Also, as stated in Albertini, there are several other avenues available to resolve reliance issues without sacrificing class certification (mini-hearings and questionnaires to name a few).
     Furthermore, there is case law, as Plaintiff argues (in Plaintiffs Reply Brief in Support of Her Motion for Class Certification), that supports the idea that common misrepresentations obviates the need to gather individual testimony as to each element of a fraud or misrepresentation claim, especially where written misrepresentations or omissions are involved. Cope v. Metropolitan Life Insurance Company, 82 Ohio St. 3d 426, at 430, (1998) citing Shields v. Lefta, Inc., 888 F. Supp. 891, 893 (N.D. 111. 1995). This would seem to include individual issues of reliance. Therefore, the Court finds that common issues predominate over any questions affecting only individual members.

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     2. Superiority
     The second prong of plaintiff’s reliability under Maryland Rule 231(b)(3) requires that a class action be superior to other methods for the fair and efficient adjudication of the case.
     The plaintiff first notes that the defendant should be estopped from objecting to the class action because it has entertained a class action in the State of Illinois in Zawickowski, et al v. Beneficial National Bank, et al, No. 98 (2178, N.Dist, 111., E.Dist). Defendant distinguishes that action as a settlement only class which is allowed under Amchem Products, Inc. v. Windsor, 521 U.S. 591, 117 S Ct. 2231 (1997), and denotes different factors are considered for a settlement class certification, rather than a class certification for trial. The Courts have noted that the requirements for certification settlement purposes are less stringent “to encourage sweeping settlements of complex litigation,” Bowling v. Pfizer, 143 F.R.D. 141, 158 (S.D. Ohio 1992). The Court agrees with Defendant and, therefore, will not find that they have waived their right of objection to the class on this basis.
     As plaintiff notes, obviously, the cost of trying this claim in separate cases would be extremely expensive to the individual customers who felt they were wronged. Evidence presented shows that the loss to each alleged injured party would be nominal, such as five to fifteen dollars per RAL. Faced with those types of damages, it is unlikely that one person would undertake the expense involved in this complex litigation. And in fact, case law notes that when the amount of money each person loses is small, then that is when class actions are most appropriate. Sewell v. Sprint PCS, L.P., supra.
     In addition, class actions have the least burdensome effect on the judicial system, as they facilitate judicial economy and efficiency, as well as consistent judgments. A class action is

13

preferable, in that it would provide a speedier and more comprehensive determination of the allegations at issue. It would also prevent inconsistent verdicts being entered against the defendants, and would spare the defendants, and the Court, repetitive piecemeal litigation.
     While the defendant raises claims of mini trials being necessary to resolve issues of causation and reliance, the common questions of law and fact noted above would indicate that those issues would really go more towards damages, as opposed to the merit of the lawsuit. It is alleged that the failure to disclose the fee arrangement between H & R Block, Inc., and its lenders, the fact that the monies the clients received were actually loans, and not their refunds, and that Block received incentive, or “kickbacks” from the lending institutions, and from Sears where a lot of the checks were cashed, would be the same for all the members of the class. The specific details of each of their visits to the H & R Block for tax preparations, or their specific disclosure forms, would not be relevant. The defendant relies heavily on the issue that the Court must know whether each class member would have obtained a RAL had they known that Block were receiving a percentage of the fee, or receiving a kickback, or receiving any part of the proceeds from the cashing of the check. They also allege that the Court cannot assume that every member of the class was lured by the same Block ad; however, evidence shows that the ads were all similar, especially with regards to the key information that would make a person want to apply for the Rapid Refund RAL.
     In sum, the Court finds that the members of the class are clearly identifiable and have similar claims, and that the benefits of judicial economy, consistent judgments, as well as the saving of trial costs for punitive class members, clearly make class action a superior remedy then individual lawsuits.

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     C. CONCLUSION
     For the reasons stated above, the Court finds that Plaintiff has satisfied the requirements of Rule 2-231 (a) and (b)(3), and will certify the class defined by Plaintiff. Pursuant to Rule 2-23 l(c), this determination may be altered or amended at anytime before a decision on the merits upon further review of the Court. Additionally, the Court shall invite from the parties a proposed order for the form of notice to be given members of the class.

15

JOYCE A. GREEN, on behalf of herself and	:	IN THE
all other persons similarly situated	:
:
	: :	CIRCUIT COURT
Plaintiff,	:
:
	: :	FOR
vs.	:
:
	:	BALTIMORE CITY
H&R BLOCK, INC., et al,	:
:
Defendants	:	Case No. 97195023/CC4111
ORDER
     Upon consideration of Plaintiff’s Motion for Class Certification, and any opposition thereto, it is this 19 day of May, 2000, by the Circuit Court for Baltimore City
     ORDERED that Plaintiff’s Motion for Class Certification seeking certification of the following class:
All persons whose income tax forms were prepared at any H&R Block office or facility located in the State of Maryland who have participated in H&R Block’s Rapid Refund Program by obtaining a Refund Anticipation Loan (“RAL”) at any time during the period from January 1, 1992 to the present.
is GRANTED.
     FURTHER ORDERED, that the Class, as described above, is hereby certified pursuant to Maryland Rule 2-231.

/s/ MARCELLA A. HOLLAND

MARCELLA A. HOLLAND
JUDGE
(SEAL)
[ ILLEGIBLE ]

D

     IN THE CIRCUIT COURT OF KANAWHA COUNTY, WEST VIRGINIA
DEADRA D. CUMMINS,
IVAN and LADONNA BELL,
LEVON and GERAL MITCHELL,
JOYCE A. GREEN,
LYNN BECKER,
RENEA GRIFFITH
MARYANNE HOEKMAN and
JUSTIN SEVEY,
on their own behalf and on
behalf of those similarly situated,
     Plaintiffs,

v.	Civil Action No. 03-C-134
H & R BLOCK, INC., H & R BLOCK
TAX SERVICES, INC., H & R BLOCK
EASTERN ENTERPRISE, successor to
H & R BLOCK EASTERN TAX SERVICES, INC.,
BLOCK FINANCIAL CORPORATION,
HRB ROYALTY, INC., and
H & R BLOCK SERVICES, INC.,
     Defendants.
     [PROPOSED] FINAL ORDER OF JUDGMENT AND DISMISSAL
     WHEREAS, the parties to this action, Plaintiffs Deadra Cummins, and Ivan and LaDonna Bell, and Defendants H&R Block, Inc., et al., along with the parties in three related and now consolidated actions, Mitchell v. H&R Block, Inc. et al., Case No. CV-95-2067 (Circuit Court of Mobile City, Ala.) (the “Mitchell Action”), Green v. H&R Block, Inc. et al., Case No. 97195023/CC411 (Circuit Court of Baltimore City, Maryland) (the “Green Action”), and Becker v. H&R Block, Inc., Case No. 5:04-cv-

01074-CAB (N.D. Ohio) (removed from Summit County (Ohio) Court of Common Pleas) (the “Becker Action”) (hereinafter collectively these consolidated cases will be referred to as the Action) have agreed, subject to Court approval, to settle this Action upon the terms and conditions set forth in the Agreement of Settlement and the Exhibits annexed thereto (the “Settlement Agreement”), which has been filed with the Court as an attachment to the Motion for Final Approval (the “Motion”); and
     WHEREAS, the Plaintiffs having made application, pursuant to West Virginia Rule of Civil Procedure 23, for an order finally approving the Agreement, which sets forth the terms and conditions for a proposed settlement of the Action and for dismissal of the Action with prejudice upon the terms and conditions set forth therein; and
     WHEREAS, the Court preliminarily approved the Settlement Agreement by a Preliminary Approval Order dated             , 2005, and Notice was given to all members of the Settlement Class pursuant to the terms of the Preliminary Approval Order; and
     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Settlement Agreement; and
     WHEREAS, the Court has read and considered the papers filed in support of the Motion, including the Settlement Agreement and the exhibits thereto, memoranda and arguments submitted on behalf of the Settlement Class and the Settling Defendants, and supporting declarations. The Court has also

2

considered any written comments filed with the Clerk of the Court by absent class members. The Court held a hearing on                     , at which time the parties and all other interested persons were heard in support of and in opposition to the proposed settlement; and
     WHEREAS, based on the papers filed with the Court and the presentations made to the Court by the parties and by other interested persons at the hearing, it appears to the Court that the settlement set forth in the Settlement Agreement is fair, adequate, and reasonable. Accordingly,
     IT IS HEREBY ORDERED THAT:
     1. For purposes of this settlement only, the Court has jurisdiction over the subject matter of the Action and personal jurisdiction over the parties and the members of the Settlement Classes described below.
     2. Pursuant to Rule 23(b)(3) of the West Virginia Rules of Civil Procedure, the Court confirms its prior certification of the following Settlement Classes for purposes of settlement only:
          (a) State Law Class: All residents of the several jurisdictions identified in the chart attached as Exhibit A who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005, and did not timely request exclusion from this class;

3

          (b) West Virginia Class: All West Virginia residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1, 1994 through December 23, 2005, who did not previously request exclusion from the Cummins class or timely request exclusion from this class, other than those persons who previously requested exclusion from the Cummins class, subsequently obtained a RAL through any Settling Defendant or Affiliate in 2005, and did not timely request exclusion from this class with respect to such 2005 RAL.
          (c) Becker Class: All Ohio residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any HRB Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005, and did not timely request exclusion from this class.
          (d) Mitchell/Green Class: All Maryland residents who applied for and obtained a RAL at any H&R Block office in Maryland from January 1, 1992 through December 31, 1996 and did not thereafter apply for and obtain a RAL subject to an arbitration provision, and all individuals who obtained a RAL from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which

4

the Settling Defendants herein received a license fee payment or portion of the finance charge, and who did not previously request exclusion from their respective classes that were previously certified or timely request exclusion from this class.
     3. The Court confirms the appointments of the class representatives and class counsel with respect to each Settlement Class, as follows:
          (a) State Law Class: Justin Sevey, Maryanne Hoekman and Renea Griffith are appointed class representatives; and Daniel Hume, Esq., of Kirby Mclnerney & Squire, LLP, Ronald L. Futterman, Esq., Michael I. Behn, Esq., and William W. Thomas, Esq., of Futterman & Howard, Chtd, Michael B. Hyman, Esq., and William H. London, Esq., of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., and Scott S. Segal, Esq. of The Segal Law Firm are appointed as class counsel to the State Law Class.
          (b) West Virginia Class: Deadra Cummins, Ivan Bell and LaDonna Bell are appointed class representative and Brian A. Glasser, Esq., H. F. Salsbery, Esq., John Barrett, Esq., and Eric Snyder, Esq., of Bailey & Glasser, LLP are appointed class counsel to the West Virginia Class. Brian Glasser is also appointed Coordinating Counsel.
          (c) Becker Class: Lynn Becker is appointed class representative and John Roddy, Esq., Gary Klein, Esq., and Elizabeth Ryan, Esq., of Roddy Klein & Ryan, Ronald Frederick, Esq. of Ronald Frederick & Associates, LLC, and Bruce L. Freeman, Esq., Freeman & Chiartas, are appointed class counsel to the Becker Class.

5

          (d) Mitchell/Green Class: Levon and Geral Mitchell and Joyce A. Green are appointed class representatives Steven A. Martino, Esq., Frederick T. Kuykendall III, Esq., and W. Lloyd Copeland, Esq. of Taylor, Martino & Kuykendall, Steven E. Angstreich, Esq., Michael Coren, Esq., Carolyn C. Lindheim, Esq., of Levy, Angstreich, Finney, Baldante, Rubenstein and Coren, P.C., Charles J. Piven, Esq., of Law Offices of Charles J. Piven, PA, and Marvin W. Masters, Esq., of The Masters Law Firm lc, are appointed class counsel to the Mitchell/Green Class.
     4. With respect to each of the respective Settlement Classes, this Court confirms its previous preliminary findings in the Preliminary Approval Order that, for settlement purposes only, (a) the Settlement Class as defined above is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Settlement Class; (c) the claims of the respective class representatives (the “Class Representatives”), identified in paragraph 3 above, are typical of the claims of their respective class; (d) the Class Representatives will fairly and adequately protect the interests of the Settlement Class; (e) the questions of law or fact common to the members of the Settlement Class predominate over the questions affecting only individual members, and (f) certification of the Settlement Class is superior to other available methods for the fair and efficient adjudication of the controversy. In the event the Settlement Agreement terminates pursuant to its terms or the certification of any Settlement Class does not become final for any reason, the conditional certification of such Settlement Class pursuant to this Order shall be vacated automatically and shall be null and void, and any such Settlement

6

Class shall revert to its status immediately prior to the execution of the Settlement Agreement.
     5. The Court finds that the Notice was given to members of the Settlement Class in accordance with the Preliminary Approval Order and such Notice by first-class mail and publication adequately informed members of the Settlement Classes of all material elements of the proposed settlement, constituted valid, due, and sufficient notice to all members of the Settlement Classes, constituted the best notice practicable under the circumstances, and fully satisfied all requirements of Rule 23(c) of the West Virginia Rules of Civil Procedure and applicable law.
     6. The persons who made timely and valid requests for exclusion are excluded from the Settlement Classes and are not bound by this Order of Final Judgment and Dismissal. The identities of such persons are set forth in Exhibit B attached hereto.
     7. The Settlement Agreement was arrived at as a result of arms’-length negotiations conducted in good faith by counsel for the Parties, with the assistance of an experienced mediator, and is supported by the Representatives of the Settlement Classes.
     8. The Action presents issues as to liability and damages as to which there are substantial grounds for differences of opinion.
     9. The Court finally approves the settlement of the Action in accordance with the terms of the Settlement Agreement and finds that the

7

settlement is fair, reasonable, and adequate in all respects in light of the complexity, expense and duration of litigation and the risks involved in establishing liability, damages and in maintaining the class action through trial and appeal.
     10. Payment of cash as provided under the Settlement Agreement constitutes fair value given in exchange for the release of the Released Claims against the Released Parties. The Court finds that the consideration to be paid to Settlement Class Members is well within the range of reasonableness considering the facts and circumstances of the RAL transactions at issue, the numerous types of claims and affirmative defenses asserted in the Action and other RAL litigation over many years, and the potential risks and likelihood of success of alternatively pursuing trial on the merits.
     11. The Court orders the parties to the Settlement Agreement to perform their obligations thereunder pursuant to the terms of the Settlement Agreement.
     12. The Court dismisses this Action, and the Released Claims, with prejudice and without costs (except as otherwise provided herein and in the Settlement Agreement) against Plaintiffs and all Settlement Class Members, and adjudges that the Released Claims and all of the claims described in the Settlement Agreement, Section I, Paragraphs 2 through 5 are released against the Released Parties.
     13. The Court adjudges that the Class Representatives and all

8

Settlement Class Members who receive money from the Settlement Fund under the Settlement Agreement shall be deemed to have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Parties, as defined by the Settlement Agreement. The Court further adjudges that each Settlement Class Member who did not timely and validly request exclusion from this settlement (the “Non-Opt Outs”), but for whatever reason did not submit a claim to receive money from the Settlement Fund, shall be deemed to have fully, finally and forever released and extinguished his or her right (if any ever existed) to adjudicate a Released Claim in any forum other than by individual arbitration as permitted by and in accordance with the arbitration provision of the 2005 RAL application, a copy of which is attached as Exhibit C to the Motion. In all other respects, such Non-Opt Outs do not release any Released Claims for a period of one year after the Effective Date, as defined in the Settlement Agreement, Section II, Paragraph 6, at which time such Non-Opt Outs shall be deemed to have, fully, finally and forever released, relinquished and discharged all Released Claims against the Released Parties.
     14. The Court further adjudges that upon the Effective Date, each of the Released Parties and all signatories to the Settlement Agreement shall be deemed to have fully, finally and forever released, relinquished and discharged Plaintiffs, Class Counsel, and the Settling Defendants and their counsel in this Action from any claims (including Unknown Claims) for abuse of process, libel, malicious prosecution or similar claims arising out of, relating to, or in connection with the

9

institution, prosecution, defense, assertion, or resolution of the Action, including any right under any statute or federal law to seek counsel fees and costs.
     15. Plaintiffs and Settlement Class Members are permanently barred and enjoined from asserting, commencing, prosecuting or continuing any of the Released Claims or any of the claims described in the Settlement Agreement, Section I, Paragraphs 2 through 5 against the Released Parties, except in a manner consistent with paragraph 13, supra, to the extent applicable.
     16. It is in the best interests of the Parties and the Settlement Class Members and consistent with principles of judicial economy that any dispute between any Settlement Class member (including any dispute as to whether any person is a Settlement Class Member) and any Released Party which in any way relates to the applicability or scope of the Settlement Agreement or this Final Order of Judgment and Dismissal should be presented exclusively to this Court for resolution by this Court. Therefore, without affecting the finality of this Final Order of Judgment and Dismissal in any way, the Court retains jurisdiction over: (a) implementation and enforcement of the Settlement Agreement until the final judgment contemplated hereby has become effective and each and every act agreed to be performed by the parties hereto shall have been performed pursuant to the Settlement Agreement; (b) any other action necessary to conclude this settlement and to administer, effectuate, interpret and monitor compliance with the provisions of the Settlement Agreement.
     17. The Court approves of Class Counsel attorneys’ fees, costs and

10

expenses for the Cummins class in the amount of                     , and for the State Law class, the Becker class, and the Mitchell/Green class in the total amount of                     . These amounts shall be paid from the Settlement Fund to Coordinating Counsel in accordance with the terms of the Settlement Agreement. Coordinating Counsel will then distribute the money among class counsel in his discretion.
     18. The Court approves the service fee payment of $                     for Class Representative Deadra Cummins. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     19. The Court approves the service fee payment of $                     for Class Representatives Ivan and LaDonna Bell. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     20. The Court approves the service fee payment of $                     for Class Representative Joyce Green. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     21. The Court approves the service fee payment of $                     for Class Representatives Levon and Geral Mitchell. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     22. The Court approves the service fee payment of $                     for Class Representative Lynn Becker. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     23. The Court approves the service fee payment of $                     for Class

11

Representative Renea Griffith. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     24. The Court approves the service fee payment of $                     for Class Representative Maryanne Hoekman. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     25. The Court approves the service fee payment of $                     for Class Representative Justin Sevey. This amount shall be paid from the Settlement Fund in accordance with the terms of the Settlement Agreement.
     26. Neither this Final Order of Judgment and Dismissal nor the Settlement Agreement is an admission or concession by any of the Settling Defendants or their Affiliates of any fault, omission, liability, or wrongdoing. This Final Order of Judgment and Dismissal shall not constitute a finding of either fact or law as to the merits or the validity or invalidity of any claims in this Action or a determination of any wrongdoing by the Settling Defendants, or a finding as to any obligation of the Settling Defendants or their Affiliates to take any actions agreed to be done or avoided as necessary in order to bring them into compliance with law. The final approval of the Settlement Agreement does not constitute any opinion, position, or determination of this Court, one way or the other, as to the merits of the claims and defenses of the Settling Defendants or the Settlement Class members.
     27. All objections to the Settlement Agreement are overruled and denied in all respects. The Court finds that no just reason exists for delay in entering this

12

Final Order of Judgment and Dismissal. Accordingly, the Clerk is hereby directed forthwith to enter this Final Order of Judgment and Dismissal.

DATED: , 2006

Hon. Louis Bloom

13

A

Exhibit A
Settling Jurisdictions
1.	Arkansas

2.	Arizona

3.	California

4.	District of Columbia

5.	Florida

6.	Illinois

7.	Indiana

8.	Massachusetts

9.	Maryland

10.	Maine

11.	Michigan

12.	Minnesota

13.	Missouri

14.	Nebraska

15.	New Hampshire

16.	Nevada

17.	Oregon

18.	Pennsylvania

19.	Tennessee

20.	Utah

21.	Virginia

22.	Washington

23.	Wisconsin.

E

IN THE CIRCUIT COURT OF KANAWHA COUNTY, WEST VIRGINIA
DEADRA D. CUMMINS,
IVAN and LADONNA BELL,
LEVON and GERAL MITCHELL,
JOYCE A. GREEN,
LYNN BECKER,
RENEA GRIFFITH
MARYANNE HOEKMAN and
JUSTIN SEVEY,
on their own behalf and on
behalf of those similarly situated,
Plaintiffs,

v.	Civil Action No. 03-C-134
H & R BLOCK, INC., H & R BLOCK
TAX SERVICES, INC., H & R BLOCK
EASTERN ENTERPRISE, successor to
H & R BLOCK EASTERN TAX SERVICES, INC.,
BLOCK FINANCIAL CORPORATION,
HRB ROYALTY, INC., and
H & R BLOCK SERVICES, INC.,
Defendants.
[PROPOSED] ORDER PRELIMINARILY APPROVING CLASS ACTION
SETTLEMENT AND PROVIDING FOR NOTICE
(“PRELIMINARY APPROVAL ORDER”)
     WHEREAS, the Court has been advised that the parties to this action, Plaintiffs Deadra D. Cummins, and Ivan and LaDonna Bell, and Defendants H&R Block, Inc., et al., along with the parties in three related actions, Mitchell v. H&R Block, Inc. et al., Case No. CV-95-2067 (Circuit Court of Mobile City, Ala.) (the “Mitchell Action”), Green v. H&R Block, Inc. et al., Case No. 97195023/CC411

(Circuit Court of Baltimore City, Maryland) (the “Green Action”), and Becker v. H&R Block, Inc., Case No. 5:04-cv-01074-CAB (N.D. Ohio) (removed from Summit County (Ohio) Court of Common Pleas) (the “Becker Action”) (hereinafter collectively referred to as the Settling Actions) have agreed, subject to Court approval following notice to the Settlement Class and a hearing, to settle these actions upon the terms and conditions set forth in the Agreement of Settlement (“Agreement”), which has been filed with the Court as an attachment to the Motion for Preliminary Approval;
     WHEREAS, the Plaintiffs having made application, pursuant to West Virginia Rule of Civil Procedure 23, for an order preliminarily approving the settlement of the Action in accordance with the Agreement of Settlement and the Exhibits annexed thereto, which set forth the terms and conditions for a proposed settlement of this action and the Settling Cases and for dismissal of the this action and the Settling Cases with prejudice upon the terms and conditions set forth therein; and
     WHEREAS, the Plaintiffs have moved for leave to file a Consolidated and Amended Complaint, consolidating this action and the Settling Actions for purposes of settlement, and the plaintiffs have lodged with the Court a Consolidated and Amended Complaint; and
     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Agreement; and
     WHEREAS, the Court having read and considered the Agreement, and

2

based upon the Agreement and all of the files, records, and proceedings herein, and it appearing to the Court that upon preliminary examination the Agreement and settlement appears fair, reasonable and adequate, and that a hearing should and will be held after notice to the proposed Settlement Classes to confirm that the Agreement and settlement are fair, reasonable, and adequate, and to determine whether a Final Order of Judgment and Dismissal should be entered in this action based upon the Agreement;
     IT IS HEREBY ORDERED THAT:
     1. For purposes of settlement only, the Court has jurisdiction over the subject matter of the Settling Actions and personal jurisdiction over the parties and the members of the proposed Settlement Classes described below.
     2. For purposes of settlement only, the Court allows the motion to consolidate this action and the Settling Actions (hereinafter collectively referred to as the “Action”), and accepts the Consolidated and Amended Complaint as filed. In the event that one or more of the Settlement Classes as provided in the Agreement is not approved by the Court, such Consolidated and Amended Complaint will be stricken and this order vacated automatically, as far as they relate to any such disapproved Settlement Class, (i) concurrently with any order rejecting approval of this Agreement or disapproving any such Settlement Class or, (ii) in the event that the Court grants final approval of one or more Settlement Classes as provided in the Agreement but such final approval order is subsequently reversed or modified on appeal, concurrently with any order remanding the Action to this Court, in either

3

case without the need for any further order of this Court, and in either such instance any Settlement Class that is not approved by the Court or for which certification is reversed or modified on appeal will revert to its status immediately prior to the execution of the Agreement.
     3. The Agreement and the settlement contained therein are preliminarily approved as fair, reasonable, and adequate.
     4. Pursuant to Rule 23(b)(3) of the West Virginia Rules of Civil Procedure, the Court certifies the following Settlement Classes for purposes of settlement only:
         (a) State Law Class: All residents of the several jurisdictions identified in the chart attached hereto as Exhibit 1 who applied for and obtained a Refund Anticipation Loan (a “RAL”) through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate (as defined in the Agreement), as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005;
         (b) West Virginia Class: All West Virginia residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any HRB Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears

4

stores) from January 1, 1994 through December 23, 2005 who have not previously requested exclusion from the Cummins class; provided, however, that persons who opted-out of the certified Cummins litigation class and who obtained a RAL through any Settling Defendant or Affiliate in 2005, will receive another opt-out opportunity for their 2005 RALs only.
          (c) Becker Class: All Ohio residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005.
          (d) Mitchell/Green Class: All Maryland residents who applied for and obtained a RAL at any H&R Block office in Maryland from January 1, 1992 through December 31, 1996 and did not thereafter apply for and obtain a RAL subject to an arbitration provision, and all Alabama residents who obtained a RAL from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge, and who did not previously request exclusion from their respective class.
     5. The Court makes the following appointments with respect to each Settlement Class, for purposes of settlement only:
          (a) State Law Class: Justin Sevey, Maryanne Hoekman and Renea

5

Griffith are appointed class representatives; and Daniel Hume, Esq., of Kirby Mclnerney & Squire, LLP, Ronald L. Futterman, Esq., Michael I. Behn, Esq., and William W. Thomas, Esq., of Futterman & Howard, Chtd, and Michael B. Hyman, Esq., William H. London, Esq., of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., and Scott S. Segal, Esq. of The Segal Law Firm are appointed as class counsel to the State Law Class.
     (b) West Virginia Class: Deadra Cummins, Ivan Bell and LaDonna Bell are appointed class representative and Brian A. Glasser, Esq., H. F. Salsbery, Esq., John Barrett, Esq., and Eric Snyder, Esq., of Bailey & Glasser, LLP are appointed class counsel to the West Virginia Class. Brian Glasser is also appointed Coordinating Class Counsel.
     (c) Becker Class: Lynn Becker is appointed class representative and John Roddy, Esq., Gary Klein, Esq., and Elizabeth Ryan, Esq., of Roddy Klein & Ryan, Ronald Frederick, Esq. of Ronald Frederick & Associates, LLC, and Bruce L. Freeman, Esq. of Freeman & Chiartas are appointed class counsel to the Becker Class.
     (d) Mitchell/Green Class: Levon and Geral Mitchell and Joyce A. Green are appointed class representatives and Steven A. Martino, Esq., Frederick T. Kuykendall III, Esq., and W. Lloyd Copeland, Esq. of Taylor, Martino & Kuykendall, Steven E. Angstreich, Esq., Michael Coren, Esq., Carolyn C. Lindheim, Esq., of Levy, Angstreich, Finney, Baldante, Rubenstein and Coren, P.C., Charles J. Piven, Esq. of Law Offices of Charles A. Piven, P.A., and Marvin W. Masters of The

6

Masters Law Firm, L.C., are appointed class counsel to the Mitchell/Green class.
     6. With respect to each of the respective Settlement Classes, this Court preliminarily finds for settlement purposes only that: (a) the Settlement Class as defined above is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Settlement Class; (c) the claims of the respective class representatives (the “Class Representatives”), identified in paragraph 3, are typical of the claims of their respective class; (d) the Class Representatives will fairly and adequately protect the interests of their respective class; (e) the questions of law or fact common to the members of the Settlement Class predominate over the questions affecting only individual members, and (e) certification of the Settlement Class is superior to other available methods for the fair and efficient adjudication of the controversy. In the event the Agreement terminates pursuant to its terms for any reason, the conditional certification of the Settlement Classes pursuant to this Order shall be vacated automatically and shall be null and void, and this action shall revert to its status immediately prior to the execution of the Agreement.
     7. The Court approves as to form the mail Notices attached hereto as Exhibit 2, and the Summary Notice attached hereto as Exhibit 3. The mailing of the Notice and the publication of the Summary Notice made as directed in this Order meet the requirements of Rule 23(c), and constitute the best notice practicable under the circumstances and sufficient notice to all members of the Settlement Classes, and the forms and methods of notice comply fully with all applicable law.

7

     8. The Administrator shall, no later than March 15, 2006, cause to be mailed by first class mail to the last known address of all Settlement Class Members, an appropriate Notice, along with a claim form. Any mail returned with a forwarding address will be promptly re-mailed to such address. The form of such Notices must be substantially in the form attached hereto as Exhibit 2, as applicable. In addition, the Administrator shall, no later than March 15, 2006, cause a Summary Notice be published twice in USA Today, two weeks apart. The form of such Summary Notice must be substantially in the form attached hereto as Exhibit 3. The Administrator is directed to file with the Court, and serve upon Coordinating Class Counsel and counsel for the Settling Defendants, prior to the Final Hearing, a declaration of such mailings and publication.
     9. The Settling Defendants shall pay the Notice Costs, as provided by the Agreement, Section II, Paragraph 10, and Section X, Paragraphs 3 and 4.
     10. The Court will order additional publication notice in Alabama and Maryland at the expense of the Mitchell/Green Class. Counsel for the Mitchell/Green Class is instructed to file with this Court a plan for additional publication notice in Alabama and Maryland within 30 days.
     11. A hearing (the “Final Hearing”) shall be held on                     , at                      a.m. to determine whether the proposed settlement of this Action is fair, reasonable, and adequate and should be approved. The parties’ respective briefs and supporting papers in support of the proposed settlement shall be filed on or before                      ___, 2006. The Final Hearing described in this paragraph may be

8

postponed, adjourned, transferred or continued by order of the Court without further notice to the Settlement Class. After the Final Hearing, the Court may enter a Final Order of Judgment and Dismissal in accordance with the Agreement that will adjudicate the rights of all class members.
     12. Any member of a Settlement Class who is not excluded from that Settlement Class and who objects to the approval of the proposed settlement may appear at the Final Hearing in person or through counsel to show cause why the proposed settlement should not be approved as fair, reasonable, and adequate.
     13. Objections to the proposed settlement shall be heard, and any papers or briefs submitted in support of objections shall be considered by the Court only if, on or before May 1, 2006, said objectors file with the Clerk of the Court, a statement of his/her objection, as well as the specific reason(s), if any, for each objection, including any legal support the Settlement Class Member wishes to bring to the Court’s attention and any evidence the Settlement Class Member wishes to introduce in support of the objection. Objectors must serve copies thereof, together with proof of service, on or before that date upon both Coordinating Counsel and counsel for the Settling Defendants (by mail, hand or by facsimile transmission):
Coordinating Counsel:
Brian Glasser
Bailey & Glasser, LLP
227 Capitol Street
Charleston, West Virginia 25301
Fax: (304)342-1110
Settling Defendants’ Counsel:
Matthew M. Neumeier
Jenner & Block LLP

9

One IBM Plaza
‘Chicago, IL 60611-7603
Fax (312) 840-7749
Charles R. Bailey
Bailey & Wyant PLLC
P.O. Box 3710
Charleston, WV 25337
Fax (304) 343-3133
     The objections must state the name and number of this action. No Settlement Class member shall be entitled to be heard and no objection shall be considered unless these requirements are satisfied.
     14. Any Settlement Class member who does not make his objection to the settlement in the manner provided herein shall be deemed to have waived any such objection by appeal, collateral attack, or otherwise.
     15. Any member of a Settlement Class who desires to be excluded from that Settlement Class must mail or otherwise deliver to the Administrator, as stated in the Notice and Summary Notice, an appropriate written request for exclusion, including his or her name, address, telephone number and Social Security number, that is personally signed by the Settlement Class Member, which request must be postmarked no later than May 1, 2006 (the Opt-Out Date), and actually received by the Administrator. No Settlement Class Member, or any person acting on behalf of or in concert or in participation with that Settlement Class Member, may request exclusion of any other Settlement Class Member from a Settlement Class. The original requests for exclusion shall be filed with the Clerk of the Court by the

10

Administrator not later than 30 days after the Opt-Out Date. The filing shall redact the social security number of the person requesting exclusion, except for the last three digits. Copies of requests for exclusion will be provided by the Administrator to Class Counsel and counsel for the Settling Defendants not later than five days after the Opt-Out Date. If this Agreement is approved, any and all persons within a Settlement Class who have not submitted a timely, valid and proper written request for exclusion from that Settlement Class will be bound by the releases and other terms and conditions set forth therein and all proceedings, orders and judgments in the Action, even if those persons have previously initiated or subsequently initiate individual litigation or other proceedings against the Settling Defendants (or any of them) relating to the claims released pursuant to or covered by the terms of the Agreement. The names and addresses of all excluded individuals shall be attached as an exhibit to the Final Order of Judgment and Dismissal.
     16. Any Settlement Class Member may enter an appearance in this action, at his or her own expense, individually or through counsel of his or her own choice. All Settlement Class Members who do not enter an appearance will be deemed to have been represented by Class Counsel.
     17. All discovery and other pretrial proceedings in this action are stayed and suspended until further order of this Court except such actions as may be necessary to implement the Agreement and this Order.
     18. In the event that one or more of the Settlement Classes as provided in the Agreement is not approved by the Court, or for any reason the parties fail to

11

obtain a Final Order of Judgment and Dismissal for one or more of the Settlement Classes as contemplated in the Agreement, or the Agreement is terminated pursuant to its terms, then the Agreement and all orders entered in connection with any such disapproved Settlement Class hereafter shall become null and void and of no further force and effect as far as they relate to any such disapproved Settlement Class, and shall not be used or referred to for any purposes whatsoever. In such event, the Agreement and all negotiations and proceedings as far as they relate to any such disapproved Settlement Class shall be withdrawn without prejudice as to the rights of any and all parties thereto, who shall be restored to their respective positions as of the date of the execution of the Agreement.
     19. In sum, the dates for performance are as follows:

Class Notice Mailed by:	March 15, 2006

Publication Notice Complete on:	March 15, 2006

Claim Forms Postmarked by:	June 30, 2006

Requests for Exclusion Postmarked by:	May 1, 2006

Filing and Service of Objections by:	May 1, 2006

Final Approval Submissions:

Final Approval Hearing:

DATED:	, 2005

Hon. Louis Bloom

12

1

Exhibit 1
Settling Jurisdictions
1.	Arkansas

2.	Arizona

3.	California

4.	District of Columbia

5.	Florida

6.	Illinois

7.	Indiana

8.	Massachusetts

9.	Maryland

10.	Maine

11.	Michigan

12.	Minnesota

13.	Missouri

14.	Nebraska

15.	New Hampshire

16.	Nevada

17.	Oregon

18.	Pennsylvania

19.	Tennessee

20.	Utah

21.	Virginia

22.	Washington

23.	Wisconsin.

2

If You Got A Refund Anticipation Loan Through An H&R Block Office Between January 1, 1994 and December 23, 2005. You Could Get A Payment From A Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
[ILLEGIBLE]
ANSWERS TO FREQUENTLY-ASKED QUESTIONS
1.	Why Did I Get This Notice?

2.	What Is This Lawsuit About?

3.	Why Is This A Class Action?

4.	Why Is There A Settlement?

5.	How Do I Know If I Am Part Of The Settlement?

6.	What Does The Settlement Provide?

7.	How Much Will My Payments Be?

8.	How Can I Get A Payment?

9.	When Would I Get My Payment?

10.	Am I Giving Anything Up To Get A Payment Or Stay In The Class?

11.	Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?

12.	What Do I Do If I Want To Exclude Myself?

13.	When And Where Will The Court Decide Whether To Approve The Settlement?

14.	Do I Have To Come To The Hearing?

15.	What If I Do Nothing?

16.	What If I Want To Object To The Settlement?

17.	What Is the Difference Between Excluding Myself And Objecting?

18.	Who Are The Lawyers For The Class?

19.	How Will Class Counsel’s Fees And Expenses Be Paid?

20.	Does The Class Representative Get Additional Compensation?

21.	What If The Court Does Not Approve The Settlement?

22.	Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1, 1994 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in West Virginia between January 1, 1994 and December 23, 2005. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.

3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Deadra D. Cummins, Ivan Bell and LaDonna Bell), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Cummins class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All West Virginia residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1, 1994 through December 23, 2005, who did not previously request exclusion from the Cummins class, other than those persons who previously requested exclusion from the Cummins class, subsequently obtained a RAL through any Settling Defendant or Affiliate in 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Becker Class (Ohio residents) — January 1, 2000 to December 23, 2005;
b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1, 1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama — June 13, 1989 through December 31, 1996;
c.) The State Law Class (residents of 22 states and the District of Columbia) — January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Cummins class. Cummins class members are entitled to $32.5 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Cummins Class, and service fees paid to the class representatives, Deadra D. Cummins, Ivan Bell and LaDonna Bell. The State Law class will divide more than $22.5 million; the Becker class will divide more than $5.8 million; and the Mitchell/Green (Maryland and Alabama) class will divide over $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Cummins Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $60.90 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if one of every two class members return claim forms, your share of the fund would be $121.80 for each RAL you obtained ($60.90 times two). Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller. Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 35%, but they could be higher or lower. The maximum amount any class member can receive is $175 for each RAL obtained during the class period.
8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins, v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H&R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A. Giasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301
(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Cummins Class?
The Court has appointed the following law firm to represent you and other Cummins Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.
Brian A. Glasser
H. F. Salsbery
John W. Barrett
Eric B. Snyder
Bailey & Glasser LLP
227 Capitol Street
Charleston,WV 25301
19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than one-third of the portion of the common fund attributable to the Cummins Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. The Cummins class representatives will seek a service award in an amount to be determined by the Court.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Cummins Class Counsel.
Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                                          , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office Between January 1, 2000 And December 23, 2005, You Could Get A Payment From A Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
[ILLEGIBLE]
ANSWERS TO FREQUENTLY-ASKED QUESTIONS
1.	Why Did I Get This Notice?

2.	What Is This Lawsuit About?

3.	Why Is This A Class Action?

4.	Why Is There A Settlement?

5.	How Do I Know If I Am Part Of The Settlement?

6.	What Does The Settlement Provide?

7.	How Much Will My Payments Be?

8.	How Can I Get A Payment?

9.	When Would I Get My Payment?

10.	Am I Giving Anything Up To Get A Payment Or Stay In The Class?

11.	Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?

12.	What Do I Do If I Want To Exclude Myself?

13.	When And Where Will The Court Decide Whether To Approve The Settlement?

14.	Do I Have To Come To The Hearing?

15.	What If I Do Nothing?

16.	What If I Want To Object To The Settlement?

17.	What Is the Difference Between Excluding Myself And Objecting?

18.	Who Are The Lawyers For The Class?

19.	How Will Class Counsel’s Fees And Expenses Be Paid?

20.	Does The Class Representative Get Additional Compensation?

21.	What If The Court Does Not Approve The Settlement?

22.	Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1, 2000 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Ohio between January 1, 2000 and December 23, 2005. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.

3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Lynn Becker), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representative and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Becker class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All Ohio residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;
b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1, 1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama — June 13, 1989 through December 31, 1996;

c.) The State Law Class (residents of 22 states and the District of Columbia) — January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Becker class. Becker class members are entitled to more than $5.8 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Becker Class, and service fees paid to the class representative, Lynn Becker. The Cummins class members will divide $32.5 million; the State Law class will divide more than $22.5 million; and the Mitchell/Green (Maryland and Alabama) class will divide more than $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Becker Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $3.66 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $14.64 for each RAL you obtained ($3.66 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.

8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@ INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins. v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H & R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A. Glasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301
(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Becker Class?
The Court has appointed the following law firms to represent you and other Becker Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Ronald Frederick	John Roddy
Ronald Frederick & Assoc., LLC	Gary Klein
55 Public Square, Suite 1300	Elizabeth Ryan
Cleveland, Ohio 44113	Roddy, Klein & Ryan
727 Atlantic Avenue
Boston, MA 02111
19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the Becker Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Lynn Becker will seek a “service award” of $5,000. The Court will determine whether Ms. Becker receives a “service award” and the amount of that award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Becker Class Counsel.
Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                                          , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office In Maryland Between January 1, 1992 And December 31, 1996, Or In Alabama from June 13, 1989 through December 31, 1996. You Could Get A Payment From A Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
[ILLEGIBLE]
ANSWERS TO FREQUENTLY-ASKED QUESTIONS
1.	Why Did I Get This Notice?

2.	What Is This Lawsuit About?

3.	Why Is This A Class Action?

4.	Why Is There A Settlement?

5.	How Do I Know If I Am Part Of The Settlement?

6.	What Does The Settlement Provide?

7.	How Much Will My Payments Be?

8.	How Can I Get A Payment?

9.	When Would I Get My Payment?

10.	Am I Giving Anything Up To Get A Payment Or Stay In The Class?

11.	Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?

12.	What Do I Do If I Want To Exclude Myself?

13.	When And Where Will The Court Decide Whether To Approve The Settlement?

14.	Do I Have To Come To The Hearing?

15.	What If I Do Nothing?

16.	What If I Want To Object To The Settlement?

17.	What Is the Difference Between Excluding Myself And Objecting?

18.	Who Are The Lawyers For The Class?

19.	How Will Class Counsel’s Fees And Expenses Be Paid?

20.	Does The Class Representative Get Additional Compensation?

21.	What If The Court Does Not Approve The Settlement?

22.	Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office in Maryland between January 1, 1992 and December 31,1996, or through an H&R Block office in Alabama between June 13, 1989 and December 31, 1996. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H&R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Alabama between June 13, 1989 and December 31, 1996, and in Maryland between January 1, 1992 and December 31, 1996. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.
3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Levon Mitchell and Geral Mitchell of Alabama, and Joyce A. Green of Maryland) sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Mitchell/Green class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All Maryland residents who applied for and obtained a RAL at any H&R Block office in Maryland from January 1, 1992 through December 31, 1996 and did not thereafter apply for and obtain a RAL subject to an arbitration provision, and all individuals who obtained a RAL from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge, and who did not previously request exclusion from their respective classes that were previously certified or timely request exclusion from this class.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;

b.) The Becker Class (residents of Ohio) — January 1, 2000 to December 23, 2005
c.) The State Law Class (residents of 22 states and the District of Columbia) — January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Mitchell/Green class. Mitchell/Green class members are entitled to over $1.6 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Mitchell/Green class, and service fees paid to the class representatives, Joyce A. Green, Levon Mitchell and Geral Mitchell. The Cummins class members will divide $32.5 million; the State Law class will divide more than $22.5 million; and the Becker class will divide more than $5.8 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Mitchell/Green Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $3.66 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $14.64 for each RAL you obtained ($3.66 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.
8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding’on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins. v. H &R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.
13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.

14. Do I Have To Come To The Hearing?
No, You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H&R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A. Glasser, Esq.
Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301

(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Mitchell/Green Class?
The Court has appointed the following law firms to represent you and other Mitchell/Green Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Steven E. Angstreich, Esq.	Steven A. Martino, Esq.
Michael Coren, Esq.	Frederick T. Kuykendall, III, Esq.
Carolyn C. Lindheim, Esq.	W. Lloyd Copeland, Esq.
Levy Angstreich Finney Baldante	Taylor, Martino & Kuykendall
Rubenstein & Coren, P.C.	51 St. Joseph Street
1616 Walnut Street, 5th Floor	Mobile, AL 36602
Philadelphia, PA 19103

Charles J. Piven, Esq.
Law Offices of Charles J. Piven, P.A.
The World Trade Center — Baltimore
401 East Pratt Street, Suite 2525
Baltimore, Maryland 21202

19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the Mitchell/Green Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Joyce A. Green, Levon Mitchell and Geral Mitchell will seek a “service award” of $5,000. The Court will determine whether they receive a “service award” and the amount of that award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Mitchell/Green Class Counsel.
Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT

The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                                          , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office Between January 1, 2000 and December 23, 2005. You Could Get A Payment From A Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
[ILLEGIBLE]
ANSWERS TO FREQUENTLY-ASKED QUESTIONS
1. Why Did I Get This Notice?
2. What Is This Lawsuit About?
3. Why Is This A Class Action?
4. Why Is There A Settlement?
5. How Do I Know If I Am Part Of The Settlement?
6. What Does The Settlement Provide?
7. How Much Will My Payments Be?
8. How Can I Get A Payment?
9. When Would I Get My Payment?
10. Am I Giving Anything Up To Get A Payment Or Stay In The Class?
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
12. What Do I Do If I Want To Exclude Myself?
13. When And Where Will The Court Decide Whether To Approve The Settlement?
14. Do I Have To Come To The Hearing?
15. What If I Do Nothing?
16. What If I Want To Object To The Settlement?
17. What Is the Difference Between Excluding Myself And Objecting?
18. Who Are The Lawyers For The Class?
19. How Will Class Counsel’s Fees And Expenses Be Paid?
20. Does The Class Representative Get Additional Compensation?
21. What If The Court Does Not Approve The Settlement?
22. Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1, 2000 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington and Wisconsin between January 1, 2000 and December 23, 2005.

Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.
3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Renea Griffith, Maryanne Hoekman and Justin Sevey), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a State Law class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All residents of Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington and Wisconsin who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;

b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1,1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama — June 13, 1989 through December 31, 1996;
c.) The Becker Class (residents of Ohio) — January 1, 2000 through December 23, 2005.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the State Law Class. State Law class members are entitled to over $22.5 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the State Law class, and service fees paid to the class representatives, Renea Griffith, Maryanne Hoekman and Justin Sevey. The Cummins class members will divide $32.5 million; the Becker class will divide over $5.8 million; and the Mitchell/Green (Maryland and Alabama) class will divide more than $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that State Law Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $1.67 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $6.68 for each RAL you obtained ($1.67 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.

8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient.
Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins. v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H & R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A.Glasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301

(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710

(iii) The Court:

Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The State Law Class?
The Court has appointed the following law firms to represent you and other State Law Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Daniel Hume, Esq.	Ronald L. Futterman, Esq.
Kirby Mclnerney & Squire. LLP	Michael l. Behn, Esq.
830 Third Avenue, 10th Floor	William W. Thomas, Esq.
New York, NY 10022	Futterman & Howard, Chtd.
122 S. Michigan Ave. Suite 1850
Michael B. Hyman, Esq.	Chicago, IL 60603
William H. London, Esq.
Much Shelist Freed Denenberg
Ament & Rubenstein, P.C.
191 North Wacker, Suite 1800
Chicago, IL 60606

19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the State Law Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Renea Griffith, Maryanne Hoekman and Justin Sevey will seek a “service award” of $5,000. The Court will determine whether they receive “service awards” and the amount of their award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact State Law Class Counsel.
Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                                          , 2005

3

SUMMARY NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION AND HEARING
If You Got A Refund Anticipation Loan From H&R Block
This Notice Concerns Settlement Of A Lawsuit Which May Affect You
     This Notice is given pursuant to Rule 23 of the West Virginia Rules of Civil Procedure and the December___, 2005 Order of the Circuit Court of Kanawha County, West Virginia (“Court”) in a case called Cummins v. H&R Block, Inc., Civil Action No. 03-C-134. A settlement has been proposed in a class action lawsuit about the way that H&R Block offered refund anticipation loans (“RALs”). If you qualify, you may send in a claim form to get money, you can exclude yourself from the settlement, or you can object to it. The Circuit Court Of Kanawha County, West Virginia (“the Court”) authorized this notice. Before any money is paid, the Court will have a hearing to decide whether to approve the settlement.
What Is The Lawsuit About?
     The lawsuit claimed that H&R Block violated certain state laws in the way it offered RALs. H&R Block denies that it did anything wrong. The Court did not decide which side was right. But both sides agreed to the settlement to resolve the case and get benefits to RAL customers. The two sides disagree on how much money could have been won if the RAL customers who brought the suit had won at a trial.
Who Is Included In The Settlement?
     You are a Class Member if you got a RAL through an H&R Block office between 2000 and 2005 and live in one of the following jurisdictions:
     Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
     You are also a Class Member if you live in one of the following states and got a RAL through an H&R Block office during the specified years:
     West Virginia — 1994 through 2005
     Maryland — 1992 through 1996
     Alabama — June 13, 1989 through 1996
     Ohio — 2000 through 2005
How Do I Ask For A Payment?
     You can get a detailed notice about the settlement and your rights to claim money under it at [www.INSERTWEBADDRESS.com] or by calling toll free 1-800-000-0000. This detailed notice and claim form package contains everything you need. The quickest way to get the notice and claim form package is to visit the Settlement Administrator’s website:
     [www.INSERTWEBADDRESS.com]
     To qualify for a payment, you must send in a claim form. Claim forms must be postmarked by June 30, 2006.
What Are Your Other Options?
     If you decide to remain a member of the settlement class but do not submit a claim form, you will not receive any money from the settlement but you will still be entitled to pursue an individual claim against Block in an arbitration forum for a period of one year. If you don’t want to be legally bound by the settlement, you must exclude yourself by May 1, 2006, or you won’t be able to sue, or continue to sue, H&R Block about the legal claims in this case in any forum. If you exclude yourself, you can’t get money from this settlement. If you stay in the settlement, you may object to it by May 1, 2006. The detailed notice explains how to exclude yourself or object. The Court will hold a hearing in this case on day/date/2006, to consider whether to approve the settlement and a request by the eight law firms representing the different Class Members for an award of attorneys’ fees and costs for investigating the facts, litigating the case, and negotiating the settlement. You may ask to appear at the hearing, but you don’t have to. For more information, call the Settlement Administrator toll free at 1-800-000-0000, visit the website
[www.INSERTWEBADDRESS.com], or write to the Settlement Administrator at address.
Please do not contact the Court or Block for information.

F

Exhibit F
A. Ohio Class is comprised of approximately 1,577,473 RALS and the settlement is no less than $5,800,000.
B. Alabama/Maryland* Class is comprised of approximately 441,284 RALs as follows for no less than $1.616.000.
1.	Maryland — 189,686

2.	Alabama — 251,598
C. State Law Class is comprised of approximately 13,493,522 RALs as follows for up to $22,584,000 where each RAL is equally weighted.
1.	Arkansas — 336,382

2.	Arizona — 456,772

3.	California — 2,267,362

4.	District of Columbia — 42,854

5.	Florida — 1,507,174

6.	Illinois — 1,098,554

7.	Indiana — 910,136

8.	Massachusetts — 368,334

9.	Maryland — 256,781

10.	Maine — 135,277

11.	Michigan — 1,095,482

12.	Minnesota — 233,535

13.	Missouri — 643,164

14.	Nebraska — 159,615

15.	New Hampshire — 130,004

16.	Nevada — 192,080

17.	Oregon — 171,786

18.	Pennsylvania — 990,962

19.	Tennessee — 997,321

20.	Utah — 120,315

21.	Virginia — 670,956

22.	Washington — 334,123

23.	Wisconsin — 334,553

* Based on best available data

G

APPLICATION FOR A REFUND ANTICIPATION LOAN AND A REFUND ACCOUNT

Applicant’s Name	Applicant’s Social Security/Taxpayer Identification #

, ,

Joint Applicant’s Name	Joint Applicant’s Social Security/Taxpayer Identification #

, ,
     I am applying for a Refund Anticipation Loan (“RAL”) from HSBC Bank USA, National Association (“HSBC”) in the maximum amount for which HSBC will approve me. In this application (“Application”), “ERO” means each of H&R Block, Inc. and each of its affiliates and subsidiaries (and franchisees thereof); “Transmitter” means my electronic tax return transmitter, which may be the same as my ERO; and “IRS” means the Internal Revenue Service.
1. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT, WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. I MAY ALSO BE ASKED TO PRODUCE MY DRIVER’S LICENSE OR OTHER IDENTIFYING DOCUMENTS.
2. Collections. In consideration of the ease and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC Taxpayer Financial Services Inc. (“HSBC TFS”), my ERO or Transmitter for prior years, or Bank One, River City Bank, First Security Bank, Republic Bank, Santa Barbara Bank & Trust or First Bank of Delaware (the “Other RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my RAL, or (b) having my request for new loan proceeds denied or the amount for which I have applied reduced and having such debt repaid to those entities by offset or otherwise from my tax refund directly transmitted into my Refund Account with HSBC. If I owe delinquent debt to more than one of the entitles listed above, I authorize and direct HSBC to pay such debts in the following order: HSBC TFS, Other RAL Lenders, and ERO. I also authorize and instruct HSBC, HSBC TFS, and the Other RAL Lenders to disclose to each other information about their respective credit experiences concerning my present and prior RALs, Refund Anticipation Checks (“RACs”) or similar financial services, and my prior tax returns.
PLEASE NOTE: If I have delinquent debt, I understand that HSBC or its servicer may be acting as a debt collector to collect a debt and that any information obtained will be used for that purpose.
By signing below, I am indicating that I fully understand that I am applying for a loan and that I have read, understand and agree to the terms set forth in this Application above and on the following pages, including but not limited to: (a) Section 2 in which I agree that HSBC may use amounts received from my tax refund to pay certain delinquent debts; and (b) Section 11 in which I agree, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 11. If I receive a RAL, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement, if any, on demand or when the anticipated refund from the IRS is electronically deposited into my refund account, whichever comes first, and I agree to repay the RAL whether or not my tax refund is paid in whole or in part to HSBC.

(Applicant — Primary Taxpayer Signature)	Date

(Joint Applicant — Spouse Signature, If Joint Return)	Date

Witness
HSBC Toll-Free Customer Service Number 1-800-524-0628 or visit us on the web at hsbctfshrb.com for more information.
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3. Applicable Law. This Application and all the other documents executed in connection with this Application or my RAL (collectively, “Documents”) shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the State of Delaware (without reference to conflict of laws principles).
4. Important Information About RALs. I understand that: (a) I can file my federal income tax return electronically without obtaining a RAL; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account: (c) the IRS normally sends a refund check by mail within 3 weeks after an electronic filing; (d) the IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing; (e) HSBC tries to make proceeds of an instant RAL available on the day of application and a Classic RAL available on the first business day after application; (f) HSBC cannot guarantee when any proceeds of a RAL or an IRS refund will be available to me: and (g) a RAL may cost substantially more than other sources of credit, and I may want to consider using other sources of credit.
5. Deposit Authorization. (a) After I sign my Application, my ERO and/or my Transmitter will electronically transmit my tax return to the IRS and my Application to HSBC, I understand that I will sign or authorize an IRS Transmittal Form 8453 or IRS e-file signature authorization (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all of my rights, title, and interest in the proceeds of my tax refund for purposes of the RAL I have requested and other purposes authorized by this Application. (b) If my Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly any proceeds of my refund after deducting amounts permitted by this Agreement. (c) If for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if I should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or a RAL, and pay my ERO and/or my Transmitter any fees owed to them involving my tax return.
6. Refund Account. (a) I request that a Refund Account be opened at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my RAL and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. I understand that I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC, my ERO, my Transmitter or their affiliates from my tax refund, any funds received in the Refund Account, and any proceeds of a RAL. My engagement with the ERO for services in connection with my 2004 income tax return will end, and I am required to pay all fees to the ERO for services rendered by the ERO, when I pick up my check for a RAL (or when HSBC electronically transfers my proceeds to me or to another entity at my direction). If a check or an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to the ERO for services rendered by the ERO on demand, HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to pay any check I receive for a RAL that I endorse and present for payment or to disburse money to me in accordance with my Application. (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my RAL or are used for any purpose other than repayment of my RAL or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.
7. Refund Account Fee. I will pay HSBC a fee of $24.95 for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”), I irrevocably commit to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS regardless of whether (a) I apply for a RAL or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.
8. No Fiduciary/Agency Duty. I understand that for various fees received, my ERO is acting only at my tax preparer (if applicable), my electronic filer and the deliverer of checks for RALs with respect to this RAL transaction. I understand that an affiliate of my ERO may purchase an interest in my RAL issued by HSBC. I further understand that my ERO is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the preparation of my tax return (if applicable), the transmission of my tax return information to HSBC, the electronic filing of my tax return with the IRS, and the delivery of checks for RALs. I acknowledge that I have independently evaluated and decided to apply for a RAL, and that I am not relying on any recommendation from my ERO. I also understand that HSBC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.

9. Disclosure Information. (a) “Information” means my 2004 federal and state income tax returns, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application or a RAL, RAC, or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, my ERO, my Transmitter, and their respective affiliates and agents, and includes the Fraud Service Bureau operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to determine whether to provide a RAL, to provide RALs to me, to collect delinquent RALs, RACs, or ERO fees, to prevent fraud, and to otherwise administer or promote the program for RALs and RACs. (d) The Authorized Parties may disclose information to the IRS, state tax agencies and other financial institutions that provide RALs, RACs, or other financial services. (e) The Authorized Parties may call, or input my Information on any website of, the IRS or state tax agencies, in connection with my Application to, among other things, determine the status of my tax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties. (f) My ERO may not use or disclose Information for any purpose, except as permitted under Treas. Reg. Sec. 301.7216-2 or as provided in this Application. (g) I consent to HSBC sharing information as provided in the Privacy Statement.
10. Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for any reason. If I request that such a check be sent by overnight mail, I agree to pay the charges for sending it by overnight mail. (b) Document Fees If I ask HSBC to provide me with a copy of my Application, loan agreement, billing statement or other document HSBC may charge me $10 per document.
11. Arbitration Provision. Any claim, dispute or controversy between me and HSBC (as specifically defined below for purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any RAL or RAC that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or any RAL or RAC that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any RAL or RAC that I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including but not limited to, the issue whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of the American Arbitration Association (“AAA”) or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern. Notwithstanding any language in this Arbitration Provision to the contrary, no arbitration may be administered, without the consent of all parties to the arbitration, by any organization that has in place a formal or informal policy that is inconsistent with and purports to override the terms of this Arbitration Provision, including the Class Action Wavier Provision defined below.
     HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other persons, are permitted without the consent of HSBC and me. The validity and effect of the preceding sentence (herein referred to as the “Class Action Waiver Provision”) shall be determined exclusively by a court and not by the Administrator or any arbitrator. Neither the Administrator nor any arbitrator shall have the power or authority to waive, modify or fail to enforce the Class Action Waiver Provision, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable.
     Any arbitration hearing that I attend will take place in a location that is reasonably convenient for me. On any Claim I file, I will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $1,500.00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBC’s favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.
     This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”). The arbitrator shall apply substantive law consistent with the FAA, and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the
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extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and, to the extent consistent with this Arbitration Provision, the Administrator’s rules Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for: (a) any appeal right under the FAA: and (b) any appeal of Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any RAL, RAC, or similar financial service, or ERO or other foes, now or thereafter owed by me to HSBC or any Other RAL Lender or ERO or third party pursuant to the Documents or similar prior documents.
     I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OF CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION. I UNDERSTAND THAT, IF I AM A MEMBER OF THE PUTATIVE CLASS IN CUMMINS, ET AL. V. H&R BLOCK, INC., ET AL., CASE NO. 03-C-134 IN THE CIRCUIT COURT OF KANAWHA COURT, WV. THIS ARBITRATION CLAUSE MAY NOT ACT AS A WAIVER OF THE RIGHTS AND CLAIMS I MAY HAVE IN THAT ACTION.
     This Arbitration Provision shall supersede all prior Arbitration Provisions contained in any previous RAL or RAC application or related agreement and shall survive repayment of any RAL or RAC and termination of my accounts: provided, however, that if I reject this Arbitration Provision as set below, any prior Arbitration Provisions shall remain in full force and effect. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision. However, if a determination is made that the Class Action Waiver Provision is unenforceable, this Arbitration Provision (other than this sentence) and any prior Arbitration Provision shall be null and void.
     To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services Inc., Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I sign this Application. The Rejection Notice must identify the transaction involved and must include my name, address, and social security number and must be signed by all persons signing this Application as Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Agreement. If the Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice on my behalf.
     As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, National Association. HSBC TFS, Household Bank, f.s.b., Beneficial National Bank, and H&R Block, Inc., and each of their parents, wholly or majority-owned subsidiaries, affiliates, or predecessors, successors, assigns and the franchisees of any of them, and each of their officers, directors, agents, and employees.
     Contacting the Administrator: If I have a question about the arbitration Administrator mentioned in this Arbitration Provision or if I would like to obtain a copy of its arbitration rules, I can contact the Administrator as follows: American Arbitration Association, 335 Madison Avenue, New York, NY 10017, www.adr.org; National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405, www.arb-forum.com.
12. Survival. The provisions of this Application shall survive the execution of the Loan Agreement and Disclosure Statement and the disbursement of funds.
13. Miscellaneous. (a) References to “I” or “me” or “my” in the Documents shall refer individually to each applicant for a RAL and to both applicants, and the obligations of such individuals under the Documents will be joint and several, The filing of an injured spouse form shall not relieve either applicant of any such obligations under the Documents. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof. (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my RAL or accounts. (d) HSBC may assign all or a portion of any rights or obligations relating to a RAL to a third party, including HSBC TFS, my ERO, an affiliate of my ERO, a franchiser of my ERO, or an affiliate of HSBC, without notice to me or my consent. (e) Supervisory personnel of HSBC or its agents may listen to and record my telephone calls. (f) I agree that you may send any notices and billing statements to the address of the primary applicant and not to the address of the joint applicant if such address is different. (g) I agree HSBC may transfer, sell, participate or assign all or a portion of my RAL, and its rights, duties and obligations relating to my RAL, to third parties, including HSBC TFS, its affiliates, successors and assigns without notice to me or my consent.
14. State Notices. California residents: Married persons may apply for a separate account. Lowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of the names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of the loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin Stats. s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number, to HSBC c/o HSBC Taxpayer Services, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days.
15. Certification. I certify that the following information is true with respect to the RAL I am requesting: (1) I do not owe any tax due and/or any tax liens from prior tax years, nor have I previously filed a 2004 federal income tax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A. loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a RAL with any lender from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third party. (8) I am not filing a 2004 federal Income tax return using a substitute W-2, Form 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison nor do I have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) The 2004 income I have reported is not solely from Schedule C or C-EZ (Profit or Loss from Business). (12) If Schedule C is present and EIC claimed, and return is self-prepared or other prepared, I am a statutory employee and the W-2 indicates statutory employee in Box 15. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 federal income tax return or filing a federal income tax return Form 1040 on behalf of deceased taxpayer. (15) I do not have an amount paid with request for an extension to file on Line 68, Field 1190 of Form 1040. (16) Everything that I have stated in this Application is correct.
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HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank USA National Association Personal Banking Policy.
Introduction — Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and the highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition, if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except us prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.
How We Share Information under a Joint Marketing Agreement
We may also provide information to non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise hear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.

We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
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If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account .Opt-out requests will not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request,
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If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account.

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HSBC COPY

H

SUMMARY NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF CLASS ACTION AND HEARING
If You Got A Refund Anticipation Loan From H&R Block
This Notice Concerns Settlement Of A Lawsuit Which May Affect You
     This Notice is given pursuant to Rule 23 of the West Virginia Rules of Civil Procedure and the December                     , 2005 Order of the Circuit Court of Kanawha County, West Virginia (“Court”) in a case called Cummins v. H&R Block, Inc., Civil Action No. 03-C-134. A settlement has been proposed in a class action lawsuit about the way that H&R Block offered refund anticipation loans (“RALs”). If you qualify, you may send in a claim form to get money, you can exclude yourself from the settlement, or you can object to it. The Circuit Court Of Kanawha County, West Virginia (“the Court”) authorized this notice. Before any money is paid, the Court will have a hearing to decide whether to approve the settlement.
What Is The Lawsuit About?
     The lawsuit claimed that H&R Block violated certain state laws in the way it offered RALs. H&R Block denies that it did anything wrong. The Court did not decide which side was right. But both sides agreed to the settlement to resolve the case and get benefits to RAL customers. The two sides disagree on how much money could have been won if the RAL customers who brought the suit had won at a trial.
Who Is Included In The Settlement?
     You are a Class Member if you got a RAL through an H&R Block office between 2000 and 2005 and live in one of the following jurisdictions:
     Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
     You are also a Class Member if you live in one of the following states and got a RAL through an H&R Block office during the specified years:
West Virginia — 1994 through 2005
Maryland — 1992 through 1996
Alabama — June 13, 1989 through 1996
Ohio — 2000 through 2005
How Do I Ask For A Payment?
     You can get a detailed notice about the settlement and your rights to claim money under it at [www.INSERTWEBADDRESS.com] or by calling toll free 1-800-000-0000. This detailed notice and claim form package contains everything you need. The quickest way to get the notice and claim form package is to visit the Settlement Administrator’s website:
     [www.INSERTWEBADDRESS.com]
     To qualify for a payment, you must send in a claim form. Claim forms must be postmarked by June 30, 2006.
What Are Your Other Options?
     If you decide to remain a member of the settlement class but do not submit a claim form, you will not receive any money from the settlement but you will still be entitled to pursue an individual claim against Block in an arbitration forum for a period of one year. If you don’t want to be legally bound by the settlement, you must exclude yourself by May 1, 2006, or you won’t be able to sue, or continue to sue, H&R Block about the legal claims in this case in any forum. If you exclude yourself, you can’t get money from this settlement. If you stay in the settlement, you may object to it by May 1, 2006. The detailed notice explains how to exclude yourself or object. The Court will hold a hearing in this case on day/date/2006, to consider whether to approve the settlement and a request by the eight law firms representing the different Class Members for an award of attorneys’ fees and costs for investigating the facts, litigating the case, and negotiating the settlement. You may ask to appear at the hearing, but you don’t have to. For more information, call the Settlement Administrator toll free at 1-800-000-0000, visit the website
[www.INSERTWEBADDRESS.com], or write to the Settlement Administrator at address.
Please do not contact the Court or Block for information.

If You Got A Refund Anticipation Loan Through An H&R Block Office Between
January 1, 1994 and December 23, 2005. You Could Get A Payment From A
Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
To receive a payment from the settlement your Claim Form (attached) must be postmarked no later than June 30, 2006 (See Question 8).
If you prefer to exclude yourself from the settlement (“opt out”), your request must be postmarked no later than May 1, 2006 (See Question 12).
Any notice of appearance or objections must be received by May 1, 2006 (See Question 16).
Date of Fairness Hearing: day/month/2006 (See Question 13).
ANSWERS TO FREQUENTLY-ASKED QUESTIONS

1. Why Did I Get This Notice?	12.	What Do I Do If I Want To Exclude Myself?

2. What Is This Lawsuit About?	13.	When And Where Will The Court Decide Whether To Approve The Settlement?

3. Why Is This A Class Action?	14.	Do I Have To Come To The Hearing?

4. Why Is There A Settlement?	15.	What If I Do Nothing?

5. How Do I Know If I Am Part Of The Settlement?	16.	What If I Want To Object To The Settlement?

6. What Does The Settlement Provide?	17.	What Is the Difference Between Excluding Myself And Objecting?

7. How Much Will My Payments Be?	18.	Who Are The Lawyers For The Class?

8. How Can I Get A Payment?	19.	How Will Class Counsel’s Fees And Expenses Be Paid?

9. When Would I Get My Payment?	20.	Does The Class Representative Get Additional Compensation?

10. Am I Giving Anything Up To Get A Payment Or Stay In The Class?	21.	What If The Court Does Not Approve The Settlement?

11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?	22.	Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1,1994 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in West Virginia between January 1,1994 and December 23, 2005. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.

3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Deadra D. Cummins, Ivan Bell and LaDonna Bell), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Cummins class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All West Virginia residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1,1994 through December 23, 2005, who did not previously request exclusion from the Cummins class, other than those persons who previously requested exclusion from the Cummins class, subsequently obtained a RAL through any Settling Defendant or Affiliate in 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Becker Class (Ohio residents) — January 1,2000 to December 23, 2005;
b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1,1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama - June 13, 1989 through December 31, 1996;
c.) The State Law Class (residents of 22 states and the District of Columbia) - January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Cummins class. Cummins class members are entitled to $32.5 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Cummins Class, and service fees paid to the class representatives, Deadra D. Cummins, Ivan Bell and LaDonna Bell. The State Law class will divide more than $22.5 million; the Becker class will divide more than $5.8 million; and the Mitchell/Green (Maryland and Alabama) class will divide over $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Cummins Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $60.90 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if one of every two class members return claim forms, your share of the fund would be $121.80 for each RAL you obtained ($60.90 times two). Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller. Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 35%, but they could be higher or lower. The maximum amount any class member can receive is $175 for each RAL obtained during the class period.
8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@ INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins, v. H&R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H &R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A.Glasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301

(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Cummins Class?
The Court has appointed the following law firm to represent you and other Cummins Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.
Brian A. Glasser
H.F. Salsbery
John W. Barrett
Eric B. Snyder
Bailey & Glasser LLP
227 Capitol Street
Charleston, WV 25301
19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than one-third of the portion of the common fund attributable to the Cummins Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. The Cummins class representatives will seek a service award in an amount to be determined by the Court.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Cummins Class Counsel.
     Please Do Not Contact The Court Or Block For information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                     , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office Between January 1,
2000 And December 23, 2005, You Could Get A Payment From A
Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
To receive a payment from the settlement your Claim Form (attached) must be postmarked no later than June 30, 2006 (See Question 8).
If you prefer to exclude yourself from the settlement (“opt out”), your request must be postmarked no later than May 1, 2006 (See Question 12).
Any notice of appearance or objections must be received by May 1, 2006 (See Question 16).
Date of Fairness Hearing: day/month/2006 (See Question 13).

ANSWERS TO FREQUENTLY-ASKED QUESTIONS

1. Why Did I Get This Notice?	12.	What Do I Do If I Want To Exclude Myself?

2. What Is This Lawsuit About?	13.	When And Where Will The Court Decide Whether To Approve The Settlement?

3. Why Is This A Class Action?	14.	Do I Have To Come To The Hearing?

4. Why Is There A Settlement?	15.	What If I Do Nothing?

5. How Do I Know If I Am Part Of The Settlement?	16.	What If I Want To Object To The Settlement?

6. What Does The Settlement Provide?	17.	What Is the Difference Between Excluding Myself And Objecting?

7. How Much Will My Payments Be?	18.	Who Are The Lawyers For The Class?

8. How Can I Get A Payment?	19.	How Will Class Counsel’s Fees And Expenses Be Paid?

9. When Would I Get My Payment?	20.	Does The Class Representative Get Additional Compensation?

10. Am I Giving Anything Up To Get A Payment Or Stay In The Class?	21.	What If The Court Does Not Approve The Settlement?

11.	Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?	22. Where Do I Get Additional Information?
1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1, 2000 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim – that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Ohio between January 1, 2000 and December 23, 2005. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.

3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Lynn Becker), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representative and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Becker class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All Ohio residents who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, as defined herein, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;
b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1, 1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama — June 13, 1989 through December 31, 1996;

c.) The State Law Class (residents of 22 states and the District of Columbia) — January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Becker class. Becker class members are entitled to more than $5.8 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Becker Class, and service fees paid to the class representative, Lynn Becker. The Cummins class members will divide $32.5 million; the State Law class will divide more than $22.5 million; and the Mitchell/Green (Maryland and Alabama) class will divide more than $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Becker Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $3.66 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $14.64 for each RAL you obtained ($3.66 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.

8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@ INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins, v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The
Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know now long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H & R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A.Glasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301

(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Becker Class?
The Court has appointed the following law firms to represent you and other Becker Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Ronald Frederick	John Roddy
Ronald Frederick & Assoc., LLC	Gary Klein
55 Public Square, Suite 1300	Elizabeth Ryan
Cleveland, Ohio 44113	Roddy, Klein & Ryan
727 Atlantic Avenue
Boston, MA 02111
19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the Becker Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Lynn Becker will seek a “service award” of $5,000. The Court will determine whether Ms. Becker receives a “service award” and the amount of that award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Becker Class Counsel.
     Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                     , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office In Maryland Between
January 1, 1992 And December 31, 1996, Or In Alabama from June 13, 1989 through December
31, 1996. You Could Get A Payment From A Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
To receive a payment from the settlement your Claim Form (attached) must be postmarked no later than June 30, 2006 (See Question 8).
If you prefer to exclude yourself from the settlement (“opt out”), your request must be postmarked no later than May 1, 2006 (See Question 12).
Any notice of appearance or objections must be received by May 1, 2006 (See Question 16).
Date of Fairness Hearing: day/month/2006 (See Question 13).
ANSWERS TO FREQUENTLY-ASKED QUESTIONS

1. Why Did I Get This Notice?	12. What Do I Do If I Want To Exclude Myself?

2. What Is This Lawsuit About?	13. When And Where Will The Court Decide Whether To Approve The Settlement?

3. Why Is This A Class Action?	14. Do I Have To Come To The Hearing?

4. Why Is There A Settlement?	15. What If I Do Nothing?

5. How Do I Know If I Am Part Of The Settlement?	16. What If I Want To Object To The Settlement?

6. What Does The Settlement Provide?	17. What Is the Difference Between Excluding Myself And Objecting?

7. How Much Will My Payments Be?	18. Who Are The Lawyers For The Class?

8. How Can I Get A Payment?	19. How Will Class Counsel’s Fees And Expenses Be Paid?

9. When Would I Get My Payment?	20. Does The Class Representative Get Additional Compensation?

10. Am I Giving Anything Up To Get A Payment Or Stay In The Class?	21. What If The Court Does Not Approve The Settlement?

11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?	22. Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office in Maryland between January 1, 1992 and December 31, 1996, or through an H&R Block office in Alabama between June 13, 1989 and December 31, 1996. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H& R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Alabama between June 13, 1989 and December 31, 1996, and in Maryland between January 1, 1992 and December 31, 1996. Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.
3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Levon Mitchell and Geral Mitchell of Alabama, and Joyce A. Green of Maryland) sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a Mitchell/Green class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All Maryland residents who applied for and obtained a RAL at any H&R Block office in Maryland from January 1, 1992 through December 31, 1996 and did not thereafter apply for and obtain a RAL subject to an arbitration provision, and all individuals who obtained a RAL from June 13, 1989 through December 31, 1996 through any “H&R Block” office in Alabama for which the Settling Defendants herein received a license fee payment or portion of the finance charge, and who did not previously request exclusion from their respective classes that were previously certified or timely request exclusion from this class.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;

b.) The Becker Class (residents of Ohio) — January 1, 2000 to December 23, 2005
c.) The State Law Class (residents of 22 states and the District of Columbia) —January 1, 2000 through December 23, 2005: Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington or Wisconsin.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the Mitchell/Green class. Mitchell/Green class members are entitled to over $1.6 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the Mitchell/Green class, and service fees paid to the class representatives, Joyce A. Green, Levon Mitchell and Geral Mitchell. The Cummins class members will divide $32.5 million; the State Law class will divide more than $22.5 million; and the Becker class will divide more than $5.8 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that Mitchell/Green Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $3.66 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $14.64 for each RAL you obtained ($3.66 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.
8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax prepare failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins. v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.
13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.

14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H & R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A.Glasser, Esq.
Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301

(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago, IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The Mitchell/Green Class?
The Court has appointed the following law firms to represent you and other Mitchell/Green Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Steven E. Angstreich, Esq.	Steven A. Martino, Esq.
Michael Coren, Esq.	Frederick T. Kuykendall, III, Esq.
Carolyn C. Lindheim, Esq.	W. Lloyd Copeland, Esq.
Levy Angstreich Finney Baldante	Taylor, Martino & Kuykendall
Rubenstein & Coren, P.C.	51 St. Joseph Street
1616 Walnut Street, 5thFloor	Mobile, AL 36602
Philadelphia, PA 19103
Charles J. Piven, Esq.
Law Office of Charles J. Piven, P.A.
The World Trade Center— Baltimore
401 East Pratt Street, Suite 2525
Baltimore, Maryland 21202

19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the Mitchell/Green Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Joyce A. Green, Levon Mitchell and Geral Mitchell will seek a “service award” of $5,000. The Court will determine whether they receive a “service award” and the amount of that award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact Mitchell/Green Class Counsel.
     Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                     , 2005

If You Got A Refund Anticipation Loan Through An H&R Block Office Between
January 1, 2000 and December 23, 2005. You Could Get A Payment From A
Class Action Settlement
A Court Has Authorized This Notice. Please Read It, It Describes Important Rights
You Have And Requires That You Make A Choice About How to Proceed.
Important Dates
To receive a payment from the settlement your Claim Form (attached) must be postmarked no later than June 30, 2006 (See Question 8).
If you prefer to exclude yourself from the settlement (“opt out”), your request must be postmarked no later than May 1, 2006 (See Question 12).
Any notice of appearance or objections must be received by May 1, 2006 (See Question 16).
Date of Fairness Hearing: day/month/2006 (See Question 13).
ANSWERS TO FREQUENTLY-ASKED QUESTIONS

1.	Why Did I Get This Notice?	12.	What Do I Do If I Want To Exclude Myself?

2.	What Is This Lawsuit About?	13.	When And Where Will The Court Decide Whether To Approve The Settlement?

3.	Why Is This A Class Action?	14.	Do I Have To Come To The Hearing?

4.	Why Is There A Settlement?	15.	What If I Do Nothing?

5.	How Do I Know If I Am Part Of The Settlement?	16.	What If I Want To Object To The Settlement?

6.	What Does The Settlement Provide?	17.	What Is the Difference Between Excluding Myself And Objecting?

7.	How Much Will My Payments Be?	18.	Who Are The Lawyers For The Class?

8.	How Can I Get A Payment?	19.	How Will Class Counsel’s Fees And Expenses Be Paid?

9.	When Would I Get My Payment?	20.	Does The Class Representative Get Additional Compensation?

10.	Am I Giving Anything Up To Get A Payment Or Stay In The Class?	21.	What If The Court Does Not Approve The Settlement?

11	Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?	22.	Where Do I Get Additional Information?

1. Why Did I Get This Notice?
You got at least one Refund Anticipation Loan (“RAL”) through an H&R Block office between January 1, 2000 and December 23, 2005. You received this notice to inform you about settlement of a class action lawsuit that may affect your rights. This notice provides information about all of your options, so that you can evaluate those options before the Court decides whether to approve the settlement. Those options include making a claim for money from the settlement (see Questions 7-9), excluding yourself from the settlement (Questions 11 & 12) or raising concerns about the fairness of the settlement (Question 16). This package explains the lawsuit, the settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The Court in charge of the case is the Circuit Court of Kanawha County, West Virginia (“the Court”).
2. What Is This Lawsuit About?
This case combines several lawsuits that were filed against H&R Block, Inc. and various related corporations. For simplicity, the H & R Block defendants are referred to throughout the rest of this notice as simply “Block.” The cases were filed against Block in different parts of the country at different times, but all essentially make the same claim — that Block violated particular state laws in the way it made RALs available. The lawyers in these cases have filed with the Court an Amended and Consolidated Class Action Complaint (called the “Consolidated Action” from here on), which brings together all of the claims made in these cases. One of the principal claims the Consolidated Action makes is that Block violated the Credit Services Organization Acts of the affected jurisdictions, or violated similar laws.
Block denies that it violated any laws, did anything wrong, or that anyone was harmed by its conduct. Block nevertheless has agreed to settle the Consolidated Action solely to avoid the burden, expense, risk and uncertainty of continuing the various lawsuits.
Block and the plaintiffs in the Consolidated Actions have reached agreement on a Settlement of the claims in the Consolidated Action including claims that had been pending previously in Ohio, Maryland, and Alabama. The Settlement, if approved, would resolve all litigation involving RALs which Block sold in Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington and Wisconsin between January 1, 2000 and December 23, 2005.

Other cases are also being settled at the same time, in the same settlement agreement, covering legal rights of individuals in a number of other jurisdictions.
3. Why Is This A Class Action?
In a class action, one or more people called Class Representatives (in this case Renea Griffith, Maryanne Hoekman and Justin Sevey), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. Circuit Court Judge Louis Bloom is in charge of this class action.
4. Why Is There A Settlement?
The Court did not decide in favor of Block or any of the Plaintiffs in the various lawsuits. The Plaintiffs in those lawsuits think they could have won if they went to trial. Block thinks the Plaintiffs would have lost. In fact, in most cases, Block thinks that the Plaintiffs would not have even been able to continue their cases in court, because Block’s RAL contract required them to try their claims before an arbitrator. But there was no trial and no arbitration. Instead, both sides agreed to a settlement. This avoids the cost of a trial, and the people affected have an opportunity to be paid. The Class Representatives and the attorneys think the settlement is best for all Class Members.
5. How Do I Know If I Am Part Of The Settlement?
You received this notice because records identified you as a State Law class member. That means that you fit the description of the class which the Court certified for this settlement. The Court decided that everyone who fits this description is a Class Member:
All residents of Arkansas, Arizona, California, District of Columbia, Florida, Illinois, Indiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nebraska, New Hampshire, Nevada, Oregon, Pennsylvania, Tennessee, Utah, Virginia, Washington and Wisconsin who applied for and obtained a RAL through any medium, by any name, advertised, marketed, offered or made by or through any lender through any office operating under the trade name of “H&R Block” (including franchise or sub-franchise offices of any Settling Defendant or Affiliate, or any H&R Block offices such as in Sears stores) from January 1, 2000 through December 23, 2005.
There are three other classes that are part of the overall Settlement. The following classes are composed of people who live in one of the following jurisdictions and got a RAL through an H&R Block office during the specified years:
a.) The Cummins Class (West Virginia residents) — January 1, 1994 to December 23, 2005;

b.) The Mitchell/Green Class (residents of Maryland and Alabama) — Maryland — January 1, 1992 to May 19, 2000, excluding those people who obtained RALs after 1996 whose RAL application contains an arbitration clause; Alabama — June 13, 1989 through December 31, 1996;
c.) The Becker Class (residents of Ohio) — January 1, 2000 through December 23, 2005.
6. What Does The Settlement Provide?
Block has agreed to provide additional information to customers who obtain RALs and to pay a total of $62.5 million, plus costs of notice estimated at $4 million, to settle this case. The total Block will pay is called the “common fund.”
You are a member of the State Law Class. State Law class members are entitled to over $22.5 million of the $62.5 million, before deductions for the pro rata portion of administration costs, attorney’s fees and expenses relating to the State Law class, and service fees paid to the class representatives, Renea Griffith, Maryanne Hoekman and Justin Sevey. The Cummins class members will divide $32.5 million; the Becker class will divide over $5.8 million; and the Mitchell/Green (Maryland and Alabama) class will divide more than $1.6 million; all before the same deductions are made for administration costs, attorney’s fees and expenses, and service fees applicable to each class.
Members of the different classes who submit claims will receive different amounts because each of these cases is at a different stage of proceedings, holds different risks and different chances of success. Each class settlement was negotiated based upon these differences. The four classes are represented independently.
7. How Much Will My Payments Be?
In order to receive any payment, you must return a claim form (see Question 8 and the attached claim form). Every Class Member who returns a valid claim form will receive at least some distribution from the common fund. Your share of the fund will depend on the number of valid claim forms that State Law Class Members send in and how many RALs you had. If every class member submitted a claim, your share of the common fund would be a minimum of $1.67 for each RAL you obtained during the class period. However, only a percentage of class members will actually submit claim forms. For example, if only one of every four class members return claim forms, your share of the fund would be $6.68 for each RAL you obtained ($1.67 times four). Your share will be reduced by whatever percentage of the common fund is taken up with administration costs, attorney’s fees, expenses, and service payments. It is unlikely that such costs will exceed 30%, but they could be higher or lower. Please remember that this is only an example; the amount you receive from the settlement could be greater or smaller.

8. How Can I Get A Payment?
To qualify for payment, you must send in a complete and valid claim form. A claim form is attached to this Notice. You may also get a claim form from the Settlement Administrator’s website [[www.INSERTWEBADDRESS.com]]. Read the instructions carefully, fill out the form, include all the information the form asks for, sign it, and mail it so that it is postmarked no later than June 30, 2006. You may also email the claim form to the Settlement Administrator at [claims@INSERTWEBADDRESS.com]. If you email the claim form, you must do so no later than midnight on June 30, 2006.
9. When Would I Get My Payment?
The Court will hold a hearing at time/date/month/2006 at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It’s always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. The settlement administrator will keep the settlement website at [www.INSERTWEBADDRESS.com] updated so that everyone who is in the class may keep informed of the progress of the settlement. Please be patient. Note: It is unlikely that you will receive your payment until six months or more after the date you send in a claim form.
10. Am I Giving Up Anything To Get A Payment Or Stay In The Class?
Unless you exclude yourself, also called “opting out” (see Question 12), you will be considered a member of the class, which means that you can’t sue, continue to sue, or be part of any other lawsuit against Block about the legal issues in this case. Giving up your claims is called a “release.” Unless you exclude yourself from the settlement, you will release your claims whether or not you submit a claim form and receive payment.
However, certain claims are not released even if you stay in the class. All claims made in other currently existing class actions that relate to the RAL or other products and services offered by Block are not released. Claims under state law based solely on allegations that a tax preparer failed (A) to properly prepare a tax return or (B) to maintain the confidentiality of taxpayer information resulting in injury based on “stolen identity” or similar misuse of taxpayer information or theft of a RAL check; and claims to enforce the terms and conditions of the Settlement Agreement, are similarly not released.
Class members who do not exclude themselves, but do not make a claim for money from this settlement may choose to arbitrate their individual claims against Block for another year after the settlement is finalized. Although Class Counsel recommend this settlement, they take no position on your likelihood of succeeding on an individual basis in an arbitration case. You should obtain independent legal help if you need more information about the economic value of the arbitration alternative to excluding yourself or making a claim for money under the settlement.
The settlement requires Block to follow certain business practices with future RALs, and provides Block with an incentive to register as a Credit Service Organization (“CSO”) in the jurisdictions covered by the settlement. Block has two years to decide whether to register and come into compliance with the various CSO statutes.
Important: If you decide to go back to Block to obtain a RAL during the two-year period Block has to register as a CSO in the various jurisdictions, and Block does register and comply with your jurisdiction’s CSO statute in that two-year period, then you will not be able to sue Block for any new RAL violation that you claim happened during the two-year period. But, if Block does not register as a CSO and comply with the CSO statute in your jurisdiction, you will be able to sue based on any new RAL violation that you claimed happened during that period. In addition, any deadline on when you can sue Block (called the “statute of limitations”) will be suspended for the two-year period.
11. Can I Exclude Myself From The Settlement (Sometimes Called “Opting Out”)?
Yes, you may “opt out” and exclude yourself from the Settlement Class. If you opt out, you will not receive any payment from the common fund, you will not release any claims you may have against Block, and you will not be bound by anything that happens in the Consolidated Action. If you opt out, you will be free to pursue whatever legal rights you may have by pursuing your own lawsuit against Block at your own risk and expense.
12. What Do I Do If I Want To Exclude Myself?
In order to opt out and exclude yourself from the Settlement Class, you must mail a “Request for Exclusion” to the Settlement Administrator at address. Your Request for Exclusion must be in writing and must be postmarked no later than May 1, 2006. To be effective, a Request for Exclusion must contain: (a) the name of this case (Cummins, v. H & R Block, Inc.); (b) your name, address, social security number and telephone number; (c) a statement that you want to opt out of the lawsuit; and (d) your signature. If the Request for Exclusion is not postmarked by the deadline, you will be included automatically in the Settlement Class and you may be eligible to receive Settlement payments as summarized above. Even if you do not file a claim, you will be legally bound by the proposed Settlement, including provisions releasing Block.

13. When And Where Will The Court Decide Whether To Approve The Settlement?
The Court will hold a Fairness Hearing on time/date/ at the Kanawha County Judicial Annex, 111 Court Street, Charleston, West Virginia 25301. At this hearing the Court will consider whether the settlement is fair, reasonable, and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Class Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take. The hearing can be continued at any time by the Court without any further notice to you.
14. Do I Have To Come To The Hearing?
No. You are not required to attend the hearing. But you are welcome to come at your own expense. If you wish to speak, you may ask the Court for permission to speak at the Fairness Hearing. To do so, you must send a letter saying that it is your “Notice of Intention to Appear in Cummins v. H&R Block.” Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be received no later than May 1, 2006, and be sent to the Clerk of the Court, Class Counsel, and Defense Counsel, at the addresses in Question 16. You cannot speak at the hearing if you excluded yourself, because once you exclude yourself, the settlement does not affect your rights.
15. What If I Do Nothing?
If you do nothing, you’ll get no money from this settlement. But, unless you exclude yourself, you won’t be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Block about the legal issues in this case. You would, however, be able to arbitrate your claims against Block for another year, as described in Question 10.
16. What If I Want To Object To The Settlement?
If you’re a Class Member who has not requested exclusion, you can object to the settlement if you don’t like it. If you wish to object, you must write a letter stating your objections, the specific reasons for each objection (including any legal support you want to bring to the Court’s attention) and a description of any evidence you wish to introduce in support of your objections. You must include your name, address, telephone number and your signature. Also include the name and number of this action (Cummins v. H & R Block, Inc., Civil Action No. 03-C-134). Your letter must be received in these four different places no later than May 1, 2006:
(i) Coordinating Counsel:
Brian A. Giasser, Esq.

Bailey & Glasser, LLP
227 Capitol Street
Charleston, WV 25301
(ii) Defendants’ Counsel:

Matthew M. Neumeier	Charles R. Bailey
Jenner & Block LLP	Bailey & Wyant PLLC
One IBM Plaza	P.O. Box 3710
Chicago,IL 60611	Charleston, WV 25337-3710
(iii) The Court:
Clerk of Court
Kanawha County Circuit Court
111 Court Street
Charleston, WV 25301
17. What Is The Difference Between Excluding Myself And Objecting?
Excluding yourself is telling the Court that you don’t want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you. Objecting is telling the Court that you don’t like something about the settlement and you don’t want the Court to approve it. You can object only if you stay in the Class.
18. Who Are The Lawyers For The State Law Class?
The Court has appointed the following law firms to represent you and other State Law Class Members. These lawyers are called Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

Daniel Hume, Esq.	Ronald L. Futterman, Esq.
Kirby Mclnerney & Squire. LLP	Michael I. Behn, Esq.
830 Third Avenue, 10th Floor	William W. Thomas, Esq.
New York, NY 10022	Futterman & Howard, Chtd.
122 S. Michigan Ave. Suite 1850
Michael B. Hyman, Esq.	Chicago, IL 60603
William H. London, Esq.
Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
191 North Wacker, Suite 1800
Chicago, IL 60606

19. How Will Class Counsel’s Fees And Expenses Be Paid?
Class Counsel will make an application to the Court for approval of an award of attorneys’ fees and expenses in an amount not more than 25% of the portion of the common fund attributable to the State Law Class. The fees would pay Class Counsel for investigating the facts, litigating the case, and negotiating the settlement. The Court will determine the amount of any fees and expenses awarded to Class Counsel.
20. Does The Class Representative Get Additional Compensation?
Subject to Court approval, the named plaintiffs in the five cases which make up the Consolidated Action will seek “service awards” for their active participation in this litigation. Any such “service award” will be paid from the portions of the common fund attributable to the cases those plaintiffs brought. Renea Griffith, Maryanne Hoekman and Justin Sevey will seek a “service award” of $5,000. The Court will determine whether they receive “service awards” and the amount of their award.
21. What If The Court Does Not Approve The Settlement?
If the Court does not approve the proposed Settlement as being fair, adequate and reasonable, the Settlement Agreement will be null and void, and all parties will be returned to their respective pre-Settlement status in the various lawsuits that the proposed Settlement hopes to resolve.
22. Where Do I Get Additional Information?
This notice summarizes the proposed settlement. You can find answers to common questions about the settlement, plus other helpful information at the Settlement Administrator’s website [www.INSERTWEBADDRESS.com]. You can also get a copy of the Settlement Agreement from the website, or by writing to the Settlement Administrator at ####. If you cannot get the information you need from this notice or from the Settlement Administrator, you may contact State Law Class Counsel.
     Please Do Not Contact The Court Or Block For Information.
BY ORDER OF THE COURT
The Honorable Louis Bloom
Circuit Judge
Kanawha County, West Virginia
Dated:                     , 2005

I

H & R Block Refund Anticipation Loan Settlement Claim Form
If the Settlement is approved by the Court you may be entitled to receive cash if you fill out this form and mail it to:
Settlement Administrator
“H&R Block RAL Settlement”
PO Box 99999
Chicago, IL 88888
This Claim Form must be postmarked by June 30, 2006. ONLY ONE CLAIM FORM IS ALLOWED PER SETTLEMENT CLASS MEMBER, NO MATTER HOW MANY REFUND ANTICIPATION LOANS (“RALs”) YOU OBTAINED OR WHERE YOU OBTAINED THEM. YOU CAN RECEIVE PAYMENT FOR EACH RAL YOU OBTAINED BY RETURNING ONE FORM. MARRIED SETTLEMENT CLASS MEMBERS WHO FILED JOINT TAX RETURNS SHOULD RETURN ONLY ONE FORM BETWEEN THEM.
Name: Joe Smith
Current Mailing Address: 123 Main St, Chicago, IL 88888
Directions:
If the pre-printed information above is NOT CORRECT, please correct the information:
Current Name for Settlement Check:
Current Mailing Address:

Please also provide the following information (please print in ink or type):
Your Social Security Number:
Your Previous Social Security Number(s) (if applicable):
If you obtained any of your RALs under a different name, please state that name:

If you obtained your RAL(s) jointly with another person or persons, please provide the name of each such person (Joint Borrower):

Please Provide the Social security Number(s) of any Joint Borrowers (if applicable)

Your phone number (optional): (                    )                    -

I affirm that this form contain any correct mailing address and social security number.
Claimant’s Signature                                    Date:
MAILING INSTRUCTIONS
If you wish to receive payment from the settlement fund, you want mail this completed form no later than June 30, 2006 to:
Settlement Administrator
[address]
[city, state]
This form must be postmarked no later than June 30, 2006.

A

Appendix A
PROPOSED H&R BLOCK COMMITMENTS
PERTAINING TO REFUND ANTICIPATION LOANS
A. H&R Block Associate Training
Objective: Ensure that all Tax Professionals, Tax Professional Assistants, Client Service Coordinators, Office Support Coordinators, Office Managers, Office Supervisors, Client Care Specialists, Phone Specialists, District Managers, Assistant District Managers, Administrative Assistants who support any of these positions, and any similar or successor positions (“client contact associates”) who work in H&R Block tax offices or administrative locations such as call centers that provide support to H&R Block tax offices are trained to deliver refund anticipation loans to their clients in a manner that accurately and non-coercively presents all of the client’s tax filing options and all of the client’s disposition options for the client’s refund or balance due (“settlement options”) and enables the client to make an informed choice from among the available alternatives. This objective will be implemented through a commitment to the following business standards and practices:
1)	H&R Block will produce training curriculum, updated at least annually, that provides tax office associates and other client contact associates who work in H&R Block tax offices or administrative locations with in-depth knowledge of all tax filing and settlement options. This training, which will be mandatory for all H&R Block tax professionals and other client contact associates, will counsel associates not to pre-judge clients’ interest or propensity to choose any particular option, and will emphasize that clients should be fully informed of all options in order to make the most personally appropriate choice.

2)	The training module for the refund anticipation loan product will cover all product features in depth, including these elements at minimum:
i)	A RAL is a short-term loan based upon the client’s anticipated tax refund, and it must be repaid whether or not the IRS actually delivers the refund for the expected dollar amount.

ii)	A RAL is provided by a third party lender, (institution name). H&R Block is not the creditor, or a credit service provider, or a loan broker in this transaction.

iii)	Part of the fee charged by the lender (to be described based on then-current pricing structure) will be owed whether or not the RAL is approved.

iv)	The annual percentage rate (APR) for a RAL is higher when compared to many other forms of credit.

v)	H&R Block may purchase a financial interest in the RALs it originates.

vi)	If the client owes debt for prior years’ refund anticipation loans to any RAL provider, or owes H&R Block tax preparation or other fees, those debts may be deducted from the amount of the client’s RAL or, in the event a RAL is denied, from the client’s refund amount.

vii)	Pursuant to the Refund Anticipation Loan Application signed by the tax client, disputes that arise from the client’s RAL decision (other than an individual claim the client brings in small claims court) will be settled by arbitration if elected by either party and no class actions can be brought in the arbitration forum.

viii)	H&R Block may use client information to market other products in accordance with IRS regulations.

1

Appendix A

Proposed H&R Block Commitments	2
3)	The training module for refund anticipation loans will cover product delivery requirements in depth, including these elements at minimum:
i)	Tools used to inform clients about refund anticipation loans and other options at client intake and during tax interview,

ii)	Procedures for proper completion and retention of refund anticipation loan paperwork including the application, loan agreement, and Truth-In-Lending- Act disclosure?

iii)	Necessity of verifying and documenting client identification, as required by the USA Patriot Act.

iv)	RAL check distribution process, including methods for confirming identity when clients pick up checks.
4)	Every tax office associate and other client contact associate who works in an H&R Block tax office or administrative location will be required to sign a statement affirming that he/she has received training on refund anticipation loan products, and agreeing to represent, explain and/or deliver the products as defined in sections (2) and (3) above.
B. Product Delivery
Objective: Ensure that the presentation and delivery of refund anticipation loans to clients in H&R Block tax offices is straightforward and non-coercive, and provides clients with the information they need to make an informed choice from among the available alternatives. This objective will be implemented through a commitment to the following business standards and practices:
1)	Every H&R Block client will be provided with a written description of all available filing and settlement options. The lowest-cost alternatives (e-filing or mailing the return, receiving a refund by direct deposit or IRS check, or paying the balance due from personal funds) will be presented first. The higher-cost alternatives, including refund anticipation checks and refund anticipation loans, will be presented last, and will be clearly described as third party bank offerings available for an additional fee.

2)	Every H&R Block client, during the tax preparation process when the amount of the client’s refund or balance due is known, will be presented with a side-by-side comparison of all applicable filing and settlement options in a screen shot in substantially the same form as Exhibit 1 hereto. For refund clients, this comparison will show the fees and timeline for refund delivery associated with each option, and the options will be arrayed from lowest client cost to greatest client cost.

3)	Every H&R Block client who elects a refund anticipation loan will be provided with additional disclosures before this product election is finalized and the return is e-filed. These disclosures will be available for review in Spanish as well as English upon request, and will inform the client:
i)	A RAL is a short-term loan based upon the client’s anticipated tax refund, and it must be repaid whether or not the IRS actually delivers the refund for the expected dollar amount.

ii)	A RAL is provided by a third party lender, (institution name). H&R Block is not the creditor, or a credit service provider, or a loan broker in this transaction.

Appendix A

Proposed H&R Block Commitments	3
iii)	Part of the fee charged by the lender (to be described based on then-current pricing structure) will be owed whether or not the RAL is approved.

iv)	A RAL may be canceled within 48 hours of application. However, the IRS will nevertheless direct the client’s refund to the lending bank per instructions it received when the return was e-filed. This lender may charge the client a partial fee to cover the costs of handling the client’s refund, which will typically be delivered in 8-15 days.

v)	The annual percentage rate (APR) for a RAL is higher when compared to many other forms of credit.

vi)	H&R Block may purchase a financial interest in the RALs it originates.

vii)	If the client owes debt for prior years’ refund anticipation loans to any RAL provider, or owes H&R Block tax preparation or other fees, those debts may be deducted from the amount of the client’s RAL or, in the event a RAL is denied, from the client’s refund amount.

viii)	Pursuant to the Refund Anticipation Loan Application signed by the tax client, disputes that arise from the client’s RAL decision (other than an individual claim the client brings in small claims court) will be settled by arbitration if elected by either party and no class actions can be brought in the arbitration forum.

ix)	H&R Block may use client information to market other products in accordance with IRS regulations.
4)	A product reference card will be produced annually that summarizes the refund anticipation loan product attributes and disclosures. This will be made available at every tax workstation to help tax associates discuss refund anticipation loans with their clients.

5)	H&R Block tax office associates will inform clients who elect refund anticipation loans that there are lower-cost ways to obtain a refund that do not involve the bank fees associated with RALs. This information, delivered to the client in a written and/or electronic format as part of a personalized advice report, will suggest that opening a bank account would allow the un-banked client to take advantage of the IRS direct deposit option that typically yields the client’s refund in 8-15 days. Messaging to clients who are known to have bank accounts will also emphasize the IRS direct deposit option.
C. Advertising & Marketing
Objective: Ensure that all H&R Block advertising and marketing materials are clear, accurate and consistent in their presentation of refund anticipation loan products. This objective will be implemented through a commitment to the following business standards and practices:
1)	Any reference to a refund anticipation loan product in H&R Block advertising and marketing materials will describe the product as a “refund anticipation loan” rather than any contraction or alternate construction such as “loan”, “refund loan”, “tax loan”, “your money”, “your tax refund”, “rapid refund” or “refund advance”.

2)	Any reference to H&R Block’s “Instant Money” product will use “Instant Money refund anticipation loan” rather than any contraction or alternate construction such as “Instant

Appendix A

Proposed H&R Block Commitments	4
Money loan”, “Instant Money refund loan”, “Instant Money tax loan”, or ‘Instant Money refund advance”.
3)	Advertising and marketing materials using the acronym “RAL” will define that acronym in its first occurrence by use of the phrase “refund anticipation loan (RAL)”.

4)	H&R Block advertising and marketing materials will refer to the proceeds of a refund anticipation loan as a “loan check”, “refund anticipation loan check”, “RAL check” or similar wording. H&R Block advertising and marketing materials will not use references like “refund”, “rapid refund”, “refund check”, “refund amount”, “your money”, “your tax refund” or “your money fast” when describing the proceeds of a refund anticipation loan.

5)	H&R Block advertising and marketing for standard refund anticipation loans Will include clear and conspicuous disclosure, as that phrase is contemporaneously defined by the Federal Trade Commission, that informs the audience:
i)	A refund account fee and an additional fee, disclosed as a finance charge, are charged by (institution name), the lender,

ii)	RAL amount or refund amount (in the event a RAL is denied) may be reduced by debts, if any, owed for prior year refund anticipation loans or other fees owed to H&R Block, such as tax preparation fees,

iii)	Clients who e-file their returns and specify direct deposit to their own bank accounts will typically receive their refunds in 8-15 days.
6)	H&R Block advertising and marketing for same-day (“Instant Money”) refund anticipation loans will include clear and conspicuous disclosure, as that phrase is contemporaneously defined by the Federal Trade Commission, that informs the audience:
(l)	A refund account fee and an additional fee, disclosed as a finance charge, are charged by (institution name), the lender.

ii)	Availability is based on credit qualification. Clients not qualifying for a full same-day RAL may receive a partial same-day RAL and/or a RAL available as soon as one day later.

iii)	RAL amount or refund amount (in the event a RAL is denied) may be reduced by debts, if any, owed for prior year refund anticipation loans or other fees owed to H&R Block, such as tax preparation fees.

iv)	Clients who e-file their returns and specify direct deposit to their own bank accounts will typically receive their refunds in 8-15 days.
D. Compliance & Performance Assessment
Objective: Ensure that H&R Block standards pertaining to the marketing and delivery of refund anticipation loans are met. This objective will be implemented through a commitment to the following business standards and practices:
1)	The Compliance and Legal departments will have authority to approve, modify, or veto any element of H&R Block refund anticipation loan training, product delivery systems and processes, and marketing & advertising that does not conform to the standards specified in Sections A, B and C of this document.

Appendix A

Proposed H&R Block Commitments	5
2)	H&R Block will designate one or more members of its Tax Compliance unit to oversee all training, delivery systems, and marketing & advertising pertaining to refund anticipation loans.

3)	H&R Block will utilize “mystery shopping” at a representative sample of tax offices each tax season to assess compliance with company standards for in office refund anticipation loan product delivery.

4)	H&R Block will require each District Manager to review compliance with refund anticipation loan disclosure, documentation, and product delivery standards throughout each tax season by use of a checklist to be completed during office visits. Results of these visits would be forwarded to the Compliance Department for review.

Filing Option Screen

Filing Options Screen 2 of 4 - Federal

F10 Next Screen | Alt-F Go to First Screen | Alt-N Next Step | Go to Tax Prep | Show Filing Restrictions

Federal Settlement Options & Estimates (e)
Federal Refund.................................
Peace of Mind Fee..............
Tax Prep & Other Fees.........

	-- IRS DIRECT OPTIONS * --		-- BANKING OPTIONS FEES WITHHELD --		
Federal Filing Options	1. EFile**	2. Mail-in**	3. RAC**	4. RAL-Loan**	5. IRAL-Loan
Timeline Check	*3-4 weeks*	*6-8 weeks*	*8-15 days*	*1-2 days*	*Same Day*
Timeline Dir Deposit	*8-15 days*	*5-7 weeks*	*8-15 days*	*1-2 days*	*N/A*
<u>Bank Fees</u>:					
Refund Account Fee	None	None			
Loan Finance Charge (e)	None	None	None		
Estimated APR (LOAN)	*None*	*None*	*None*	%	%
<u>H&R Block Fees</u>:					
Tax Prep & Other (e)					
Sales Tax (e)					
Total Fees (e)					
Amnt Due Today* (e)					
Amnt You Receive (e)					

** Timeline is based on days from IRS acceptance

* All tax prep and other fees must be paid at the time of filing.
**Funds availability may be delayed 1-3 business days or more due to your bank.

<u>Which option would you prefer?</u>.. (1-5)

You will choose how to receive your funds (DD or check) on the next screen.

Additional bank product requirements

1) IRS EFile Direct, 2) IRS Mail, 3) Refund Anticipation Check, 4) Refund Anticipation Loan, 5) Instant RAL

Exhibit 1

B

APPLICATION FOR A REFUND ANTICIPATION LOAN AND TO OPEN A DEPOSIT ACCOUNT

Applicant’s Name	Applicant’s Social Security/Taxpayer Identification #

Joint Applicant’s Name	Joint Applicant’s Social Security/Taxpayer Identification #

     I am applying for a Refund Anticipation Loan (“RAL”) from HSBC Bank USA, National Association (“HSBC”) in the maximum amount for which HSBC will approve me. In this application (“Application”), “H&R Block” means each of H&R Block, Inc. and each of its affiliates and subsidiaries (and franchisees thereof); “Transmitter” means my electronic tax return transmitter, which may be the same H&R Block; and “IRS” means the Internal Revenue Service.
1. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. I MAY ALSO BE ASKED TO PRODUCE MY DRIVER’S LICENSE OR OTHER IDENTIFYING DOCUMENTS.
2. Collections. In consideration of the ease and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC Taxpayer Financial Services inc. (“HSBC TFS”), H&R Block or Transmitter for prior years, or Bank One, River City Bank, First Security Bank, Republic Bank, Santa Barbara Bank & Trust or First Bank of Delaware (the “Other RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my RAL, or (b) having my request for new loan proceeds denied or the amount for which I have applied reduced and having such debt repaid to those entities by offset or otherwise from my tax refund directly transmitted into my Refund Account with HSBC. If I owe delinquent debt to more than one of the entities listed above, I authorize and direct HSBC to pay such debts in the following order: HSBC TFS, Other RAL Lenders, and ERO. I also authorize and instruct HSBC, HSBC TFS, and the Other RAL Lenders to disclose to each other information about their respective credit experiences concerning my present and prior RALs, Refund Anticipation Checks (“RACs”) or similar financial services, and my prior tax returns.
PLEASE NOTE: If I have delinquent debt, I understand that HSBC or its servicer may be acting as a debt collector to collect a debt and that any Information obtained will be used for that purpose.
3. Applicable Law. This Application and all the other documents executed in connection with this Application or my RAL (collectively, “Documents”) shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the State of Delaware (without reference to conflict of laws principles).
4. Important Information About RALs. I understand that (a) I can file my federal income lax return electronically without obtaining a RAL; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account; (c) the IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing; (d) HSBC tries to make proceeds of an Instant RAL available on the day of application and a Classic RAL available on the first business day after application; (e) HSBC cannot guarantee when any proceeds of a RAL or an IRS refund will be available to me; and (f) a RAL may cost substantially more than other sources of credit, and 1 may want to consider using other sources of credit.

5. Deposit Authorization. (a) After I sign my Application, H&R Block and/or my Transmitter will electronically transmit my tax return to the IRS and my Application to HSBC. I understand that I will sign or authorize an IRS Transmittal Form 8453 or IRS e-file signature authorization (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all of my rights, title, and interest in the proceeds of my tax refund for purposes of the RAL I have requested and other purposes authorized by this Application. (b) If my Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly any proceeds of my refund after deducting amounts permitted by this Agreement. (c) If for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if I should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or a RAL, and pay H&R Block and/or my Transmitter any fees owed to them involving my tax return.
6. Refund Account. (a) I request that a deposit account (“Refund Account”) be opened at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my RAL and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. I understand that I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC, H&R Block, my Transmitter or their affiliates from my tax refund, any funds received in the Refund Account, and any proceeds of a RAL. My engagement with H&R Block for services in connection with my 2004 income tax return will end, and I am required to pay all fees to H&R Block for services rendered by H&R Block, when I pick up my check for a RAL (or when HSBC electronically transfers my proceeds to me or to another entity at my direction). If a check or an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to H&R Block for services rendered by H&R Block on demand. HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to pay any check I receive for a RAL that I endorse and present for payment or to disburse money to me in accordance with my Application. (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my RAL or are used for any purpose other than repayment of my RAL or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.
7. Refund Account Fee. I will pay HSBC a fee of $24.95 for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”). I irrevocably commit to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS regardless of whether (a) I apply for a RAL or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.
8. No Fiduciary/Agency Duty. I understand that for various fees received, H&R Block is acting only as my tax preparer (if applicable), my electronic filer and the deliverer of checks for RALs with respect to this RAL transaction. I understand that an affiliate of my ERO has the right to purchase an interest in my RAL issued by HSBC. I further understand that H&R Block is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the preparation of my tax return (if applicable), the transmission of my tax return information to HSBC, the electronic filing of my tax return with the IRS, and the delivery of checks for RALs. I acknowledge that I have independently evaluated and decided to apply for a RAL, and that I am not relying on any recommendation from H&R Block . I also understand that HSBC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.
9. Disclosure Information. (a) “Information” means my 2004 federal and state income tax returns, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application or a RAL, RAC, or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, H&R Block, my Transmitter, and their respective affiliates and agents, and includes the Fraud

Service Bureau operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to determine whether to provide a RAL, to provide RALs to me, to collect delinquent RALs, RACs, or fees payable to H&R Block, to prevent fraud, and to otherwise administer or promote the program for RALs and RACs. (d) The Authorized Parties may disclose Information to the IRS, state tax agencies and other financial institutions that provide RALs, RACs, or other financial services. (e) the Authorized Parties may call, or input my Information on any website of, the IRS or state tax agencies, in connection with my Application to, among other things, determine the status of my tax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties. (f) H&R Block may not use or disclose Information for any purpose, except as permitted under Treas. Reg. Sec.301.7216-2 or as provided in this Application. (g) I consent to HSBC sharing information as provided in the Privacy Policy.
10. Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for any reason. If I request that such a check be sent by overnight mail, I agree to pay the charges for sending it by overnight mail. (b) Document Fee: If I ask HSBC to provide me with a copy of my Application, loan agreement, billing statement or other document HSBC may charge me $10 per document.
11. Arbitration Provision. Any claim, dispute or controversy between me and HSBC (as specifically defined below for purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any RAL or RAC that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or any RAL or RAC that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any RAL or RAC mat I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including but not limited to, the issue whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of the American Arbitration Association (“AAA”) or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern. Notwithstanding any language in this Arbitration Provision to the contrary, no arbitration may Be administered, without the consent of all parties to the arbitration, by any organization that has in place a formal or informal policy that is inconsistent with and purports to override the terms of this Arbitration Provision, including the Class Action Wavier Provision defined below.
HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other persons, are permitted without the consent of HSBC and me. The validity and effect of the preceding sentence (herein referred to as the “Class Action Waiver Provision”) shall be determined exclusively by a court and not by the Administrator or any arbitrator. Neither the Administrator nor any arbitrator shall have the power or authority to waive, modify or fail to enforce the Class Action Waiver Provision, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable.
Any arbitration hearing that I attend will take place in a location that is reasonably convenient for me. On any Claim I file, I will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $1,500.00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBC’s favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.

     This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”). The arbitrator shall apply substantive law consistent with the FAA, and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and, to the extent consistent with this Arbitration Provision, the Administrator’s rules. Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for. (a) any appeal right under the FAA; and (b) any appeal of Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any RAL, RAC, or similar financial service, or H&R Block or other fees, now or thereafter owed by me to HSBC or any Other RAL Lender or H&R Block or third party pursuant to the Documents or similar prior documents.
     I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OF CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION. I UNDERSTAND THAT, IF I AM A MEMBER OF THE PUTATIVE CLASS IN CUMMINS, ET AL. V. H&R BLOCK, INC, ET AL., CASE NO. 03-C-134 IN THE CIRCUIT COURT OF KANAWHA COURT, WV, THIS ARBITRATION CLAUSE MAY NOT ACT AS A WAIVER OF THE RIGHTS AND CLAIMS I MAY HAVE IN THAT ACTION.
     This Arbitration Provision shall supersede all prior Arbitration Provisions contained in any previous RAL or RAC application or related agreement and shall survive repayment of any RAL or RAC and termination of my account; provided, however, that if I reject this Arbitration Provision as set below, any prior Arbitration Provisions shall remain in full force and effect. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision. However, if a determination is made that the Class Action Waiver Provision is unenforceable, this Arbitration Provision (other than this sentence) and any prior Arbitration Provision shall be null and void.
     To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services Inc., Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I sign this Application. The Rejection Notice must identify the transaction involved arid must include my name, address, and social security number and must be signed by all persons signing this Application as Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Agreement. If the Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice on my behalf.
     As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, National Association, HSBC TFS, Household Bank, f.s.b., Beneficial National Bank, and H&R Block, Inc., and each of their parents, wholly or majority-owned subsidiaries, affiliates, or predecessors, successors, assigns and the franchisees of any of them, and each of their officers, directors, agents, and employees.

     Contacting the Administrator: If I have a question about the arbitration Administrator mentioned in this Arbitration Provision or if I would like to obtain a copy of its arbitration rules, I can contact the Administrator as follows: American Arbitration Association, 335 Madison Avenue, New York, NY 10017, www.adr.org; National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405, www.arb-forum.com.
12. Survival. The provisions of this Application shall survive the execution of the Loan Agreement and Disclosure Statement and the disbursement of funds.
13. Miscellaneous. (a) References to “I” or “me” or “my” in the Documents shall refer individually to each applicant for a RAL and to both applicants, and the obligations of such individuals under the Documents will be joint and several. The filing of an injured spouse form shall not relieve either applicant of any such obligations under the Documents. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof. (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my RAL or accounts. (d) HSBC may assign all or a portion of any rights or obligations relating to a RAL to a third party, including HSBC TFS, H&R BlockO, an affiliate of H&R Block, a franchiser of H&R Block, or an affiliate of HSBC, without notice to me or my consent. (e) Supervisory personnel of HSBC or its agents may listen to and record my telephone calls. (f) I agree that you may send any notices and billing statements to the address of the primary applicant and not to the address of the joint applicant if such address is different. (g) I agree HSBC may transfer, sell, participate or assign all or a portion of my RAL, and its rights, duties and obligations relating to my RAL, to third parties, including HSBC TFS, its affiliates, successors and assigns without notice to me or my consent.
14. State Notices. California residents: Married persons may apply for a separate account. Iowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of the names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of the loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin Stats. s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number, to HSBC c/o HSBC Taxpayer Services, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days.
15. Certification. I certify that the following information is true with respect to the RAL I am requesting; (1) I do not owe any tax due and/or any tax lines from prior tax years, nor have I previously filed a 2004 federal income tax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A, loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a RAL with any lender from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third party. (8) I am not filing a 2004 federal income tax return using a substitute W-2, Form 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison nor do I have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) The 2004 income I have reported is not solely from Schedule C or C-EZ(Profit or Loss from Business). (12) If Schedule C is present and EIC claimed, and return is self-prepared or other prepared, I am a statutory employee and the W-2 indicates statutory employee in Box 15. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 federal income tax return or filing a federal income tax return Form 1040 on behalf of deceased taxpayer. (15) I do not have an amount paid with request for an extension to file on Line 68, Field 1190 of Form 1040. (16) Everything that 1 have stated in this Application is correct.

HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL
ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank USA National Association Personal Banking Policy.
Introduction-Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and the highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition. if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except as prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.
How We Share Information under a Joint Marketing Agreement
We may also provide information non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also conies from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise hear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.
We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
How to Opt-Out (non-affiliated companies) (Applicable to residents of all states except California and Vermont)
If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account. Opt-out requests will not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request.
How to Opt-Out (affiliated companies) (Applicable to residents of all states except Vermont)
If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account.

Atenciòn clientes his panoparlantes: Esta Declaraciòn Sobre la Privacidad proporciona informaciòn sobre còmo manejamos informaciòn personal no publica acerca de nuestors clientes, las circunstancias bajo las cuales podemos compartir tal informaciòn con otras personas, y còmo usted puede pedir que no compartamos esa informaciòn con terceros que no sean afiliados nuestros. Si quisiera que le proporcionemos una traducciòn al espafiol de la Declaraciòn Sobre la Privacidad en su totalidad, sirvase comunicarse con nosotros llamàndonos gratis al
1-800-365-2641.

[The following line and language will be inserted at the end of the HRB RAL Application.]

By signing below, I am indicating that I fully understand that I am applying for a loan and that I have read, understand and agree to the terms set forth in this Application above and on the following pages, including but not limited to: (a) Section 2 in which I agree that HSBC may use amounts received from my tax refund to pay certain delinquent debts; and (b) Section I in which I agree, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 11. If I receive a RAL, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement, if any, on demand or when the anticipated refund from the IRS is electronically deposited into my refund account, whichever comes first, and I agree to repay the RAL whether or not my tax refund is paid in whole or in part to HSBC.

(Applicant — Primary Taxpayer Signature)	Date

(Joint Applicant — Spouse Signature, If Joint Return)	Date

Witness
HSBC Taxpayer Financial Services Toll-Free Customer Service Number 1-800-524-0628 or visit us on the web at hsbctfshrb.com for more information.

LOAN AGREEMENT AND DISCLOSURE STATEMENT
In this Loan Agreement and Disclosure Statement (“Agreement”), “RAL” means a Refund Anticipation Loan, “HSBC” means HSBC Bank USA, National Association, “I”, “me” and “my” means each person who has applied to HSBC for a RAL. “H&R Block” means each of H&R Block, Inc., and each of its affiliates and subsidiaries (and franchisees thereof).
The following Truth in Lending Act (“TILA”) disclosures are based on a RAL in the amount specified in item 10 of the Itemization of Amount Financed. I will receive a replacement TILA Disclosure Statement if I am approved for a RAL in a different amount. In addition, I may receive a duplicate copy of this TILA Disclosure Statement if I am approved for a RAL in the amount on which this disclosure is based, and the RAL is disbursed to me by check.
Truth in Lending Act Disclosure Statement

1. Amount Financed (the amount of credit provided to me or on my behalf)	$	_______	(e)

2. FINANCE CHARGE (the dollar amount the credit will cost me)	$	_______	(e)

3. Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$	_______	(e)

4. ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)		_______	%(e)

“e” = estimate	If line is left blank, amount is “0”
Creditor: My creditor is HSBC Bank USA, National Association.
Demand Feature: My loan will be repayable on demand or when the anticipated tax refund is electronically deposited in my Refund Account, whichever is earlier.
Payment Schedule: HSBC estimates that the Total of Payments set forth above will be due in a single payment approximately 12 days from the date of this Agreement.
Security Interest: I am providing HSBC with a security interest in my tax refund payment by the IRS, and, except for Virginia residents, in all funds deposited in the Refund Account and that Refund Account.
Late Charge: A late charge equal to 1.5% of the unpaid Total of Payments may be imposed on the date 35 days after payment of my loan is demanded, and on the same date of each succeeding month (or if there is no such date, the last date of the month).
Prepayment: If I pay off early, I will not be entitled to a refund of part or all of the Finance Charge.
Contract Reference: Refer to the Application and the accompanying Loan Agreement for additional information about nonpayment, default, any right to accelerate the maturity of the obligation, and any prepayment rebates or penalties.
Required Deposit: The Annual Percentage Rate does not take into account my required deposit.

Itemization of Amount Financed

1. Amount paid directly to me	$	_____	(e)

2. Amount paid for my Refund Account Fee to HSBC	$	_____

3. Amount paid for Tax Prep to H&R Block	$	_____

4. Amount paid for prior year items owed to H&R Block	$	_____

5. Amount paid for System Administration Fee to H&R Block	$	_____

6. Amount paid for Peace of Mind to H&R Block	$	_____

7. Amount paid for E Filing to H&R Block	$	_____

8. Amount Financed (Items l+2+3+4+5+6+7)	$	_____	(e)

9. Prepaid FINANCE CHARGE (RAL Fee to HSBC)	$	_____	(e)

10. Total RAL (Items 8+9)	$	_____	(e)

“(e)” = estimate	If line is left blank, amount is “0”
Loan Agreement
1. Obligation on RAL.
     (a) I am obligated, on the date I sign this Agreement, to accept a RAL if HSBC approves my Application, unless HSBC approves me for a smaller RAL than the amount set forth in the Total of Payments section in the TILA Disclosure Statement above. If I am approved for a smaller RAL, I will be provided with a replacement TILA Disclosure Statement and I will be obligated to accept the smaller RAL if I accept the RAL proceeds check. My loan will begin, and HSBC will earn the finance charge, when I am approved for the RAL and the proceeds check or stored value card is made available or a transfer is initiated to my bank account.
     (b) I may cancel my RAL transaction, or my obligation to accept a RAL, for up to 48 hours after I become obligated to accept the RAL. To do so, I must return to HSBC or the office where I received my RAL proceeds check any check I have received (or cash in the amount of the RAL proceeds check if I have cashed the check or received a transfer to my bank account), and comply with other requirements set by HSBC. I understand that, if I use my right to cancel, my finance charge will be refunded to me, HSBC will provide me with any tax refund only after HSBC receives the refund from the IRS, and I must still pay a Refund Account Fee.
2. Security Interest. If I receive a RAL, I grant HSBC a security interest in the property described in the TILA Disclosure Statement as collateral for my obligations to repay the RAL and perform my other obligations under the Application and this Agreement.
3. Deductions. My Prepaid Finance Charge, Refund Account Fee, fees for the completion and system administration of my income tax return by H&R Block, and prior year debt owed to H&R Block shall be deducted from the proceeds of my RAL.
4. Other Charges. (a) I agree to pay a returned check charge of $19 if any check or similar instrument I give HSBC is not honored. (b) I agree to pay a late charge as described in the TILA Disclosure Statement if I do not repay my loan when due. (c) In the event that I pay my account by telephone, I agree to pay up to a $10 fee for each such

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payment. HSBC reserves the right to change such fee from time to time. I may call Customer Service for a current fee schedule. (d) I also agree to pay any attorney’s fees and collection agency costs incurred by HSBC or its affiliates to collect any delinquent RAL as permitted by law,
5. Instant RAL. If I receive an Instant RAL, and if the electronic filing of my return is rejected by the Internal Revenue Service (“IRS”), I authorize H&R Block to insert my Refund Account number at HSBC, together with HSBC’s routing transit number, on my signed paper returns, and mail them to the IRS.
6. Application of Payments. Each payment I make on the RAL will be applied in any order determined by HSBC.
BY SIGNING BELOW, I AGREE TO THE TERMS OF THIS LOAN AGREEMENT, AND TO THE APPLICATION, WHICH INCLUDES AN ARBITRATION CLAUSE WHICH MAY SUBSTANTIALLY LIMIT MY RIGHTS IN THE EVENT OF A DISPUTE. I ALSO ACKNOWLEDGE RECEIVING A COMPLETED COPY OF THIS LOAN AGREEMENT AND DISCLOSURE STATEMENT.
CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT.
NOTICE TO CUSTOMER
(a)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(b)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(c)	YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

Date:	(Seal)	(Seal)

	Signature of Applicant	Signature of Joint Applicant

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INFORMATION, IDENTIFICATION AND INSTRUCTIONS IN CONNECTION WITH APPLICATION FOR
A REFUND ANTICIPATION LOAN AND TO OPEN A DEPOSIT ACCOUNT
System Protected by US. Patent Nos. 4,890,228,5,193,057, and 5,963,921
1. INFORMATION

Applicant’s Name
                                                                             (                    )
First                      M.I.                      Last                      Maiden

Home Address

Mailing Address
Social Security/Taxpayer Identification #___- ___- ___
Date of Birth                     /                     /
Home Phone # (                     )                     -                     (Required)
Work Phone #(               )             -              (Required, if employed)
Residence: ☐ Own ☐ Rent ☐ Other
Checking Account: ☐Yes ☐ No
Savings Account: ☐Yes ☐ No
Joint Applicant-Spouse(if joint return)
                                                                              (                    )
First                      M.I.                      Last                      Maiden

Home Address

Mailing Address
Social Security/Taxpayer Identification #___- ___- ___
Date of Birth                     /                     /
Home Phone # (               )              -             (Required,if different)
Work Phone #(             )            -        (Required, if employed)
Residence: ☐ Own ☐ Rent ☐ Other
Checking Account: ☐Yes ☐ No
Savings Account: ☐Yes ☐ No

2.	IDENTIFICATION

The following unexpired identification (“ID”) has been provided:

For Applicant’s photo ID:	For Applicant’s second ID, if required:

Type of ID	Type of ID

ID Number, if any	Number, if any

Place of Issuance	Place of Issuance

Date of Issuance, if any	Date of Issuance, If any

Expiration Date, if any	Expiration Date, if any

Additional Information	Additional Information

For Joint Applicant’s photo ID:	For Joint Applicant’s second ID, if required:

Type of ID	Type of ID

ID Number, if any	ID Number, if any

Place of Issuance :	Place of Issuance

Date of Issuance, if any	Date of Issuance, if any

Expiration Date, if any	Expiration Date, if any

Additional Information	Additional Information

3.	PAYMENT INSTRUCTIONS
A.	If I receive an Instant Refund Anticipation, Loan (“RAL”), I would like to receive the proceeds of my Instant RAL by check.

B.	If I receive a Classic RAL, I would like to receive the proceeds of my Classic RAL by check, unless the boxes below are completed, in which case I choose to receive my funds via direct deposit into may bank ☐ savings account ☐ checking account. My bank account number into which I authorize HSBC Bank USA, National

Association (“HSBC”) to direct my funds is

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐.

The routing transit number (RTN) of the bank where my account resides, which is required for my loan funds to be accurately deposited into my bank account listed above, is ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐.

C.	If my refund is greater than the amount of my RAL, I would like to receive the proceeds of my excess refund by check, unless the boxes below are completed, in which case I choose to receive my proceeds by direct deposit into my ☐ savings account ☐ checking account ☐ IRA account ☐ HRBFA(H&R Block Financial Advisors) account. My account number into which I authorize HSBC to direct my funds is ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐.

The routing transit number (RTN) of the financial institution where my account resides, which is required for my funds to be accurately deposited into my account listed above, is ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐.

D.	Notwithstanding any request above to receive proceeds by direct deposit, if I am approved for a RAL in an amount smaller than the amount specified in item 10 of the Itemization of Amount Financed in the Loan Agreement and Disclosure Statement provided herewith, the RAL and any excess refund will be disbursed by check.
By signing below I am indicating that I fully understand that I am applying for a loan and that I confirm that the information set forth herein is true and correct.

(Applicant — Primary Taxpayer Signature)	Date

(Joint Applicant — Spouse Signature, If Joint Return)	Date

Witness
Toll-Free Customer Service Number 1-800-524-0628

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APPLICATION FOR A REFUND ANTICIPATION LOAN, REFUND ANTICIPATION CHECK, OR REFUND PROCESSING
TRANSFER AND TO OPEN A DEPOSIT ACCOUNT
System Protected by U.S. Patent Nos. 4,890,228,5,193,057, and 5,963,921
     This Application is submitted to HSBC Bank USA, National Association (“HSBC”) for a Refund Anticipation Check (“RAC”), Refund Processing Transfer (“RPT”), or Refund Anticipation Loan (“RAL”), and a Refund Account In (his Application, “Bank Product” means a RAC, RPT, or RAL; “ERO” means my electronic tax return originator; “Transmitter” means my electronic tax return transmitter, which may be the same as my ERO; and “IRS” means the Internal Revenue Service.
     Customer Commitment
     Understanding Your Options and Responsibilities as a RAL Customer
the servicer of your loan, HSBC Taxpayer Financial Services Inc. works closely with your tax preparer and the bank to provide refund anticipation loans (RALs). As part our commitment to the highest standords in responsible lending, we would like to provide with the following explanation of your options and responsibilities.
If you are owed a federal tax refund, you have a right to choose how you will receive money. Please understand there are several options available to you at varying costs, [ILLEGIBLE] of which are free. (2) A refund anticipation loan (RAL) is one of these options, but it is not your federal tax refund and it is not free. A RAL is a loan that you must pay even if the Internal Revenue Service (IRS) does not issue your tax refund. (3) As a customer, you deserve to have the Information you need to make an informed [ILLEGIBLE] so please take time to read and understand the terms and fees associated with a RAL. (4) You have a responsibility to ask questions regarding your RAL and we have [ILLEGIBLE] responsibility to make certain you have clear answers. Please call our toll-free customer hotline at 1-800-5240628. (5) You have a responsibility to communicate outstanding debts or liens you owe to the government. Be honest with yourself and the bank about your ability to repay the loan. (6) You are guaranteed the right to change our mind about obtaining a RAL within 48 hours after signing the loan agreement. For further details on canceling your obligation, please consult your loan agreement. (7) e are committed to providing you with additional financial education tools and resources. We encourage you to access important budgeting, savings and debt management formation toll-free through the National Foundation for Credit Counseling at 1-800-388-2227 (English), or 1-800- (82-9832 (espaftol), or by visiting ourCreditCounts.com (English) or SuCreditoCuenta.comTM (espaftol). (8) If you have further questions about the RAL product, or feel that any of the above commitments [ILLEGIBLE] responsibilities have not been met, please call our toll-free customer hotline at 1-800-524-0628.
As an example, the information below is provided to help make sure you know your options

Timing of Check or
Filing Option/Delivery Option		Relative Cost*			Direct Deposit”
Paper Return Mailed to IRS	Refund Check		$	Cost of tax preparation	8 to 8 weeks
Paper Return Mailed to IRS	Direct Deposit		$	Cost of tax preparation	5 weeks
[ILLEGIBLE] - filed return	Direct Deposit		$$	Cost of tax preparation & e-filing, if any	8 to 14 days
[ILLEGIBLE] -filed return	RAC or RPT		$$$	Same as e-filed above plus cost of RAC/RPT	8 to 14 days
[ILLEGIBLE] - filed return	RAL	$	$$$	Same as e-Filed above plus cost of RAL	1 to 2 days
Since costs may vary between facilitators, the relative costs are shown as $ for least expensive to $$$$ for most expensive. Options available may vary by facilitator.

*	While actual times may vary, these are approximate times and may help you in making your choice. (Times are based on www.irs.gov information and provider experience.)
1.	INFORMATION

Applicant’s Name

First                      M.I.                      Last

Home Address

Mailing Address (if different from above)
Social Security/Taxpayer Identification #___- ___- ___
Date of Birth                     /                     /
Joint Applicant - Spouse(if joint return)
                                                             (                    )
First                      M.I.                      Last                      Maiden

Home Address

Mailing Address (if different from above)
Social Security/Taxpayer Identification #___- ___- ___
Date of Birth                     /                     /

2.	IDENTIFICATION My identification information will be entered and retained electronically.

3.	REQUEST FOR A RAL, FEDERAL RAC, or FEDERAL RPT (ONLY ONE BOX MAY BE MARKED IN THIS SECTION 3)

☐ I apply for a Refund Anticipation Loan secured by my federal income tax refund (“RAL”) in the maximum amount for which HSBC will approve me.

☐ I apply for a Refund Anticipation Check based on my federal income tax refund (“Federal RAC”) in the maximum amount for which HSBC will approve me.

☐ I apply for a Refund Processing Transfer based on my federal income tax refund (“Federal RPT”) in the maximum amount for which HSBC will approve me.

4.	REQUEST FOR A STATE RAC (MAY ONLY BE REQUESTED IF A REQUEST IS ALSO MADE IN SECTION 3)

☐ I apply for a Refund Anticipation Check for each state from which I receive a state income tax refund (each a “State RAC”) in the maximum amount for which HSBC will approve me.

5.	PAYMENT INSTRUCTIONS
A.	If I receive an Instant RAL or Federal RAC, I would like to receive the proceeds of my Instant RAL or Federal RAC by check, unless I notify my ERO that I choose to receive such proceeds through a stored value card, where available.

B.	If I receive a Federal RPT, State RAC, or Classic RAL, or if my refund is in excess of any product I obtain, I would like to receive the proceeds of my Federal RPT, State RAC, Classic RAL, or excess refund amount by check, unless I notify my ERO that I choose to receive such proceeds through a stored value card, where I available, or through direct deposit into the bank account with the account number and routing transit number I have provided in connection with the processing of this Application.

C.	Notwithstanding any request to receive proceeds by direct deposit or by stored value card, if I am approved for a RAL in an amount smaller than the amount specified in item 12 of the Itemization of Amount Financed in the Loan Agreement and Disclosure Statement provided herewith, the RAL and any excess refund will be disbursed by check.

D.	If I choose to receive proceeds by a stored value card, I agree to the terms set forth in the stored value card agreement provided to me, which is incorporated herein by reference. Certain fees shall apply.
6.	IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. YOU MAY ALSO ASK TO SEE MY DRIVER’S LICENSE OR OTHER IDENTIFYING DOCUMENTS.

7.	Applicable Law. This Application and all other documents executed in connection with this Application for my Bank Product (collectively, “Documents”), shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the State of Delaware (without reference to conflict of laws principles).

8.	Important Information About Bank Products. I understand that: (a) I can file my federal income tax return electronically without obtaining a Bank Product; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account; (c) the IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing; (d) I will not receive the proceeds of a RAC or RPT until HSBC receives my tax refund from the IRS; (e) HSBC tries to make proceeds of an Instant RAL available on the day of application and a Classic RAL available on the first business day after application; (f) HSBC cannot guarantee when any proceeds of

2

a Bank Product or an IRS or state tax refund will be available to me; and (g) a RAL may cost substantially more than other sources of credit, and I may want to consider using other sources of credit.

9.	Deposit Authorization. (a) After I sign my Application, my ERO and/or my Transmitter will electronically transmit my tax return to the IRS and my Application to HSBC. I understand that I will sign or authorize an IRS Transmittal Form 8453, IRS e-file signature authorization, and/or appropriate state deposit authorization form (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all of my rights, title, and interest in the proceeds of my tax refund, for purposes of the Bank Product I have requested and other purposes authorized by this Application. (b) If my Deposit Authorization results in a state tax refund being received in my Refund Account, I agree that such refund may be disbursed to HSBC to pay any RAL I have obtained before being otherwise disbursed. (c) If My Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly any proceeds of my refund after deducting amounts permitted by this Agreement. (d) If I apply for a RAL, and if for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if I should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or RAL, and pay my ERO any fees owed to them involving my tax return. If I apply for RAC or RPT, and in the event a RAC or RPT, is not issued, I still owe and agree to pay any fees owed to the ERO and refund account fees, and if a RAC or RPT is issued, you will look only to amounts received into the refund account, up to the amount of the RAC or RPT, as the consideration for the RAC or RPT.

10.	Refund Account.(a) I request that a deposit account (“Refund Account”) be opened at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my Bank Product and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. I understand I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC, my ERO, my Transmitter or their affiliates from my tax refund, any funds received in the Refund Account, and any proceeds of a Bank Product. My engagement with the ERO for services in connection with my 2004 income tax return will end, and I am required to pay all fees to the ERO for services rendered by the ERO, when my Bank Product check is made available to me (or when HSBC electronically transfers my proceeds to me or to another entity at my direction). If a check or an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to the ERO for services rendered by the ERO on demand. HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to pay any check I receive for a Bank Product that I endorse and present for payment or to disburse money to me in accordance with my Application. (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my Bank Product or are used for any purpose other than repayment of my Bank Product or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.

11.	Refund Account Fee. I will pay HSBC a fee of $27.95 if I apply for a Federal RAC or a RAL and receive my proceeds by check or through a stored value card, where available, or $14.95 if I apply for a Federal RPT or a RAL and receive my proceeds by direct deposit, for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”). I irrevocably commit to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS and regardless of whether (a) I apply for a Bank Product or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.

12.	Collections. In consideration of the ease and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC, HSBC Taxpayer Financial Services Inc. (“HSBC TFS”), my ERO or Transmitter for prior years, or Bank One, River City Bank, First Security Bank, Republic Bank or Santa Barbara Bank & Trust (the “Other RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my Bank Product, or (b) having my Application denied or the amount for which I have applied reduced and having such debt repaid to those entities by offset or otherwise from my tax refund directly transmitted into my Refund Account at HSBC. If I owe delinquent debt to more than one of the entities listed above, I authorize and direct HSBC to pay such debts in the following order, HSBC, HSBC TFS, Other RAL Lenders, and ERO. I also authorize and Instruct HSBC and the Other RAL Lenders to disclose to each other information about their respective credit

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experiences concerning my present and prior Bank Products or similar financial services, and my prior tax returns.
PLEASE NOTE: If I have delinquent debt, I understand that HSBC or HSBC TFS may be acting as a debt collector hereunder to collect a debt and that any information obtained will be used for that purpose.
13.	No Fiduciary/Agency Duty. I understand that for various fees received, my ERO is acting only as my tax preparer (if applicable), my electronic filer, the deliverer of checks for Bank Products, or as the purchaser of an interest in certain Bank Products issued by HSBC (if applicable) with respect to this Bank Product transaction. I further understand that my ERO is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the preparation of my tax return (if applicable), the transmission of my tax return information to HSBC, the electronic filing of my tax return with the IRS, and the delivery of checks for Bank Products. I acknowledge that I have independently evaluated and decided to apply for a Bank Product, and that I am not relying on any recommendation from my ERO. I also understand that HSBC I not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.

14.	Disclosure of Information. (a) “Information” means my 2004 federal and state income tax returns, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application or a Bank Product or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, my ERO, my Transmitter, and their respective affiliates and agents, and includes the Fraud Service Bureau operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to determine whether to provide a Bank Product, to provide Bank Products to me, to collect delinquent Bank Products or ERO fees, to prevent fraud, and to otherwise administer or promote the program for Bank Products. (d) The Authorized Persons may disclose Information to the IRS, state tax agencies and other financial institutions that provide Bank Products or other financial services. (e) The Authorized Parties may call, or input my information on any website of, the IRS or state tax agencies in connection with my Application to, among other things, determine the status of my tax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties. (f) My ERO may not use or disclose Information for any purpose, except as permitted under Treas. Reg. Sec. 301.7216-2 or as provided in these Terms. (g) I consent to HSBC sharing information as provided in the Privacy Statement.

15.	Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for any reason. If I request that such a check be sent by overnight mail, I agree to pay the charges for sending it by overnight mail. (b) Document Fee: If I ask for a copy of my Application, loan agreement, billing statement or other document, I may be charged me $10 per document.

16.	Arbitration Provision. Any claim, dispute or controversy between me and HSBC (as specifically defined below for purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any RAC, RPT, or RAL that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or RAC, RPT, or RAL that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any RAC, RPT, or RAL that I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including, but not limited to, the issue of whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of either the JAMS or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern.

HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney

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general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other persons, are permitted without the consent of the parties hereto. The validity and effect of the preceding sentence (hereinafter referred to as the “class action waiver provision”) shall be determined exclusively by a court and not by an arbitrator. Any arbitration hearing that I attend will take place in a location that is reasonably convenient for me. On any Claim I file, I will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $1,500,00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBC’s favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.

This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”), and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and the Administrator’s rules. Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for: (a) any appeal right under the FAA; and (b) Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any Bank Product or similar financial service, or ERO or other fees, now or thereafter owed by me to HSBC or any Other RAL Lender or ERO or third party pursuant to the Documents or similar prior documents.

I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OF CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION.

This Arbitration Provision shall supersede any prior Arbitration Provision contained in any previous Bank Product application or related agreement and shall survive repayment of any Bank Product and termination of my account; provided, however, that if I reject this Arbitration Provision as set forth below, all prior Arbitration Provisions shall remain in full force and effect. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision.

To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services Inc., Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I sign this Application. The Rejection Notice must identify the transaction involved and must include my name, address, and social security number and must be signed by all persons signing this Application as Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Provision. If the Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice on my behalf.

As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, National Association, the Custodian, HSBC TFS, Household Bank, f.s.b., and Beneficial National Bank, and each of their parents, wholly or

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majority-owned subsidiaries, affiliates, predecessors, and successors, and each of their officers, directors, and employees.

Contacting Arbitration Administrators: If I have a question about the arbitration administrators mentioned in this Arbitration Provision or if I would like to obtain a copy of their arbitration rules, I can contact them as follows: JAMS, 45 Broadway, 28th Floor, New York, NY 10017, www.jamsadr.com; National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405, www.arb-forum.com.

17.	Advance RAL. If I have an outstanding Advance RAL, I instruct HSBC to pay off the Advance RAL by deducting the amount I owe from my tax refund.

18.	Survival. The provisions of the Application and Terms shall survive the execution of the Loan Agreement and Disclosure Statement and the disbursement of funds.

19.	Miscellaneous, (a) References to “I” or “me” or “my” in the Documents shall refer individually to each applicant for a Bank Product and to both applicants, and the obligations of such individuals under the Documents will be joint and several. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof. (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my Bank Product or accounts. (d) HSBC may assign all or a portion of any rights or obligations relating to a Bank Product to a third party, including HSBC TFS, my ERO, an affiliate of my ERO, a franchiser of my ERO, or an affiliate of HSBC, without notice to me or my consent. (e) Supervisory personnel of HSBC or its agents may listen to and record my telephone calls.

20.	State Notices. California residents: Married persons may apply for a separate account. Iowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of the names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of the loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin Stats. s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number to HSBC c/o HSBC Taxpayer Financial Services, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days. For state qualification purposes, HSBC may also be known under its dba, Imperial Thrift and Loan Association.

21.	Certification.

If I am requesting a RAL, I certify that the following information is true with respect to the RAL I am requesting; (1) I do not owe any tax due and/or any tax liens from prior tax years, nor have I previously filed a 2004 federal income tax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A. loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a RAL with any lender, from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third party. (8) I am not filing a 2004 federal income tax return using a substitute W-2, From 4852, or any other form of substitute wage and tax documentation,

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unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison nor do I have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) The 2004 income I have reported is not solely from Schedule C or C-EZ (Profit or Loss from Business). (12) If Schedule C is present, EIC claimed, and return is self-prepared or other prepared, I am a statutory employee and the W-2 indicates statutory employee in Box 15. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 federal income tax return or filing a federal income tax return Form 1040 on behalf of deceased taxpayer. (15) I do not have an amount paid with request for an extension to file on Line 68, Field 1190 of Form 1040. (16) Everything that I have stated in this Application it correct.

If I am requesting a RAC or RPT, I certify that the following is true: (1) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (2) I have not had a RAL with HSBC, or any other RAL lender, from a prior year that has been discharged in bankruptcy. (3) Everything that I have stated in this Application is correct.

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HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL
ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank, USA National Association Personal Banking Policy.
Introduction — Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and the highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and, transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition, if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except as prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.
How We Share Information under a Joint Marketing Agreement
We may also provide information to non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise bear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires

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us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.
We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
How to Opt-Out (non-affiliated companies) (Applicable to residents of all states except California and Vermont)
If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account. Opt-out requests will not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request.
How to Opt-Out (affiliated companies) (Applicable to residents of all states except Vermont)
If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account.

Atencòin clientes hispanoparlantes: Esta Declaraciòn Sobre la Privacidad proporciona informaciòn sobre còmo manejamos informaciòn personal no publica acerca de nuestors clientes, las circunstancias bajo las cuales podemos compartir tal informaciòn con otras personas, y còmo usted puede pedir que no compartamos esa informaciòn con terceros que no sean afiliados nuestros. Si quisiers que le proporcionemos una traducciònal espafiol de la Declaraciòn Sobre la Privacidad en su totalidad, sirvase comunicarse con nosotros Ilamàndonos gratis al 1-800-365-

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[Insert this line and language at the end of the application.]

By signing below I am indicating that I have read, understand and agree to the terms set forth in this Application, including: (a) Section 12 in which I agree that HSBC may use amounts received from my tax refund to pay delinquent debts I owe HSBC or others; and (b) Section 16 in which I agreed, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 16. If I receive a RAL, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement, if any, on the earlier of (a) on demand, (b) when the anticipated refund from the IRS is electronically deposited into my deposit account with HSBC, or (c) 24 days after my loan is approved if I receive my proceeds on a stored value card and if ray anticipated tax refund has not been received in full by that date, and I agree to repay the RAL whether or not my tax refund is paid in whole or in part to HSBC.

(Applicant — Primary Taxpayer Signature)	(Joint Applicant — Spouse Signature, If Joint Return)

I certify that I have received my cashier’s check(s)		from HSBC on		.

	(Check #)		(Date)

(Client’s Signature)

I certify that I have received my cashier’s check(s)		from HSBC on		.

	(Check #)		(Date)

(Client’s Signature)
HSBC Taxpayer Financial Services Toll-Free Customer Service Number 1-800-524-0628 or visit us on the web at hsbctfs.com for more information.

LOAN AGREEMENT AND DISCLOSURE STATEMENT
In this Loan Agreement and Disclosure Statement (“Agreement”), “RAL” means a Refund Anticipation Loan, “HSBC” means HSBC Bank USA, National Association, “I”, “me” and “my” means each person who has applied to HSBC for a RAL. “ERO” means my electronic return originator. “HSBC TFS” means HSBC Taxpayer Financial Services Inc.
Truth in Lending Act (“TILA”) Disclosure Statement

THE FOLLOWING DISCLOSURE BOX IS APPLICABLE ONLY IF MY TOTAL RAL IS IN THE AMOUNT SPECIFIED IN ITEM 3 AND I RECEIVE NO FURTHER ADVANCE.

1. Amount Financed (the amount of credit provided to me or on my behalf)	$	(e)

2. FINANCE CHARGE (the dollar amount the credit will cost me)	$	(e)

3. Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$	(e)

4. ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)		%(e)

“e”= estimate	If line is left blank, amount if “0”
THE FOLLOWING DISCLOSURE BOX IS APPLICABLE IF MY TOTAL RAL EQUALS THE LESSER OF A) MY FEDERAL TAX REFUND OR B) $7000. HOWEVER, IF IT IS SUBSEQUENTLY DETERMINED THAT I AM APPROVED FOR A TOTAL RAL IN AN AMOUNT DIFFERENT THAN THE AMOUNT SPECIFIED IN ITEM 3 BELOW, I WILL RECEIVE A REPLACEMENT SET OF TRUTH IN LENDING DISCLOSURES.

1. Amount Financed (the amount of credit provided to me or on my behalf)	$	(e)

2. FINANCE CHARGE (the dollar amount the credit will cost me)	$	(e)

3. Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$	(e)

4. ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)		%(e)

“e”= estimate	If line is left blank, amount is “0”
Creditor: My creditor is HSBC Bank USA, National Association.
Demand Feature: My loan will be repayable on the earlier of (a) on demand, (b) when the anticipated tax refund is electronically deposited in my Refund Account with HSBC,or (c) 24 days after ray loan is approved if I receive my proceeds on a stored value card and if my anticipated tax refund has not been received in full by that date.
Payment Schedule: HSBC estimates that the total loan amount will be due in a single payment approximately 12 days from the date of this Agreement.
Security Interest: I am providing HSBC with a security interest in my tax refund payment by the IRS and/or any state taxing authority, in all funds deposited in the Refund Account, and, except for Virginia residents, in that Refund Account.
Late Charge: A late charge equal to 1.5% of the unpaid Total of Payments may be imposed on the date 35 days after payment of my loan is demanded, and on the same date of each succeeding month (or if there is no such date, the last date of the month).
Prepayment: If I pay off early, I will not be entitled to a refund of part or all of the Finance Charge.
Contract Reference: Refer to the Application and the Loan Agreement for additional information about nonpayment, default, any right to accelerate the maturity of the obligation, and any prepayment rebates or penalties.
Required Deposit: The Annual Percentage Rate does not take into account my required deposit.

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THE FOLLOWING ITEMIZATION OF AMOUNT FINANCED IS APPLICABLE ONLY IF MY TOTAL RAL IS IN THE AMOUNT SPECIFIED IN ITEM 14 AND I RECEIVE NO FURTHER ADVANCE.

Itemization of Amount Financed

1. Amount paid directly to me	$	(e)

2. Amount paid for my Refund Account Fee to HSBC	$

3. Amount paid for Tax Prep to [ERO Name]	$

4. Amount paid for Debt owed to [ ERO Name ]	$

5. Amount paid to [Transmitter Name]	$

6. Amount paid to [Service Bureau Name]	$

7. Amount paid for Doc Prep to [ERO]	$

8. Amount paid for E-filing to [ERO Name]	$

9. Amount paid for ________ to [Name]	$

10. Amount paid for ________ to HSBC	$

11. Amount paid previously to me for an Instant RAL	$

12. Amount Financed (Items l+2+3+4+5+6+7+8+9+10+11)	$	(e)

13. Total Prepaid FINANCE CHARGE (RAL Fee to HSBC)	$	(e)

14. Total RAL (Items 12+13)	$

“(e)”=estimate	If line is left blank, amount is “0”

3

THE FOLLOWING ITEMIZATION OF AMOUNT FINANCED IS APPLICABLE IF I RECEIVE A SUBSEQUENT ADVANCE. HOWEVER, IF IT IS SUBSEQUENTLY DETERMINED THAT I AM APPROVED FOR A RAL IN AN AMOUNT DIFFERENT THAN THE AMOUNT SPECIFIED IN ITEM 14 BELOW, I WILL RECEIVE A REPLACEMENT ITEMIZATION OF AMOUNT FINANCED WITH MY CHECK.

Itemization of Amount Financed

1. Amount paid directly to me	$	(e)

2. Amount paid for my Refund Account Fee to HSBC	$

3. Amount paid for Tax Prep to [ERO Name]	$

4. Amount paid for Debt owed to [ERO Name)	$

5. Amount paid to [Transmitter Name]	$

6. Amount paid to [Service Bureau Name]	$

7. Amount paid for Doc Prep to [ERO]	$

8. Amount paid for E-filing to [ERO Name]	$

9. Amount paid for to [Name]	$

10. Amount paid for______ to HSBC	$

11. Amount paid previously to me for an Instant RAL	$

12. Amount Financed (Items 1+2+3+4+5+6+7+8+9+10+11)	$	(e)

13. Total Prepaid FINANCE CHARGE (RAL Fee to HSBC)	$	(e)

14. Total RAL (Items 12+13)	$

“(e)”=estimate	If line is left blank, amount is “0”
Loan Agreement
1. Obligation on RAL.
     (a) I am obligated, on the date I sign this Agreement, to accept a RAL if HSBC approves my Application, unless HSBC approves me for a smaller RAL than me amount set forth in the Total of Payments section in the TILA Disclosure Statement above. If I am approved for a smaller RAL, I will be provided with a replacement TILA Disclosure Statement and I will be obligated to accept the smaller RAL if 1 accept the RAL proceeds check. My loan will begin, and HSBC will earn the finance charge, when I am approved for the RAL and the proceeds check is made available or a transfer is initiated to my bank account.

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     (b) I may cancel my RAL transaction, or my obligation to accept a RAL, for up to 48 hours after I become obligated to accept the RAL. To do so, I must return to HSBC or the office where I received my RAL proceeds check any check I have received (or cash in the amount of the RAL proceeds check if I have cashed the check or received a transfer to my bank account), and comply with other requirements set by HSBC. I understand that, if I use my right to cancel, my finance charge will be refunded to me, HSBC will provide me with any tax refund only after HSBC receives the refund from the IRS, and I must still pay a Refund Account Fee.
2. Security Interest. If I receive a RAL, I grant HSBC a security interest in the property described in the TILA Disclosure Statement as collateral for my obligations to repay the RAL and perform my other obligations under the Application and this Agreement.
3. Deductions. My Prepaid Finance Charge, transmitter fees, Refund Account Fee, fees for the completion and electronic filing of my income tax return by my ERO, and fee for document preparation shall be deducted from the proceeds of my RAL.
4. Other Charges. (a) I agree to pay a returned check charge of $19 if any check or similar instrument I give HSBC is not honored, (b) I agree to pay a late charge as described in the TILA Disclosure Statement if I do not repay my loan when due. (c) In the event that I pay my account by telephone, I agree to pay up to a $10 fee for each such payment HSBC reserves the right to change such fee from time to time. I may call Customer Service for a current fee schedule, (d) I also agree to pay any attorney’s fees and collection agency costs incurred by HSBC or its affiliates to collect any delinquent RAL as permitted by law.
5. Instant RAL. If I receive an Instant RAL, and if the electronic filing of my return is rejected by the Internal Revenue Service (“IRS”), I authorize my ERO to insert my Refund Account number at HSBC, together with HSBC’s routing transit number, on my signed paper returns and mail them to the IRS.
6. Application of Payments. Each payment I make on the RAL will be applied in any order determined by HSBC.
BY SIGNING BELOW, I AGREE TO THE TERMS OF THIS LOAN AGREEMENT, AND TO THE APPLICATION, WHICH INCLUDES AN ARBITRATION CLAUSE WHICH MAY SUBSTANTIALLY LIMIT MY RIGHTS IN THE EVENT OF A DISPUTE. I ALSO ACKNOWLEDGE RECEIVING A COMPLETED COPY OF THIS LOAN AGREEMENT AND DISCLOSURE STATEMENT.
CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT.
NOTICE TO CUSTOMER
(a)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.
(b)	YOU ARE ENTITLED TO’AN EXACT COPY OF ANY AGREEMENT YOU SIGN.
(c)	YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

Date:	(Seal)	(Seal)

	Signature of Applicant	Signature of Joint Applicant

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APPLICATION FOR
AN ELECTRONIC REFUND ADVANCE LOAN AND TO OPEN A DEPOSIT ACCOUNT
System Protected by U.S. Patent Nos. 4,890,228,5,193,057, and 5,963,921
This Application is submitted to HSBC Bank USA, National Association (“HSBC”) for an Electronic Refund Advance Loan (“ERA”) and a Refund Account. As used herein, “BFC” means Block Financial Corporation and its parents, subsidiaries and affiliates; “HSBC TFS” means HSBC Taxpayer Financial Services Inc.; “IRS” means the Internal Revenue Service; and “RAL” means a refund anticipation loan.
1.	INFORMATION

I understand and confirm that the name, home address, mailing address, social security/taxpayer identification number, and date of birth which I entered into the personal information and address sections of the online tax preparation product are true and correct and are incorporated in this Application by this reference as the name, home address, mailing address, social security/taxpayer identification number, and date of birth of each applicant.

2.	IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. YOU MAY ALSO SEEK TO VERIFY MY IDENTITY THROUGH NON-DOCUMENTARY METHODS.

3.	Payment Instructions
A.	If I receive an ERA, I understand I am to receive my ERA proceeds via direct deposit into the bank account that I will designate on the Direct Deposit screen of this online tax preparation product application during the Electronic Filing process, and I authorize HSBC to direct deposit my funds to that designated account.

B.	If my refund is greater than my ERA, I understand I am to receive my excess funds via direct deposit into the bank account that I previously designated on the Direct Deposit screen of this online tax preparation product application and I authorize HSBC to direct deposit my funds to that designated account.
4.	HSBC ERA DISCLOSURE STATEMENT:

The FINANCE CHARGE for my ERA is set forth on my Truth in Lending Disclosure. I know that even if my ERA is denied, I am responsible for my electronic filing, as applicable. I am also responsible for the repayment of my ERA whether or not my tax refund it paid to my account with HSBC in whole or in part. I understand that my income tax return can be filed etectronically without obtsining an ERA and, subject to IRS processing, the usual time within which I can expect to receive a refund check If I file electronically and without an ERA is within approximately three weeks from the date I file my return. The IRS normally mikes an electronic deposit to an average of about 12 days after an electronic filing. Alternatively, if I elect to obtain and am approved for an ERA, the loan proceeds usually will be made available to me within approximately 1-2 days of my loan application.

The usual duration of an ERA is approximately II days from the date of approval of the ERA. The following are examples of the estimated ANNUAL PERCENTAGE RATE (“APR”) and ERA FINANCE CHARGES on ERAs of varying amounts based on II-day maturity periods. Because the APR on an ERA may be high in certain cases relative to other sources of credit, 1 understand that it may cost less to use such sources; e.g., credit cards, equity lines, etc., instead of an ERA.

Example Loan Amount	$500		$750		$1 ,000		$1,500		$2,000		$3,000		$4,000		$5,000
ERA Finance Charge *	$18		$28		$28		$58		$58		$88		$98		$98
Estimated Annual Percentage Rate	124	%e	129	%e	96	%e	133	%e	99	%e	100	%e	8.3	%e	66	%e

*	I understand I will be given disclosures which will show the actual finance charge and other charges applicable to my ERA transaction. “e” = estimate

5.	Applicable Law. This Application and all the other documents executed in connection with this Application or my ERA (collectively, “Documents”), shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the state of Delaware (without reference to conflict of laws principles).

6.	Important Information About ERAs . I understand that: (a) I can file my federal income tax return electronically without obtaining an ERA; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account; (c) the IRS normally makes en electronic deposit in an average of about 12 days after an electronic filing; (d) HSBC tries to initiate the direct deposit of proceeds of an ERA on the first business day after application; (e) HSBC cannot guarantee when any proceeds of an ERA will be available to me; and (f) a ERA may cost substantially more than another type of loan I might obtain.

7.	Deposit Authorization. (a) After I submit my Application, BFC will electronically transmit my tax return to the IRS and my Application to HSBC. I understand that 1 will authorize or agree to an IRS Transmittal Form 8453 or IRS e-file signature authorization (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all my rights, title, and interest in the proceeds of my tax refund for purposes of the ERA I have requested and other purposes authorized by this Application. (b) If my Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly any proceeds of my refund after deducting amounts permitted by this Agreement. (c) If for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if I should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or an ERA, and pay BFC any fees owed to them involving my tax return.

8.	Refund Account. (a) I request that a deposit account be opened (“Refund Account”) at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my ERA and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. I understand that I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC or BFC from my tax refund, any funds received in the Refund Account, and any proceeds of an ERA. I am required to pay all fees to BFC for services rendered by BFC when HSBC electronically transfers my proceeds to me. If an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to BFC for services rendered by BFC on demand. HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to disburse money to me in accordance with my Application, (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my ERA or are used for any purpose other than repayment of my ERA or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.

9.	Refund Account Fee. I will pay HSBC a fee of $11.95 for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”). I am obligated to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS and is imposed regardless of whether (a) I apply for an ERA or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.

10.	Collections. In consideration of the ease and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC, HSBC TFS, my electronic return originator (“ERO”) for prior yean, BFC, or Bank One, River City Bank, First Security Bank, Republic Bank or Santa Barbara Bank & Trust (the “Other ERA or RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my ERA, or (b) having my request for an ERA denied or the amount for which I have applied reduced and having such debt repaid to those entitles by offset or otherwise from my lax refund directly transmitted into my Refund Account at HSBC. If I owe delinquent debt to more than one of the entities listed above, I authorize and direct HSBC to pay such debts in the following order: HSBC, HSBC TFS, Other ERA or RAL Lenders, ERO, and BFC, I also authorize and instruct HSBC and the Other ERA or RAL Lenders to disclose to each other Information about their respective credit experiences concerning my present and prior ERAs, refund anticipation loans (“RALs”), or similar financial services, and my prior tax returns.

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PLEASE NOTE: If I have delinquent debt, I understand that HSBC or HSBC TFS may be acting as a debt collector hereunder to collect a debt and that any information obtained will be used for that purpose.
11.	No Fiduciary/Agency Duty. I understand that BFC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the transmission of my tax return information to HSBC, and the electronic filing of my tax return with the IRS and/or state taxing authority. I understand that BFC or an affiliate of BFC has the right to purchase an interest in my ERA issued by HSBC. I further understand that BFC or an affiliate of BFC may receive payments from HSBC or its affiliates in connection with ERAs. I also understand that HSBC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.

12.	Disclosure Information. (a) “Information” means my federal and state income tax returns for the tax year 2004, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application for an BRA or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, BFC, my Transmitter, and their respective affiliates and agents, and includes the Fraud Service Bureau) operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to provide ERAs to me, to collect delinquent ERAs or BFC fees, to prevent fraud, and to otherwise administer or promote the program for ERAs. (d) The Authorized Parties may disclose Information to the IRS, state tax agencies and other financial institutions that provide ERAs or other financial services. (e) The Authorized Parties may call, or input my Information on any website of, the IRS or state tax agencies in connection with my Application to, among other things, determine the status of my fax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties, (f) BFC may not use or disclose Information for any purpose, except as permitted under Treas, Reg. Sec. 301.7216-2 or as provided herein. (f) I consent to HSBC sharing information as provided in the Privacy Policy set forth in Section 18. (g) HSBC will be my creditor.

13.	Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for my reason. If I request that such a check be sent by overnight mail, I agree to pay the charges for sending it by overnight mail. (b) Document Fee: If I ask for a copy of my Application, loan agreement, billing statement or other document, I may be charged $ 10 per document.

14.	Arbitration Provision. Any claim, dispute or controversy between me and HSBC (at specifically defined below far purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any ERA that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or any ERA that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any ERA that I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including, but not limited to, the issue whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of the American Arbitration Association (“AAA”) or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern. Notwithstanding any language in this Arbitration Provision to the contrary, no arbitration may be administered, without the consent of all parties to the arbitration, by any organization that has in place a formal or informal policy that is inconsistent with and purports to override the terms of this Arbitration Provision, including the Class Action Waiver Provision defined below.

HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other persons, are permitted without the consent of HSBC and me. The validity and effect of the preceding sentence (herein referred to as the “Class Action Waiver Provision”) shall be determined exclusively by a court and not by the Administrator or any arbitrator. Neither the Administrator nor any arbitrator shall have the power or authority to

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waive, modify or fail to enforce the Class Action Waiver Provision, and any attempt to do so, whether by role, policy, arbitration decision or otherwise, shall be invalid and unenforceable.

Any arbitration hearing that I attend will take place in a location that is reasonably convenient for me: On any Claim I file, I will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $1,500.00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBCs favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.

This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”), and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and, to the extent consistent with this Arbitration Provision, the Administrator’s rules. Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for: (a) any appeal right under the FAA; and (b) any appeal of Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any ERA, RAL, or similar financial service, or BFC or other fees, now or thereafter owed by me to HSBC or any Other ERA or RAL Lender or BFC or third party pursuant to the Documents or similar prior documents.

I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OR CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION. I UNDERSTAND THAT, IF I AM A MEMBER OF THE PUTATIVE CLASS IN CUMMINS, ET AL. V. H&R BLOCK, ET AL., CASE NO. 03-C-134 IN THE CIRCUIT COURT OF KANAWHA COUNTY, WV, THIS ARBITRATION CLAUSE MAY NOT ACT AS A WAIVER OF THE RIGHTS AND CLAIMS I MAY HAVE IN THAT ACTION.

This Arbitration Provision shall supersede any prior Arbitration Provisions contained in any previous ERA application or related agreement and shall survive repayment of any ERA and termination of my account; provided, however, that if I reject this Arbitration Provision as set forth below, all prior Arbitration Provisions shall remain in full force and effect. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision. However, if a determination is made that the Class Action Waiver Provision is unenforceable, this Arbitration Provision (other than this sentence) and any prior Arbitration Provision shall be null and void.

To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services, Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I submit this Application. The Rejection Notice must identify the transaction involved and must include my name, address, and social security number and must be signed by all persons signing this Application as Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Agreement. If the

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Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice on my behalf.

As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, N. A., HSBC TFS, and H&R Block, Inc., and each of their parents, wholly or majority-owned subsidiaries, affiliates, or predecessors, successors, assigns and the franchisees of any of them, and each of their officers, directors, agents, and employees.

Contacting the Administrator: If I have a question about the arbitration Administrator mentioned in this Arbitration Provision or if I would like to obtain a copy of its arbitration rules, I can contact the Administrator as follows: American Arbitration Association, 335 Madison Avenue, New York, NY 10017, www.adr.org; National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405.
www.arb-forum.com.

15.	Survival. The provisions of the Application shall survive the execution of any Loan Agreement and Disclosure Statement and the disbursement of funds.

16.	Miscellaneous. (a) References to “I” or “me” or “my” in the Documents shall refer to the individual submitting an income tax return through this online tax preparation product or, in the case of a joint income tax return, to each individual and to both individuals, and the obligations of such individuals under the Documents will be joint and several, and each shall be considered an applicant. In the case of joint applicants, the individual agreeing to the Documents and the consent to electronic disclosures represents that he or she also has the authority to agree to the Documents and consent on behalf of the other applicant. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof. (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my ERA or accounts. (d) Supervisory personnel of HSBC may listen to and record my telephone calls. (e) I agree that you may send any notices and billing statements to the address of the primary applicant and not to the address of the joint applicant if such address is different. (f) HSBC may transfer, sell, participate or assign all or a portion of its rights, duties and obligations to third parties, including HSBC TFS, BFC, or their affiliates, successors and assignees, without notice to me or my consent.

17.	State Notices. California residents: Married persons may apply for a separate account. Iowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 30 You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of the names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of the loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin Stats. s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number, to HSBC c/o HSBC Taxpayer Financial Services, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days.

18.	Certification.

I certify that the following information is true with respect to the ERA I am requesting: (1) I do not owe any tax due and/or any tax liens from prior tax years, nor have I previously filed a 2004 federal income lax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A. loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a Refund Anticipation Loan (“RAL”) or ERA with any lender, from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the

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IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third party. (8) I am not filing a 2004 federal income tax return using a substitute W-2, From 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison or have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) No portion of the 2004 income I have reported is from Schedule C or C-BZ (Profit or Loss from Business). (12) If Schedule C is present, EIC claimed, and return is self prepared or other, I am a statutory employee and the W-2 indicates statutory employee in Box 15. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 Federal Income Tax Return or filing a Federal Income Tax Return Form 1040 on behalf of deceased taxpayer (15) I do not have an amount paid with request for an extension to file on Line 68, Field 1190 of Form 1040. (16) I do not have Other Taxes on Schedule A of Form 1040.(17) Everything that I have stated in this Application is correct.
By clicking I AGREE, I am indicating that I fully understand that I am applying for a loan and that I have read, understand and agree to this Application, including: (a) Section 10 in which I agree that HSBC may use amounts received from my tax refund to pay delinquent debts I owe HSBC or others; and (b) Section 14 in which I agree, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 14. If I receive an ERA, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement, if any, on demand or when the anticipated refund from the IRS is electronically deposited into my Refund Account, whichever comes first, and I agree to repay the ERA whether or not my tax refund is paid in whole or in part to HSBC.
I AGREE
Toll-Free Customer Service Number 1-800-524-0628

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HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL
ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank USA National Association Personal Banking Policy.
Introduction — Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition, if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except as prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.

How We Share Information under a Joint Marketing Agreement
We may also provide information to non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise hear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.

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We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information we may share also comes from the sources described above and might include your name, address, phone number; and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
How to Opt-Out (non-affiliated companies) (Applicable to residents of all states except California and Vermont)
If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account. Opt-out requests will not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request.
How to Opt-Out (affiliated companies) (Applicable to residents of all states except Vermont)
If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on die joint account.

Atenciòn clientes hispanoparlantes: Esta Declaraciòn Sobre la Privacidad proportions informaciòn sobre còmo manejamos informaciòn personòal no publica acerca de nuestors clientes, las circunstancias bajo las cuales podemos compartir tal informaciòn con otras personas, y còmo usted puede pedir que no compartamos esa informaciòn con terceros que no sean afiliados nuestros. Si quisiera que le proporcionemos una traducciòn al español de la Declaraciòn Sobre la Privacidad en su totalidad, sirvase comunicarse con nosotros liamàndonos gratis al 1-800-365- 2641.

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LOAN AGREEMENT AND DISCLOSURE STATEMENT
In this Loan Agreement and Disclosure Statement (“Agreement”), “ERA” means on Electronic Refund) Advance Loan, “HSBC” means HSBC Bank USA, National Association, and “I”, “me” and “my” means each person who has applied to HSBC for an ERA. “H&R Block” means each of H&R Block, Inc., and each of its affiliates and subsidiaries (and franchisees thereof).
Truth in Lending Act Disclosure Statement

1.	Amount Financed (the amount of credit provided to me or on my behalf)	$

2.	FINANCE CHARGE (the dollar amount the credit win cost me)	$

3.	Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$

4.	ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)	%(e)

“e” = estimate	If line is left blank, amount is “0”
Creditor: My creditor is HSBC Bank USA, National Association,
Demand Feature: My loan will be repayable on demand or when the anticipated tax refund is electronically deposited in my Refund Account with HSBC, whichever is earlier.
Payment Schedule: HSBC estimates that the total loan amount will be due in a single payment approximately 12 days from the date of this Agreement
Security Interest: I am providing HSBC with a security interest in my tax refund payment by the IRS, and, except for Virginia residents, in all funds deposited in the Refund Account and that Refund Account.
Late Charge: A late charge equal to 1.5% of the unpaid Total of Payments may be imposed on the date 35 days after payment of ray loan is demanded, and on the same date of each succeeding month (or if there is no such date, the last date of the month).
Prepayment: If I pay off early, I will not be entitled to a refund of part or all of the Finance Charge.
Contract Reference: Refer to the Application and the Loan Agreement for additional information about nonpayment, default, any right to accelerate the maturity of the obligation, and any prepayment rebates or penalties.
Required Deposit. The Annual Percentage Rate does not take into account my required deposit.

Itemization of Amount Financed

1.	Amount paid directly to me	$

2.	Amount paid for my Refund Account Fee to HSBC		$

3.	Amount Financed (Items 1+ 2)	$ (e)

4.	Prepaid FINANCE CHARGE (ERA Fee to HSBC)		$ (e)

5	Total ERA Amount (Items 3+4)	$ (e)

“(e)” = estimate	If line is left blank, amount is “0”
Loan Agreement
1. Obligation on ERA.
     (a) I am obligated, on the date I agree to this Agreement, to accept an ERA if HSBC approves my application. My loan will begin, and HSBC will earn the finance charge, when I am approved for the ERA and a transfer is initiated to my bank account.
     (b) I may cancel my ERA transaction, or my obligation to accept an ERA, for up to 48 hours after I become obligated to accept the ERA. To do so, I must return to HSBC cash in the amount of the ERA proceeds and comply with other requirements set by HSBC. I must call the customer service number (1-800-524-0628) for further instructions on how to return the ERA proceeds to HSBC. I understand that, if I use my right to cancel, my finance charge will be refunded to me, HSBC will provide me with any tax refund only after HSBC receives the refund from the IRS, and I must still pay a Refund Account Fee.
2. Security Interest. If I receive a ERA, I grant HSBC a security interest in the property I described in the TILA Disclosure Statement as collateral for my obligations to repay the ERA and perform my other obligations under the Application and this Agreement.
3. Deductions. My Prepaid Finance Charge and Refund Account Fee shall be deducted from the proceeds of my ERA.
4. Other Charges. (a) I agree to pay a returned check charge of $19 if any check or similar instrument I give HSBC is not honored. (b) I agree to pay a late charge as described in the TILA Disclosure Statement if I do not repay my loan when due. (c) In the event that I pay my account by telephone, I agree to pay up to a $10 fee for each such payment. HSBC reserves the right to change this fee from time to time. I may call Customer Service for a current fee schedule. (d) I also agree to pay any attorney’s fees and collection agency costs incurred by HSBC or its affiliates to collect any delinquent ERA as permitted by law.
5. Application of Payments. Each payment I make on the ERA will be applied in any order determined by HSBC.
BY CLICKING I AGREE BELOW, I AGREE TO THE TERMS OF THIS LOAN AGREEMENT. I ALSO ACKNOWLEDGE RECEIVING A COMPLETED COPY OF THIS LOAN AGREEMENT AND DISCLOSURE STATEMENT.

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CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT.
NOTICE TO CUSTOMER
(a)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(b)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(c)	HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.
I AGREE

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References to “you” and “your” herein shall refer to the individual submitting an income tax return through this software or, in the case of a joint return, to each individual and to both individuals submitting the return.
By consenting below to receive information electronically, you will receive the following information and disclosures electronically: Application for an Electronic Refund Advance and Loan Agreement and Disclosure Statement.
To access and/or retain these disclosures, you will need a desktop or laptop personal computer and the following:

Windows	Macintosh
486 or faster PC	68030 or better (Power PC recommended)
Windows 95, 98, 2000, ME, NT 4.0, or XP	MAC OS 7.5.3 or higher
16 MB RAM	5 MB free RAM
30 MB disk space	20 MB disk space
640x480, 256 color monitor or better	640x480, 256 color monitor or better
Windows compatible printer	Macintosh compatible printer
Does the computer you are using now satisfy these requirements?
é Yes            No é
By clicking the “Yes” button below, you (i) agree to receive the above-referenced documents electronically and confirm that you will download or print the disclosures for your records, (ii) acknowledge that you can access information that is provided electronically in this program, and (iii) acknowledge that you are providing your consent to receive electronic communications pursuant to the Electronic Signatures in Global and National Commerce Act and intend that this statute apply to the fullest extent possible.
é Yes            No é
You may withdraw your consent to receiving records electronically by clicking the appropriate “No” button above, but if you do so, you may not proceed with this transaction.
You understand that the information you have elected to receive is confidential in nature. We are not responsible for unauthorized access by third parties to information and/or communications provided electronically nor for any damages, including direct, indirect, special, incidental or consequential damages, caused by unauthorized access. If you have any questions about these disclosures, you may contact us by telephone at 1 -800-524-0628.
You have the option to receive any information provided electronically in paper form. To receive specific information in paper form, please contact us at 1-800-524-0628. Please specify the information you wish to be provided in paper form. Your request will only apply to those specific items of information designated by you.

APPLICATION FOR
AN ELECTRONIC REFUND ADVANCE LOAN AND OPEN A DEPOSIT ACCOUNT
System Protected by U.S. Patent Nos. 4,890,228,5,193,057, and 5,963,921
This Application is submitted to HSBC Bank USA, National Association (“HSBC”) for an Electronic Refund Advance Loan (“ERA”) and a Refund Account. As used herein, “BFC” means Block Financial Corporation and its parents, subsidiaries and affiliates; “HSBC TFS” means HSBC Taxpayer Financial Services Inc.; “IRS” means the Internal Revenue Service; and “RAL” means a refund anticipation loan.
1.	INFORMATION.

I understand and confirm that the name, home address, mailing address, social security/taxpayer identification number, and date of birth which I entered into the personal information and address sections of the professional tax service product are true and correct and are incorporated in this Application by this reference as the name, home address, mailing address, social security/taxpayer identification number, and date of birth of each applicant.

2.	IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. YOU MAY ALSO SEEK TO VERIFY MY IDENTITY THROUGH NON-DOCUMENTARY METHODS.

3.	Payment Instructions.
A.	If I receive an ERA, I understand I am to receive my ERA proceeds via direct deposit into the bank account that I will designate on the direct deposit screen of this professional tax service product application during the Electronic Filing process, and I authorize HSBC to direct deposit my funds to that designated account.

B.	If my refund is greater than my ERA I understand I am to receive my excess proceeds via direct deposit into the bank account that I previously designated on the direct deposit screen and/or the express products screen of this professional tax service product application during the electronic filing process, and I authorize HSBC to direct deposit my funds to those designated accounts.
4.	HSBC ERA DISCLOSURE STATEMENT:

The FINANCE CHARGE for my ERA it set forth on my Truth in Lending Disclosure. I know that even if my ERA is denied, I am responsible for my electronic filing, as applicable. I am also responsible for the repayment of my ERA whether or not my tax refund is paid to my account with HSBC in whole or in part. I understand that my income tax return can be filed electronically without obtaining an ERA and, subject to IRS processing, the usual time within which I can expect to receive a refund check if I file electronically and without an ERA is within approximately three weeks from the date I file my return. The IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing. Alternatively, if I elect to obtain and am approved for an ERA, the loan proceeds usually will be made available to me within approximately 1-2 days of my loan application.

The usual duration of an ERA is approximately 11 days from the date of approval of the ERA. The following are examples of the estimated ANNUAL PERCENTAGE RATE (“APR”) and ERA FINANCE CHARGES on ERAs of varying amounts based on 1l-day maturity periods. Because the APR on an ERA may be high in certain cases relative to other sources of credit, I understand that it may cost less to use such sources; e.g., credit cards, equity lines, etc., instead of an ERA.

Example Loan Amount	$500		$750		$1,000		$1,500		$2,000		$3,000		$4,000		$5,000
ERA Finance Charge*	$5		$15		$15		$45		$45		$75		$85		$85
Estimated Annual Percentage Rate	34	%e	68	%e	51	%e	103	%e	76	%e	85	%e	72	%e	57	%e

*	“I understand I will be given disclosures which will show the actual finance charge and other charges applicable to my ERA transaction. “e”= estimate

5.	Applicable Law. This Application and all the other documents executed in connection with this Application or my ERA (collectively, “Documents”), shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the state of Delaware (without reference to conflict of laws principles).

6.	Important Information About ERAs. I understand that (a) I can file my federal income tax return electronically without obtaining an ERA; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account; (c) the IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing; (d) HSBC tries to initiate the direct deposit of proceeds of an ERA on the first business day after application; (e) HSBC cannot guarantee when any proceeds of an ERA will be available to me; and (f) a ERA may cost substantially more than another type of loan I might obtain.

7.	Deposit Authorization. (a) After I submit my Application, BFC will electronically transmit my tax return to the IRS and my Application to HSBC. I understand that I will authorize or agree to an IRS Transmittal Form 8453 or IRS e- file signature authorization (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all my rights, title, and interest in the proceeds of my tax refund for purposes of the ERA I have requested and other purposes authorized by this Application. (b) If my Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly any proceeds of my refund after deducting amounts permitted by this Agreement. (c) If for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if] should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or an ERA, and pay BFC any fees owed to them involving my tax return.

8.	Refund Account. (a) I request that a deposit account be opened (“Refund Account”) at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my ERA and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. I understand that I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC or BFC from my tax refund, any funds received in the Refund Account, and any proceeds of an ERA. I am required to pay all fees to BFC for services rendered by BFC when HSBC electronically transfers my proceeds to me. If an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to BFC for services rendered by BFC on demand. HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to disburse money to me in accordance with my Application. (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my ERA or are used for any purpose other than repayment of my ERA or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.

9.	Refund Account Fee. I will pay HSBC a fee of $24.95 for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”). I am obligated to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS and is imposed regardless of whether (a) I apply for an ERA or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.

10.	Collections. In consideration of the case and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC, HSBC TFS, my electronic return originator (“ERO”) for prior years, BFC, or Bank One, River City Bank, First Security Bank, Republic Bank or Santa Barbara Bank & Trust (the “Other ERA or RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my ERA, or (b) having my request for an ERA denied or the amount for which I have applied reduced and having such debt repaid to those entities by offset or otherwise from my tax refund directly transmitted into my Refund Account at HSBC. If I owe delinquent debt to more than one of the entities listed above, I authorize and direct HSBC to pay such debts in the following order: HSBC, HSBC TFS, Other ERA or RAL Lenders, ERO, and BFC. I also authorize and instruct HSBC and the Other ERA or RAL Lenders to disclose to each other information about their respective credit experiences concerning my present and prior ERAs, refund anticipation loans (“RALs”), or similar financial services, and my prior tax returns.

PLEASE NOTE: If I have delinquent debt, I understand that HSBC or HSBC TFS may be acting as a debt collector hereunder to collect a debt and that any information obtained will be used for that purpose.

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11.	No Fiduciary/Agency Duty. I understand that BFC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the transmission of my tax return information to HSBC, and the electronic filing of my tax return with the IRS and/or state taxing authority, I understand that BFC or an affiliate of BFC has the right to purchase an interest in my ERA issued by HSBC. I further understand that BFC or an affiliate of BFC may receive payments from HSBC or its affiliates in connection with ERAs. I also understand that HSBC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.

12.	Disclosure Information. (a) “Information” means my federal and state income tax returns for the tax year 2004, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application for an ERA or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, BFC, my Transmitter, and their respective affiliates and agents, and includes the Fraud Service Bureau operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to provide ERAs to me, to collect delinquent ERAs or BFC fees, to prevent fraud, and to otherwise administer or promote the program for ERAs. (d) The Authorized Parties may disclose Information to the IRS, state tax agencies and other financial institutions that provide ERAs or other financial services. (e) The Authorized Parties may call, or input my Information on any website of, the IRS or state tax agencies in connection with my Application to, among other things, determine the status of my tax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties. (f) BFC may not use or disclose Information for any purpose, except as permitted under Treas. Reg. Sec. 301.7216-2 or as provided herein, (f) I consent to HSBC sharing information as provided in the Privacy Statement. (g) HSBC will be my creditor.

13.	Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for any reason. If I request that such a check be sent by overnight mail. I agree to pay the charges for sending it by overnight mail. (b) Document Fee: If I ask for a copy of my Application, loan agreement, billing statement or other document, I may be charged $10 per document.

14.	Arbitration Provision. Any claim, dispute or controversy between me and HSBC (as specifically defined below for purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any ERA that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or any ERA that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any ERA that I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including, but not limited to, the issue of whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of the American Arbitration Association (“AAA”) or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern. Notwithstanding any language in this Arbitration Provision to the contrary, no arbitration may be administered, without the consent of all parties to the arbitration, by any organization that has in place a formal or informal policy that is inconsistent with and purports to override the terms of this Arbitration Provision, including the Class Action Waiver Provision defined below.

HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other persons, are permitted without the consent of HSBC and me. The validity and effect of the preceding sentence (herein referred to as the “Class Action Waiver Provision”) shall be determined exclusively by a court and not by the Administrator or any arbitrator. Neither the Administrator nor any arbitrator shall have the power or authority to waive, modify or fail to enforce the Class Action Waiver Provision, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable.

Any arbitration hearing that I attend will take place in a location that is reasonably convenient for me. On any Claim I file, I will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $1,500.00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse

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me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBC’s favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.

This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”), and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and, to the extent consistent with this Arbitration Provision, the Administrator’s rules. Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for: (a) any appeal right under the FAA; and (b) any appeal of Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any ERA, RAL, or similar financial service, or BFC or other fees, now or thereafter owed by me to HSBC or any Other ERA or RAL Lender or BFC or third party pursuant to the Documents or similar prior documents.

I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OR CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION. I UNDERSTAND THAT, IF I AM A MEMBER OF THE PUTATIVE CLASS IN CUMMINS, ET AL., V. H&R BLOCK, ET AL., CASE NO. 03-C-134 IN THE CIRCUIT COURT OF KANAWHA COUNTY, WV, THIS ARBITRATION CLAUSE MAY NOT ACT AS A WAIVER OF THE RIGHTS AND CLAIMS I MAY HAVE IN THAT ACTION.

This Arbitration Provision shall supersede any prior Arbitration Provisions contained in any previous ERA application or related agreement and shall survive repayment of any ERA and termination of my account; provided, however, that if I reject this Arbitration Provision as set forth below, all prior Arbitration Provisions shall remain in full force and effect. If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision. However, if a determination is made that the Class Action Waiver Provision is unenforceable, this Arbitration Provision (other than this sentence) and any prior Arbitration Provision shall be null and void.

To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services, Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I submit this Application. The Rejection Notice must identify the transaction involved and must include my name, address, and social security number and must be signed by all persons signing this Application as Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Agreement. If the Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice oh my behalf.

As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, N. A., HSBC TFS, and H&R Block, Inc., and each of their parents, wholly or majority-owned subsidiaries, affiliates, or predecessors, successors, assigns and the franchisees of any of them, and each of their officers, directors, agents, and employees.

Contacting the Administrator: If I have a question about the Administrator mentioned in this Arbitration Provision or if I would like to obtain a copy of its arbitration rules, I can contact the Administrator as follows: American Arbitration Association, 335 Madison Avenue, New York, NY 10017, www.adr.org; National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405. www.arb-forum.com.

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15.	Survival. The provisions of the Application shall survive the execution of any Loan Agreement and Disclosure Statement and the disbursement of funds.
16.	Miscellaneous. (a) References to “I” or “me” or “my” in the Documents shall refer to the individual submitting an income tax return through this professional tax service product or, in the case of a joint income tax return, to each individual and to both individuals, and the obligations of such individuals under the Documents will be joint and several, and each shall be considered an applicant. In the case of joint applicants, the individual agreeing to the Documents and the consent to electronic disclosures represents that he or she also has the authority to agree to the Documents and consent on behalf of the other applicant. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof. (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my ERA or accounts. (d) Supervisory personnel of HSBC may listen to and record my telephone calls. (e) I agree that you may send any notices and billing statements to the address of the primary applicant and not to the address of the joint applicant if such address is different. (f) HSBC may transfer, sell, participate or assign all or a portion of its rights, duties and obligations to third parties, including HSBC TFS, BFC, or their affiliates, successors and assignees, without notice to me or my consent.
17.	State Notices. California residents: Married persons may apply for a separate account. Iowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of me names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of the loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin Stats. s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number, to HSBC c/o HSBC Taxpayer Financial Services, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days.
18.	Certification.

I certify that the following information is true with respect to the ERA I ant requesting: (1) I do not owe any tax due and/or any tax liens from prior tax years, nor have I previously filed a 2004 federal income tax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A. loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a Refund Anticipation Loan (“RAL”) or ERA with HSBC, or any other RAL lender, from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third patty. (8) I am not filing a 2004 federal income tax return using a substitute W-2, From 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison or have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) The 2004 income I have reported is not solely from Schedule C or C-EZ (Profit or Loss from Business). (12) If Schedule C is present, E1C claimed, and return is self prepared or other, I am a statutory employee and the W-2 indicates statutory employee in Box I5. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 Federal Income Tax Return or filing a Federal Income Tax Return Form 1040 on behalf of deceased taxpayer (15) I do not have an amount paid with request for an extension to file on Line 66, Field 1190 of Form 1040. (16) Everything that I have stated in this Application is correct.

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By clicking I AGREE below, I am indicating that I fully understand that I am applying for a loan and that I have read, understand and agree to this Application, including: (a) Section 10 in which I agree that HSBC may use amounts received from my tax refund to pay delinquent debts I owe HSBC or others; and (b) Section 14 in which I agree, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 14. If I receive an ERA, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement; if any, on demand or when the anticipated refund from the IRS is electronically deposited into my Refund Account, whichever comes first, and I agree to repay the ERA whether or not my tax refund is paid in whole or in part to HSBC.
I AGREE
HSBC Taxpayer Financial Services Toll-Free Customer Service Number 1-800-524-0628

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HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL
ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank USA National Association Personal Banking Policy.
Introduction — Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and the highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition, if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except as prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.
How We Share Information under a Joint Marketing Agreement
We may also provide information to non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise hear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.
We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information

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we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
How to Opt-Out (non-affiliated companies) (Applicable to residents of all states except California and Vermont)
If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account. Opt-out requests will not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request.
How to Opt-Out (affiliated companies) (Applicable to residents of all states except Vermont)
If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do to again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account.

Atenciòn clientes hispanoparlantes: Esta Declaratiòn Sobre la Privacidad proporciona informaciòn sobre còmo manejamos informaciòn personal no publica acerca de nuestors clientes, las circunstancias bajo las cuales podemos compartir tal informaciòn con otras personas, y còmo usted puede pedir que no compartamos esa informaciòn con terceros que no scan afiliados nuestros. Si quisiera que le proporcionemos una traducciòn al espatiol de la Declaraiòn Sobre la Privacidad en su totalidad, sirvase comunicarse con nosotros liamàndonos gratis al
1-800-365-2641.

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LOAN AGREEMENT AND DISCLOSURE STATEMENT
In this Loan Agreement and Disclosure Statement (“Agreement”), “ERA” means an Electronic Refund Advance Loan, “HSBC” means HSBC Bank USA, National Association, and “I”, “me” and “my” means each person who has applied to HSBC for an ERA. “H&R Block” means each of H&R Block, Inc., and each of its affiliates and subsidiaries (and franchisees thereof).
Truth in Lending Act Disclosure Statement

1.	Amount Financed (the amount of credit provided to me or on my behalf)	$

2.	FINANCE CHARGE (the dollar amount the credit will cost me)	$

3.	Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$

4.	ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)	% (e)

“e” = estimate	If line is left blank, amount is “0”
Creditor: My creditor is HSBC Bank USA, National Association.
Demand Feature: My loan will be repayable on demand or when the anticipated tax refund is electronically deposited in my Refund Account with HSBC, whichever is earlier.
Payment Schedule: HSBC estimates that the total loan amount will be due in a single payment approximately 12 days from the date of this Agreement.
Security Interest: I am providing HSBC with a security interest in my tax refund payment by the IRS, and, except for Virginia residents, in all funds deposited in the Refund Account and that Refund Account.
Late Charge: A late charge equal to 1.5% of the unpaid Total of Payments may be imposed on the date 35 days after payment of my loan is demanded, and on the same date of each succeeding month (or if there is no such date, the last date of the month).
Prepayment: If I pay off early, I will not be entitled to a refund of part or all of the Finance Charge.
Contract Reference: Refer to the Application and the Loan Agreement for additional information about nonpayment, default, any right to accelerate the maturity of the obligation, and any prepayment rebates or penalties.
Required Deposit: The Annual Percentage Rate does not take into account my required deposit.

Itemization of Amount Financed

1.	Amount paid directly to me	$ (e)

2.	Amount paid for my Refund Account Fee to HSBC	$

3.	Amount paid for Tax Prep to H&R Block	$

4.	Amount paid for debt owed to H&R Block	$

5.	Amount paid for System Administration Fee to H&R Block	$

6.	Amount paid for Peace of Mind to H&R Block	$

7.	Amount paid for E Filing to H&R Block	$

8.	Amount Financed (Items 1+2+3+4+5+6+7)	$ (e)

9.	Prepaid FINANCE CHARGE (ERA Fee to HSBC)	$ (e)

10.	Total ERA (Items 8+9)	$ (e)

“(e)” = estimate	If line is left blank, amount is “0”
Loan Agreement
1. Obligation on ERA.
     (a) I am obligated, on the date I agree to this Agreement, to accept an ERA if HSBC approves my application, unless HSBC approves me for a smaller ERA than the amount set forth in the Total of Payments section in the TILA Disclosure Statement above. If I am approved for a smaller ERA, I will be provided with a replacement TILA Disclosure Statement and I will be obligated to accept the smaller ERA if I accept the ERA proceeds. My loan will begin, and HSBC will earn the finance charge, when I am approved for the ERA and a transfer is initiated to my bank account.
     (b) I may cancel my ERA transaction, or my obligation to accept a ERA, for up to 48 hours after I become obligated to accept the ERA. To do so, I must return to HSBC cash in the amount of the ERA proceeds and comply with other requirements set by HSBC. I must call the customer service number (1-800-524-0628) for further instructions on how to return the ERA proceeds to HSBC. I understand that, if I use my right to cancel, my finance charge will be refunded to me, HSBC will provide me with any tax refund only after HSBC receives the refund from the IRS, and I must still pay a Refund Account Fee.
2. Security Interest. If I receive a ERA, I grant HSBC a security interest in the property described in the TILA Disclosure Statement as collateral for my obligations to repay the ERA and perform my other obligations under the Application and this Agreement.
3. Deductions. My Prepaid Finance Charge and Refund Account Fee shall be deducted from the proceeds of my ERA.
4. Other Charges. (a) I agree to pay a returned check charge of $ 19 if any check or similar instrument I give HSBC is not honored. (b) I agree to pay a late charge as described in the TILA Disclosure Statement if I do not repay my loan when due. (c) In the event that I pay my account by telephone, I agree to pay up to a $10 fee for each such payment HSBC reserves the right to change this fee from time to time. I may call Customer Service for a current

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fee schedule. (d) I also agree to pay any attorney’s fees and collection agency costs incurred by HSBC or its affiliates to collect any delinquent ERA as permitted by law.
5. Application of Payments. Each payment I make on the ERA will be applied in any order determined by HSBC.
BY CLICKING I AGREE BELOW, I AGREE TO THE TERMS OF THIS LOAN AGREEMENT. I ALSO ACKNOWLEDGE RECEIVING A COMPLETED COPY OF THIS LOAN AGREEMENT AND DISCLOSURE STATEMENT.
CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT. NOTICE TO CUSTOMER
(a)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(b)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(c)	HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.
I AGREE

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References to “you” and “your” herein shall refer to the individual submitting an income tax return through this software or, in the case of a joint return, to each individual and to both individuals submitting the return.
By consenting below to receive information electronically, you will receive the following information and disclosures electronically: Application for an Electronic Refund Advance and Loan Agreement and Disclosure Statements.
To access and/or retain these disclosures, you will need a desktop or laptop personal computer and the following:

Windows	Macintosh
486 or faster PC	68030 or better (Power PC recommended)
Windows 95, 98, 2000, ME, NT 4.0, or XP	MAC OS 7.5.3 or higher
16 MB RAM	5 MB free RAM
30 MB disk space	20 MB disk space
640x480, 256 color monitor or better	640x480, 256 color monitor or better
Windows compatible printer	Macintosh compatible printer
Does the computer you are using now satisfy these requirements?
é Yes                    é No
By clicking the “Yes” button below, you (i) agree to receive the above-referenced documents electronically and confirm that you will download or print the disclosures for your records, (ii) acknowledge that you can access information that is provided electronically in this program, and (iii) acknowledge that you are providing your consent to receive electronic communications pursuant to the Electronic Signatures in Global and National Commerce Act and intend that this statute apply to the fullest extent possible.
é Yes                    é No
You may withdraw your consent to receiving records electronically by clicking the appropriate “No” button above, but if you do so, you may not proceed with this transaction.
You understand that the information you have elected to receive is confidential in nature. We are not responsible for unauthorized access by third parties to information and/or communications provided electronically nor for any damages, including direct, indirect, special, incidental or consequential damages, caused by unauthorized access. If you have any questions about these disclosures, you may contact us by telephone at 1-800-524-0628.
You have the option to receive any information provided electronically in paper form. To receive specific information in paper form, please contact us at 1-800-524-0628. Please specify the information you wish to be provided in paper form. Your request will only apply to those specific items of information designated by you.

APPLICATION FOR
AN ELECTRONIC REFUND ADVANCE LOAN AND TO OPEN A DEPOSIT ACCOUNT
System Protected by U.S. Patent Nos. 4,890,228,5,193,057, and 5,963,921
This Application is submitted to HSBC Bank USA, National Association (“HSBC”) for an Electronic Refund Advance Loan (“ERA”) and a Refund Account. As used herein, “BFC” means Block Financial Corporation and its parents, subsidiaries and affiliates; “HSBC TFS” means HSBC Taxpayer Financial Services Inc.; “IRS” means the Internal Revenue Service; and “RAL” means a refund anticipation loan.
1.	INFORMATION

Applicant’s Name	Joint Applicant — Spouse (if joint return)

( )	( )

First M.I. Last Maiden	First M.I. Last Maiden

Home Address	Home Address

Mailing Address	Mailing Address

Social Security/Taxpayer Identification # - -	Social Security/Taxpayer Identification # - -

Date of Birth / /	Date of Birth / /
2.	IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS FOR ME: WHEN I OPEN AN ACCOUNT, YOU WILL ASK FOR MY NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW YOU TO IDENTIFY ME. YOU MAY ALSO SEEK TO VERIFY MY IDENTITY THROUGH NON-DOCUMENTARY METHODS.
3.	Payment Instructions
A.	If I receive an ERA, I understand I am to receive my ERA proceeds via direct deposit into the bank account that I will designate on the Direct Deposit screen of this software application during the Electronic Filing process, and I authorize HSBC to direct deposit my funds to that designated account.

B.	If my refund is greater than my ERA, I understand I am to receive my excess funds via direct deposit into the bank account that I previously designated on the Direct Deposit screen of this software application and I authorize HSBC to direct deposit my funds to that designated account.
4.	HSBC ERA DISCLOSURE STATEMENT:

The FINANCE CHARGE for my ERA is set forth on my Truth In Lending Disclosure. I know that even if my ERA is denied, I am responsible for my electronic filing, as applicable. I am also responsible for the repayment of my ERA whether or not my tax refund is paid to my account with HSBC in whole or in part. I understand that my income tax return can be filed electronically without obtaining in ERA and, subject to IRS processing, the usual time within which I can expect to receive a refund check if I file electronically and without an ERA is within approximately three weeks from the date I file my return. The IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing. Alternatively, if I elect to obtain and am approved for an ERA, the loan proceeds usually will be made available to me within approximately 1-2 days of my loan application.

The usual duration of an ERA is approximately 11 days from the date of approval of the ERA. The following are examples of the estimated ANNUAL PERCENTAGE RATE (“APR”) and ERA FINANCE CHARGES on ERAs of varying amounts based on 11-day maturity periods. Because the APR on an ERA may be high in certain cases relative to other sources of credit, I understand that it may cost less to use such sources; e.g., credit cards, equity lines, etc., instead of an ERA.

Example Loan Amount	$500		$750		$1,000		$1,500		$2,000		$3,000		$4,000		$5,000
ERA Finance Charge*	$18		$28		$28		$58		$58		$88		S98		$98
Estimated Annual Percentage Rate	124	%e	129	%e	96	%e	133	%e	99	%e	100	%e	83	%e	66	%e

*	I understand I will be given disclosures which will show the actual finance charge and other charges applicable to my ERA transaction.

“e”= estimate

5.	Applicable Law. This Application and all the other documents executed in connection with this Application or my ERA (collectively, “Documents”), shall be governed by and construed, interpreted, and enforced in accordance with federal law and, to the extent state law applies, the law of the state of Delaware (without reference to conflict of laws principles).

6.	Important Information About ERAs. I understand that: (a) I can file my federal income tax return electronically I without obtaining an ERA; (b) the IRS will send me a refund check or electronically deposit my refund to my existing bank account; (c) the IRS normally makes an electronic deposit in an average of about 12 days after an electronic filing; (d) HSBC tries to initiate the direct deposit of proceeds of an ERA on the first business day after application; (e) HSBC cannot guarantee when any proceeds of an ERA will be available to me; and (f) a ERA may cost substantially more than another type of loan I might obtain.

7.	Deposit Authorization. (a) After I submit my Application, BFC will electronically transmit my tax return to the IRS and my Application to HSBC. I understand that I will authorize or agree to an IRS Transmittal Form 8453 or IRS e-file signature authorization (“Deposit Authorization”) as part of my Application and electronic tax filing, and that the Deposit Authorization and this Application provide an irrevocable agreement to have my tax refund disbursed to HSBC, and irrevocably transfers to HSBC all my rights, title, and interest in the proceeds of my tax refund for purposes of the ERA I have requested and other purposes authorized by this Application. (b) If my Application is denied or cancelled, and HSBC receives my tax refund, HSBC will forward to me promptly my proceeds of my refund after deducting amounts permitted by this Agreement. (c) If for any reason, any part of the anticipated tax refund is disallowed or offset by the IRS, or if I should receive a refund check in the mail, I will advise HSBC immediately and promptly pay HSBC any amounts owing with respect to my Application or an ERA, and pay BFC any fees owed to them involving my tax return.

8.	Refund Account. (a) I request that a deposit account be opened (“Refund Account”) at HSBC upon receipt of my tax refund for the purposes of ensuring the repayment of my ERA and other amounts described in the Documents. The Annual Percentage Yield and interest rate on the Refund Account will be 0%. This means I will not receive any interest on funds in the Refund Account. 1 understand that I cannot make withdrawals from the Refund Account and that the funds in the Refund Account will be disbursed only as expressly provided in the Documents. (b) HSBC may deduct any amounts I owe HSBC or BFC from my tax refund, any funds received in the Refund Account, and any proceeds of an ERA. I am required to pay all fees to BFC for services rendered by BFC when HSBC electronically transfers my proceeds to me. If an electronic transfer of proceeds is not made available to me because I do not receive a tax refund, then I am required to pay all fees to BFC for services rendered by BFC on demand. HSBC also may withdraw amounts deposited into the Refund Account from my tax refund to disburse money to me in accordance with my Application. (c) I will not receive a periodic statement for the Refund Account, but I will receive notice if funds in the Refund Account are not sufficient to repay my ERA or are used for any purpose other than repayment of my ERA or disbursement to me. HSBC may, immediately after disbursement of all funds in the Refund Account, close the account without further notice to or authorization from me.

9.	Refund Account Fee. I will pay HSBC a fee of $11.95 for the administration of the Refund Account and any disbursements to me from that account (“Refund Account Fee”). I am obligated to pay the Refund Account Fee after the Deposit Authorization is filed with the IRS and is imposed regardless of whether (a) I apply for an ERA or (b) my Application is approved or denied. The Refund Account Fee is not imposed directly or indirectly as an incident to or condition of any extension of credit. I can avoid the Refund Account Fee if I direct that my tax refund not be deposited to HSBC before filing my Deposit Authorization with the IRS.

10.	Collections. In consideration of the ease and convenience of the following method of paying any delinquent debt I owe or the other applicant owes to HSBC, HSBC TFS, my electronic return originator (“ERO”) for prior years, BFC, or Bank One, River City Bank, First Security Bank, Republic Bank or Santa Barbara Bank & Trust (the “Other ERA or RAL Lenders”), and provided that such debt has not been discharged in bankruptcy, I authorize and direct the repayment of such debt, calculated as of the date of my Application, by means of (a) having such debt deducted from the proceeds of my ERA, or (b) having my request for an ERA denied or the amount for which I have applied reduced and having such debt repaid to those entities by offset or otherwise from my tax refund directly transmitted into my Refund Account at HSBC. If I owe delinquent debt to more than one of the entities listed above, I authorize and direct HSBC to pay such debts in the following order: HSBC, HSBC TFS, Other ERA or RAL Lenders, ERO, and BFC. 1 also authorize and instruct HSBC and the Other ERA or RAL Lenders to disclose to each other information about their

2

respective credit experiences concerning my present and prior ERAs, refund anticipation loans (“RALs”), or similar financial services, and my prior tax returns.

PLEASE NOTE: If I have delinquent debt, I understand that HSBC or HSBC TFS may be acting as a debt collector hereunder to collect a debt and that any information obtained will be used for that purpose.

11.	No Fiduciary/Agency Duty. I understand that BFC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction and has no other duties to me beyond the transmission of ray tax return information to HSBC, and the electronic filing of my tax return with the IRS and/or state taxing authority. I understand that BFC or an affiliate of BFC may has the right to purchase an interest in my ERA issued by HSBC. I further understand that BFC or an affiliate of BFC may receive payments from HSBC or its affiliates in connection with ERAs. I also understand that HSBC is not acting in a fiduciary, confidential, or agency capacity with respect to me in connection with this transaction.
12.	Disclosure Information. (a) “Information” means my federal and state income tax returns for the tax year 2004, any information obtained in connection with my tax return (including information relating to a possible offset of my tax refund or the possibility that my tax return is incorrect), and any information relating to my Application for an ERA or similar financial service I have received or requested from HSBC. (b) “Authorized Parties” means HSBC, HSBC TFS, BFC, my Transmitter, and their respective affiliates and agents, and includes the Fraud Service Bureau operated for HSBC. (c) The Authorized Parties may share Information to process my Application, to provide ERAs to me, to collect delinquent ERAs or BFC fees, to prevent fraud, and to otherwise administer or promote the program for ERAs. (d) The Authorized Parties may disclose Information to the IRS, state tax agencies and other financial institutions that provide ERAs or other financial services, (e) The Authorized Parties may call, or input my Information on any website of, the IRS or state tax agencies in connection with my Application to, among other things, determine the status of my tax return. The IRS and state tax agencies may disclose information about me and my tax returns to the Authorized Parties. (f) BFC may not use or disclose Information for any purpose, except as permitted under Treas. Reg. See. 301.7216-2 or as provided herein. (f) I consent to HSBC sharing information as provided in the Privacy Policy set forth in Section 18.
13.	Service Fees. (a) Reissued Check Fee: I agree to pay $10 each time that a check is reissued at my request for any reason. If I request that such a check be sent by overnight mail, I agree to pay the charges for sending it by overnight mail, (b) Document Fee: If I ask for a copy of my Application, loan agreement, billing statement or other document, I may be charged $10 per document.
14.	Arbitration Provision. Any claim, dispute or controversy between me and HSBC (as specifically defined below for purposes of this Arbitration Provision), whether in contract or tort (intentional or otherwise), whether pre-existing, present or future, and including constitutional, statutory, common law, regulatory, and equitable claims in any way relating to (a) any of these or any other Documents or any ERA that I have previously requested or received from HSBC, (b) advertisements, promotions, or oral or written statements related to this or any other Application for a RAL or any ERA that I have previously requested or received from HSBC, (c) the relationship of HSBC and me relating to any of these or any other Documents or any ERA that I have previously requested or received from HSBC; and (d) except as provided below, the validity, enforceability or scope of this Arbitration Provision or any part thereof, including, but not limited to, the issue whether any particular claim, dispute or controversy must be submitted to arbitration (collectively the “Claim”), shall be resolved, upon the election of either me or HSBC, by binding arbitration pursuant to this Arbitration Provision and the applicable rules of the American Arbitration Association (“AAA”) or the National Arbitration Forum (“NAF”) in effect at the time the Claim is filed. I shall have the right to select one of these arbitration administrators (the “Administrator”). The arbitrator must be a lawyer with more than ten (10) years of experience or a retired or former judge. In the event of a conflict between this Arbitration Provision and the rules of the Administrator, this Arbitration Provision shall govern. In the event of a conflict between this Arbitration Provision and the balance of this Application or any other Documents, this Arbitration Provision shall govern. Notwithstanding any language in this Arbitration Provision to the contrary, no arbitration may be administered, without the consent of all parties to the arbitration, by any organization that has in place a formal or informal policy that is inconsistent with and purports to override the terms of this Arbitration Provision, including the Class Action Waiver Provision defined below.

HSBC hereby agrees not to invoke its right to arbitrate an individual Claim I may bring in small claims court or an equivalent court, if any, so long as the Claim is pending only in that court. No class actions or private attorney general actions in court or in arbitration or joinder or consolidation of claims in court or in arbitration with other

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persons, are permitted without the consent of HSBC and me. The validity and effect of the preceding sentence (herein referred to as the “Class Action Waiver Provision”) shall be determined exclusively by a court and not by the Administrator or any arbitrator. Neither the Administrator nor any arbitrator shall have the power or authority to waive, modify or fail to enforce the Class Action Waiver Provision, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable.

Any arbitration bearing that I attend will take place in a location that is reasonably convenient for me. On any Claim I file, 1 will pay the first $50.00 of the filing fee. At my request, HSBC will pay the remainder of the filing fee and any administrative or hearing fees charged by the Administrator, up to $ 1,500.00 on any Claim asserted by me in the arbitration. If I should be required to pay any additional fees to the Administrator, HSBC will consider a request by me to pay all or part of the additional fees; however, HSBC shall not be obligated to pay any additional fees unless the arbitrator grants me an award. If the arbitrator grants an award in my favor, HSBC will reimburse me for any additional fees paid or owed by me to the Administrator up to the amount of the fees that would have been charged if the original Claim had been for the amount of the actual award in my favor. If the arbitrator issues an award in HSBC’s favor, I will not be required to reimburse HSBC for any fees HSBC has previously paid to the Administrator or for which HSBC is responsible.

This Arbitration Provision is made pursuant to a transaction involving interstate commerce, and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (the “FAA”), and not by any state law concerning arbitration. The arbitrator shall follow and apply applicable substantive law to the extent consistent with the FAA, statutes of limitation and claims of privilege and shall be authorized to award all remedies permitted by applicable substantive law, including, without limitation, compensatory, statutory and punitive damages, declaratory, injunctive and other equitable relief and attorneys’ fees and costs. The arbitrator will follow rules of procedure and evidence consistent with the FAA, this Arbitration Provision and, to the extent consistent with this Arbitration Provision, the Administrator’s rules. Upon request of either party, the arbitrator shall prepare a short reasoned written opinion supporting the arbitration award. Judgment upon the award may be entered in any court having jurisdiction. The arbitrator’s award will be final and binding except for: (a) any appeal right under the FAA; and (b) any appeal of Claims involving more than $100,000. For such Claims, any party may appeal the award to a three-arbitrator panel appointed by the Administrator, which will reconsider de novo (i.e., in its entirety) any aspect or all aspects of the initial award that is appealed. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s costs (i.e., the amounts owed to the Administrator and the arbitrators), regardless of its outcome. However, HSBC will consider in good faith any reasonable request for HSBC to bear up to the full costs of the appeal. Nothing in this Arbitration Provision shall be construed to prevent HSBC’s use of offset or other contractual rights involving payment of my income tax refund or other amount on deposit with HSBC to pay off any ERA, RAL, or similar financial service, or BFC or other fees, now or thereafter owed by me to HSBC or any Other ERA or RAL Lender or BFC or third party pursuant to the Documents or similar prior documents.

I ACKNOWLEDGE THAT I HAVE A RIGHT TO LITIGATE CLAIMS IN COURT BEFORE A JUDGE OR JURY, BUT I PREFER TO RESOLVE ANY SUCH CLAIMS THROUGH ARBITRATION AND HEREBY KNOWINGLY AND VOLUNTARILY WAIVE MY RIGHTS TO LITIGATE SUCH CLAIMS IN COURT BEFORE A JUDGE OR JURY, UPON ELECTION OF ARBITRATION BY HSBC OR BY ME. I ACKNOWLEDGE THAT I WILL NOT HAVE THE RIGHT TO PARTICIPATE AS A REPRESENTATIVE OR MEMBER OF ANY CLASS OR CLAIMANTS OR AS A PRIVATE ATTORNEY GENERAL PERTAINING TO ANY CLAIM SUBJECT TO ARBITRATION. I UNDERSTAND THAT, IF I AM A MEMBER OF THE PUTATIVE CLASS IN CUMMINS, ET AL. V. H&R BLOCK, ET AL., CASE NO. 03-C-134 IN THE CIRCUIT COURT OF KANAWHA COUNTY, WV, THIS ARBITRATION CLAUSE MAY NOT ACT AS A WAIVER OF THE RIGHTS AND CLAIMS I MAY HAVE IN THAT ACTION.

This Arbitration Provision shall supersede any prior Arbitration Provisions contained in any previous ERA application or related agreement and shall survive repayment of any ERA and termination of my account; provided, however, that if I reject this Arbitration Provision as set forth below, all prior Arbitration Provisions shall remain in full force and effect, If any portion of this Arbitration Provision is deemed invalid or unenforceable, it will not invalidate the remaining portions of this Arbitration Provision. However, if a determination is made that the Class Action Waiver Provision is unenforceable, this Arbitration Provision (other than this sentence) and any prior Arbitration Provision shall be null and void.

To reject this Arbitration Provision, I must send HSBC, c/o HSBC Taxpayer Financial Services, Account Research, P.O. Box 18097, Jacksonville, FL 32229, a signed writing (“Rejection Notice”) that is received within thirty (30) days after the date I submit this Application. The Rejection Notice must identify the transaction involved and must include my name, address, and social security number and must be signed by all persons signing this Application as

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Applicant(s). I may send the Rejection Notice in any manner I see fit as long as it is received at the specified address within the specified time. No other methods can be used to reject the Arbitration Agreement. If the Rejection Notice is sent on my behalf by a third party, such third party must include evidence of his or her authority to submit the Rejection Notice on my behalf.

As used in this Arbitration Provision, the term “HSBC” shall mean HSBC Bank USA, N. A., HSBC TFS, and H&R Block, Inc., and each of their parents, wholly or majority-owned subsidiaries, affiliates, or predecessors, successors, assigns and the franchisees of any of them, and each of their officers, directors, agents, and employees.

Contacting the Administrator: If I have a question about the Administrator mentioned in this Arbitration Provision or if I would like to obtain a copy of its arbitration rules, I can contact the Administrator as follows: American Arbitration Association, 335 Madison Avenue, New York, NY 10017, www.adr.org: National Arbitration Forum, P.O. Box 50191, Minneapolis, MN 55405. www.arb-fotum.com.
15.	Survival. The provisions of the Application shall survive the execution of any Loan Agreement and Disclosure Statement and the disbursement of funds.
16.	Miscellaneous. (a) References to “I” or “me” or “my” in the Documents shall refer to the individual submitting an income tax return through this software or, in the case of a joint income tax return, to each individual and to both individuals, and the obligations of such individuals under the Documents will be joint and several, and each shall be considered an applicant. In the case of joint applicants, the individual agreeing to the Documents and the consent to electronic disclosures represents that he or she also has the authority to agree to the Documents and consent on behalf of the other applicant. (b) If any provision of the Documents or part thereof is deemed invalid, such invalidity will not affect any other provision of the Documents or part thereof, (c) HSBC may obtain a consumer report on me, and other information from third parties, in connection with evaluating my Application, or collecting or reviewing my ERA or accounts. (d) Supervisory personnel of HSBC may listen to and record my telephone calls. (e) I agree that you may send any notices and billing statements to the address of the primary applicant and not to the address of the joint applicant if such address is different. (f) HSBC may transfer, sell, participate or assign all or a portion of its rights, duties and obligations to third parties, including HSBC TFS, BFC, or their affiliates, successors and assignees, without notice to me or my consent.
17.	State Notices. California residents: Married persons may apply for a separate account. Iowa Residents: NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with the law. New York residents: Consumer reports may be requested in connection with this account or any updates, renewals, or extensions thereof. Upon my request, HSBC will inform me of the names and addresses of any consumer reporting agencies which have provided HSBC with such reports. Ohio residents: The Ohio law against discrimination requires that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio Civil Rights commission administers compliance with these laws. Pennsylvania residents: If this loan becomes in default, HSBC or its assignee intends to collect default charges. Utah residents: Any prepaid finance charge not exceeding 5% of the original amount of me loan shall be fully earned on the date the loan is extended, and shall be nonrefundable in the event the loan is repaid prior to the date it is due. Any additional prepaid finance charge is earned proportionally over the term of the loan, and, in the event of such prepayment, the unearned portion of such charge, calculated on a pro rata basis according to the remaining term of the loan, shall be refunded. Wisconsin residents: No provision of a marital property agreement, a unilateral statement under Wisconsin State, s. 766.59 or a court decree under Wisconsin Stats. s. 766.70 adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred. All obligations described herein are being incurred in the interest of my marriage or family. A married Wisconsin resident applicant must mail the name and address of his or her spouse, as well as the applicant’s name and social security number, to HSBC c/o HSBC Taxpayer Financial Services, 20D Somerset Corporate Blvd., Bridgewater, NJ 08807, within two days.

18.	Certification.

I certify that the following information is true with respect to the ERA I am requesting: (1) I do not owe any tax due and/or any tax liens from prior tax years, nor have I previously filed a 2004 federal income tax return. (2) I do not have any delinquent child support, alimony payments, student loans, V.A. loans or other federally sponsored loans. (3) Presently, I do not have a petition (whether voluntary or involuntary) filed nor do I anticipate filing a petition under federal bankruptcy laws. (4) I have not had a Refund Anticipation Loan (“RAL”) or ERA with any lender,

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from a prior year that has been discharged in bankruptcy. (5) I have not paid any estimated tax and/or did not have any amount of my 2003 refund applied to my 2004 tax return. (6) I am not presently making regular payments to the IRS for prior year unpaid taxes. (7) I do not have a Power of Attorney presently in effect or on file with the Internal Revenue Service (“IRS”) to direct my federal income tax refund to any third party. (8) I am not filing a 2004 federal income tax return using a substitute W-2, From 4852, or any other form of substitute wage and tax documentation, unless the source of the Form 4852 is a Military Leave and Earnings Statement. (9) I am not filing a Form 8862 (Earned Income Credit Eligibility) with my 2004 federal income tax return. (10) I am not currently incarcerated in a state or federal prison or have 2004 income earned while an inmate at a penal institution and claiming the Earned Income Credit. (11) No portion of the 2004 income I have reported is from Schedule C or C-EZ (Profit or Loss from Business). (12) If Schedule C is present, EIC claimed, and return is self prepared or other, I am a statutory employee and the W-2 indicates statutory employee in Box 15. (13) I am not filing Form 8379 (Injured Spouse Claim & Allocation) with my 2004 federal income tax return. (14) I am not filing Form 1310 (Statement of Person Claiming Refund Due Deceased Taxpayer) with the 2004 Federal Income Tax Return or filing a Federal Income Tax Return Form 1040 on behalf of deceased taxpayer (15) I do not have an amount paid with request for an extension to file on Line 68, Field 1190 of Form 1040. (16) I do not have Other Taxes on Schedule A of Form 1040. (17) Everything that I have stated in this Application is correct

By clicking I AGREE, I am indicating that I fully understand that I am applying for a loan and that I have read, understand and agree to this Application, including: (a) Section 10 in which I agree that HSBC may use amounts received from my tax refund to pay delinquent debts I owe HSBC or others; and (b) Section 14 in which I agree, upon my or HSBC’s election, to arbitrate any Claims that I may have. I also acknowledge that I have 30 days from today’s date to reject the Arbitration Provision by following the procedure described in Section 14. If I receive an ERA, I promise to pay the amount set forth in the “Total of Payments” section on my Loan Agreement and Disclosure Statement or subsequent replacement TILA Disclosure Statement, if any, on demand or when the anticipated refund from the IRS is electronically deposited into my Refund Account, whichever comes first, and I agree to repay the ERA whether or not my tax refund is paid in whole or in part to HSBC.
I AGREE
HSBC Taxpayer Financial Services Toll-Free Customer Service Number 1-800-524-0628

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HSBC TAXPAYER FINANCIAL SERVICES DIVISION OF HSBC BANK USA, NATIONAL
ASSOCIATION
Privacy Statement
Applicability
This Privacy Statement only applies to customers’ accounts with the HSBC Taxpayer Financial Services division of HSBC Bank USA, National Association (“HSBC”). All other HSBC accounts are governed by the HSBC Bank USA National Association Personal Banking Policy.
Introduction — Our Commitment to You
HSBC is proud to be part of a financial services organization that has been providing superior products and services to its customers for many years. We greatly appreciate the trust that you and millions of customers have placed in us, and we will protect that trust by continuing to respect the privacy of all our applicants and customers even if our formal customer relationship ends.
How We Handle Information we Obtain
It is important for you to know that in order to ensure that our customers get the very best service and the highest quality products, HSBC collects demographic information (like your name and address) and credit information (like information related to your accounts with us and others). This information comes either directly from you, for instance, from your application and transactions on your account; or, it may come from an outside source such as your credit bureau report. In addition, if you visit our Internet web site, we may collect certain information about your Internet usage.
Because some of the information we gather is not publicly available, we take great care to ensure that this information is kept safe from unauthorized access, and we would never share the information in violation of any regulation or law. Because we respect your privacy and we value your trust, the only employees or companies who can access your private personal information are those who use it to service your account or provide services to you or to us. HSBC diligently maintains physical, electronic and procedural safeguards that comply with applicable federal standards to guard your private personal information and to assist us in preventing unauthorized access to that information.
How We Share Information with Companies Affiliated with Us
From time to time, for general business purposes such as fraud control, or when we think it may benefit you, we do share certain information with our affiliated companies, except as prohibited by applicable law. These affiliated companies all provide financial services, such as banking, consumer finance, insurance, mortgage, and brokerage services. Some examples include companies doing business under the names Household, Beneficial, or HSBC. We may also share certain information with non-financial service providers that become affiliated with us in the future (such as travel, auto, or shopping clubs), except as prohibited by applicable law. The information we share might come from your application, for instance your name, address, telephone number, social security number, and e-mail address. Also, the information we share could include your transactions with us or our affiliated companies (such as your account balance, payment history, and parties to the transaction), your Internet usage, or your credit card usage. Except for Vermont residents, the information we share could also include your assets, income, or credit reports.
How We Share Information under a Joint Marketing Agreement
We may also provide information to non-affiliated financial companies (such as a tax preparer, mortgage banker or insurance service provider) with whom we have a joint marketing agreement. The sharing of information with these types of companies is permitted by law. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
How We Share Information with Other Third Parties
Except for California or Vermont residents, we also may share information with non-affiliated companies that are able to extend special offers we feel might be of value to you. These companies may be financial services providers (such as mortgage bankers or insurance agents) or they may be non-financial companies (such as retailers, tax preparers, or marketing companies). These offers are typically for products and services that you might not otherwise hear about. The information we may provide them comes from the sources described above and might include your name, address and phone number. You may tell us not to share information with non-affiliated companies in this way by completing the form below. For California and Vermont residents, applicable law requires us to obtain your permission in order to share information about you in this way, and we have chosen not to share your information in this way.

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We may also provide information to non-affiliated companies that perform operational, collection, or fraud control services related to your account. The sharing of information with these types of companies is permitted by law. Such a company might include a financial company (such as an insurance service provider) or a non-financial company (such as a data processor or internet service provider) with whom we have an agreement. The information we may share also comes from the sources described above and might include your name, address, phone number, and account experience with us.
Finally, we provide information about you to non-affiliated companies such as credit reporting agencies and companies which provide services related to your account. This information sharing is also permitted by law.
We reserve the right to change our privacy practices at any time in accordance with applicable law. Notice of such changes will be provided if required by applicable law.
How to Opt-Out (non-affiliated companies) (Applicable to residents of all states except California and Vermont)
If you do not want us to share your private information with non-affiliated companies (unless we are permitted or required by law to do so), please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. We will be happy to comply with your “opt-out” request, which will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account. Opt-out requests win not apply to information sharing that is permitted by law. Please allow sufficient time for us to process your request.
How to Opt-Out (affiliated companies) (Applicable to residents of all states except Vermont)
If you do not want us to share your credit information (such as your credit bureau information) with companies that are affiliated with us, please let us know by simply calling 1-800-365-2641. If you have previously informed us of your preference, you do not need to do so again. This request will not apply to information about your transactions or experience with HSBC (such as account information, account usage, or payment history), except as required by law, and will only apply to the HSBC account you have designated on the form by account number. An opt-out request by any party on a joint account will apply to all parties on the joint account.

Atenciòn clientes hispanoparlantes: Esta Declaraciòn Sobre la Privacidad proporciona informaciòn sobre còmo manejamos informaciòn personal no publica acerca de nuestors clientes, las circunstancias bajo las cuales podemos compartir tal informaciòn con otras personas, y còmo usted puede pedir que no compartamos esa informaciòn con teiceros que no scan afiliados nuestros. Si quisiera que le proporcionemos una traducciòn al español de la Declaraciòn Sobre la Privacidad en su totalidad, sirvase comunicarse con nosotros llamàndonos gratis al 1-800-365-261.

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LOAN AGREEMENT AND DISCLOSURE STATEMENT
In this Loan Agreement and Disclosure Statement (“Agreement”), “ERA” means an Electronic Refund Advance Loan, “HSBC” means HSBC Bank USA, National Association, and “I”, “me” and “my” means each person who has applied to HSBC for an ERA. “H&R Block” means each of H&R Block, Inc., and each of its affiliates and subsidiaries (and franchisees thereof).
Truth in Lending Act Disclosure Statement

1. Amount Financed (the amount of credit provided to me or on my behalf)	$

2. FINANCE CHARGE (the dollar amount the credit will cost me)	$

3. Total of Payments (the amount I will have paid after I have made all payments as scheduled)	$

4. ANNUAL PERCENTAGE RATE (the cost of my credit as a yearly rate)		%(e)

“e”= estimate	If line is left blank, amount is“0”
Creditor: My creditor is HSBC Bank USA, National Association.
Demand Feature: My loan will be repayable on demand or when the anticipated tax refund is electronically deposited in my Refund Account with HSBC, whichever is earlier.
Payment Schedule: HSBC estimates that the total loan amount will be due in a single payment approximately 12 days from the date of this Agreement.
Security Interest: I am providing HSBC with a security interest in my tax refund payment by the IRS, and, except for Virginia residents, in all funds deposited in the Refund Account and that Refund Account.
Late Charge: A late charge equal to 1.5% of the unpaid Total of Payments may be imposed on the date 35 days after payment of my loan is demanded, and on the same date of each succeeding month (or if there is no such date, the last date of the month).
Prepayment: If I pay off early, I will not be entitled to a refund of part or all of the Finance Charge.
Contract Reference: Refer to the Application and the accompanying Loan Agreement for additional information about nonpayment, default, any right to accelerate the maturity of the obligation, and any prepayment rebates or penalties.
Required Deposit: The Annual Percentage Rate does not take into account my required deposit.

Itemization of Amount Financed

1. Amount paid directly to me	$

2. Amount paid for my Refund Account Fee to HSBC	$

3. Amount Financed (Items 1 +2)	$	(e)

4. Prepaid FINANCE CHARGE (ERA Fee)	$	(e)

5. Total ERA Amount (Items 3+4)	$	(e)

“(e)” = estimate	If line is left blank, amount to “0”
Loan Agreement
1. Obligation on ERA.
     (a) I am obligated, on the date I agree to this Agreement, to accept an ERA if HSBC approves my application. My loan will begin, and HSBC will earn the finance charge, when I am approved for the ERA and a transfer is initiated to my bank account.
     (b) I may cancel my ERA transaction, or my obligation to accept an ERA, for up to 48 hours after I become obligated to accept the ERA. To do so, I must return to HSBC cash in the amount of the ERA proceeds and comply with other requirements set by HSBC. I must call the customer service number (l-800-524-0628) for further instructions on how to return the ERA proceeds to HSBC. I understand that, if I use my right to cancel, my finance charge will be refunded to me, HSBC will provide me with any tax refund only after HSBC receives the refund from the IRS, and I must still pay a Refund Account Fee.
2. Security Interest. If I receive a ERA, I grant HSBC a security interest in the property described in the TILA Disclosure Statement as collateral for my obligations to repay the ERA and perform my other obligations under the Application and this Agreement.
3. Deductions. My Prepaid Finance Charge and Refund Account Fee shall be deducted from the proceeds of my ERA.
4. Other Charges. I agree to pay a returned check charge of $19 if any check or similar instrument I give HSBC is not honored. (b) I agree to pay a late charge as described in the TILA Disclosure Statement if I do not repay my loan when due. (c) In the event that I pay my account by telephone, I agree to pay up to a $10 fee for each such payment. HSBC reserves the right to change this fee from time to time. I may call Customer Service for a current fee schedule. (d) I also agree to pay any attorney’s fees and collection agency costs incurred by HSBC or its affiliates to collect any delinquent ERA as permitted by law.
5. Application of Payments. Each payment I make on the ERA will be applied in any order determined by HSBC.
BY CLICKING I AGREE ABOVE, I AGREE TO THE TERMS OF THIS LOAN AGREEMENT. I ALSO ACKNOWLEDGE RECEIVING A COMPLETED COPY OF THIS LOAN AGREEMENT AND DISCLOSURE STATEMENT.

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CAUTION: IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT, NOTICE TO CUSTOMER
(a)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(b)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(c)	HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.
I AGREE

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References to “you” and “your” herein shall refer to the individual submitting an income tax return through this software or, in the case of a joint return, to each individual and to both individuals submitting the return.
By consenting below to receive information electronically, you will receive the following information and disclosures electronically:
Application for an Electronic Refund Advance Loan Agreement and Disclosure Statements.
To access and/or retain these disclosures, you will need a desktop or laptop personal computer and the following:

Windows	Macintosh
486 or faster PC	68030 or better (Power PC recommended)
Windows 95, 98, 2000, ME, NT 4.0, or XP	MAC OS 7.5.3 or higher
16 MB RAM	5 MB free RAM
30 MB disk space	20 MB disk space
640x480, 256 color monitor or better	640x480, 256 color monitor or better
Windows compatible printer	Macintosh compatible printer
Does the computer you are using now satisfy these requirements?
é Yes            No é
By clicking the “Yes” button above, you (i) agree to receive the above-referenced documents electronically and confirm that you will download or print the disclosures for your records, (ii) acknowledge that you can access information that is provided electronically in this program, and (iii) acknowledge that you are providing your consent to receive electronic communications pursuant to the Electronic Signatures in Global and National Commerce Act and intend that this statute apply to the fullest extent possible.
é Yes            No é
You may withdraw your consent to receiving records electronically by clicking the appropriate “No” button above, but if you do so, you may not proceed with this transaction.
You understand that the information you have elected to receive is confidential in nature. We are not responsible for unauthorized access by third parties to information and/or communications provided electronically nor for any damages, including direct, indirect, special, incidental or consequential damages, caused by unauthorized access. If you have any questions about these disclosures, you may contact us by telephone at 1-800-524-0628.
You have the option to receive any information provided electronically in paper form. To receive specific information in paper form, please contact us at 1-800-524-0628. Please specify the information you wish to be provided in paper form. Your request will only apply to those specific items of information designated by you.